Exhibit 4.7

HYDRO R&M HOLDING AB

AND

NORSK HYDRO LAGRINGS & DISTRIBUTIONS AB

AND

PREEM PETROLEUM AB

PURCHASE AND SALE AGREEMENT

DATED AS OF SEPTEMBER 17, 2003

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this “Agreement”) is made  in Stockholm as of September 17, 2003

Among:

(1)                              Hydro R&M Holding AB, with company registration number 556061-7390, a company incorporated in Sweden and with its registered office at Box 27325, SE-102 54 Stockholm, Sweden (the “Shares Seller”);

(2)                              Norsk Hydro Lagrings &Distributions AB, with company registration number 556171-0640, a company incorporated in Sweden and with its registered office at Box 27325, SE-102 54 Stockholm, Sweden (the “Assets Seller”); and

(3)                              Preem Petroleum AB, with company registration number 556072-6977, a company incorporated in Sweden and with its registered office at Sandhamnsgatan 51, SE-115 90 Stockholm, Sweden (the “Purchaser”).

Background

(A)                           The Shares Seller owns 570,350 shares in Skandinaviska Raffinaderi AB Scanraff (the “Scanraff Shares”), company registration number 556041-9433 (“Scanraff”), which corresponds to twenty-five percent (25%) of the total number of issued and outstanding shares of capital stock of Scanraff.  The remaining shares in Scanraff are owned by the Purchaser.

(B)                             The Assets Seller is the party to certain contracts and is the owner of certain stocks of petroleum products relating to the Business, which are collectively defined as the Scanraff Assets in Clause 3.1.

(C)                             The Sellers have agreed to sell and the Purchaser has agreed to purchase the Scanraff Shares and the Scanraff Assets on the terms and conditions set out herein.

1.                                      Interpretation

In this Agreement, unless the context otherwise requires, the provisions in this Clause 1 apply:

1.1                               Definitions

“Accounting Principles” means the Swedish Accounting Act (Sw. “bokföringslagen”), the Swedish Annual Accounting Act (Sw. “årsredovisningslagen”), Swedish GAAP — the statements and recommendations of the Swedish Financial Accounting Standards Council (Sw. “Redovisningsrådet”) of the Accounting Board (Sw. “Bokföringsnämnden”), and the accounting principles used by Scanraff in maintaining its books and records and in preparing its financial statements up to the Closing Date;

“Affiliates” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person;

“Ancillary Agreements” means the agreements listed in Schedule 1.1, Part 1;

“Assigned Contracts” means those contracts listed in Schedule 1.1, Part 2 which are actually assigned to the Purchaser at the Closing to the extent the Assets Seller is able to obtain an executed Assigned Contract Consent or Assigned Contract Novation, as applicable, from the other parties to each of the contracts listed on Schedule 1.1, Part 2;

“Assigned Contract Consent” or “Assigned Contract Novation” means a written consent or novation, as applicable, in form and substance reasonably acceptable to the Purchaser, to be obtained by the Assets Seller from each of the other parties to the Assigned Contracts confirming their consent or novation, as applicable, to the assignment of each of the Assigned Contracts and their acceptance of the Purchaser as the successor of the Assets Seller to each of the Assigned Contracts;

“Base Capital Expenditures Value” means the amount set out in Schedule 1.1, Part 3;

“Base Current Assets Value” means the amount set out in Schedule 1.1, Part 4;

“Base Petroleum Products Stock Value” means the amount set out in Schedule 1.1, Part 5;

“Base Scanraff Debt Value” means the amount set out in Schedule 1.1, Part 6;

“Business” means all business activities of Scanraff conducted on the Closing Date;

“Business Day” means a day which is not a Saturday, a Sunday or a public holiday in Sweden on which banks in Sweden are required to close;

“Capital Expenditures” means capital expenditures of Scanraff in non-maintenance investments undertaken between the Date of this Agreement and the Closing Date required to be disclosed as fixed assets on the financial statements of Scanraff in compliance with the Accounting Principles, but shall in no event include capital expenditures made prior to the Date of this Agreement;

“Capital Expenditures Valuation Statement” has the meaning given to it in Clause 8.1;

“Capital Expenditures Value Payment” has the meaning given to it in Clause 8.3.4;

“Clearance Decisions” means, collectively, any and all Swedish, EC Merger Regulation, EC Merger Task Force, EEA Competition Authority or other applicable agencies or regulations required for clearance and approval of the transactions contemplated by this Agreement;

“Closing Capital Expenditures Value” means the actual Closing Date value of the Capital Expenditures determined in accordance with the procedures set out in Schedule 8.1 and shown on the Capital Expenditures Valuation Statement;

“Closing Current Assets Value” means the actual Closing Date value of the Current Assets determined in accordance with the procedure set out in Schedule 8.1 and shown on the Current Assets Valuation Statement;

“Closing Petroleum Products Stock Value” means the actual Closing Date value of the Petroleum Products Stock determined in accordance with the procedure set out in Schedule 8.1 and shown on the Petroleum Products Stock Valuation Statement;

“Closing Scanraff Debt Value” means the actual Closing Date value of the Scanraff Debt determined in accordance with the procedure set out in Schedule 8.1 and shown on the Scanraff Debt Valuation Statement;

“Closing” means the completion of the transactions contemplated by this Agreement pursuant to Clause 7;

“Closing Amount” has the meaning given to it in Clause 4.1(i);

“Closing Date” means the date on which the Closing takes place;

“Confidentiality Agreement” means the Confidentiality Agreement, dated August 6, 2002, between Hydro and the Purchaser, pursuant to which the Sellers made available to the Purchaser certain confidential information relating to the Hydro Group and Scanraff;

“Contingent Consideration” means the post-Closing payment to be made by the Purchaser as part of the Purchase Price, as provided for in Clause 4.3 and as further described in Schedule 4.3;

“Current Assets” means the current assets of Scanraff required to be disclosed as current assets on financial statements of Scanraff in compliance with the Accounting Principles;

“Current Assets Value Adjustment” has the meaning given to it in Clause 8.3.2;

“Current Assets Valuation Statement” has the meaning given to it in Clause 8.1;

“Data Room” means the data room containing documents and information relating to the Hydro Group and Scanraff made available by the Sellers at Linklaters, Stockholm, the contents of which are listed in Schedule 1.1, Part 7;

“Date of this Agreement” means the date when this Agreement is entered into by the Parties, as set forth in the first paragraph hereto;

“Debt” means (i) all liabilities and obligations related to Scanraff as required to be disclosed as debt on the balance sheet of any financial statements in compliance with the Accounting Principles used by Scanraff in preparing the Financial Statements, consistently applied and (ii) all liabilities and obligations related to the Scanraff Assets as required to be disclosed as debt on the balance sheet of any financial statements in compliance with the Accounting Principles;

“EC” means the European Community;

“EEA” means the European Economic Area;

“Encumbrances” means any charge, mortgage, lien, pledge, encumbrance, retention of title, restriction, option right, right of pre-emption, right of first refusal, prior assignment or other similar third party right or security interest, or an agreement to create any of the foregoing;

“Environmental Laws” means any applicable Swedish, EC or EEA law, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or requirement or any agreement with any governmental authority, in effect at the Closing Date, relating to human health and safety, the environment or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise Hazardous Substances, wastes or materials;

“Environmental Permits” means all required permits, licenses, franchises, certificates, approvals and other similar authorizations of governmental authorities required by Environmental Laws and affecting, or required in any way, for the Business as currently conducted and as conducted on the Closing Date;

“Financial Statements” means the audited consolidated Annual Report of Scanraff for the financial year ending December 31, 2002, as set out in Schedule 1.1, Part 8;

“Hazardous Substances” means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance whether waste material, raw material, finished product, co-product, by-product or any other material or article (whether solids, liquids or gases) having any constituent elements displaying any of the foregoing characteristics and any substance, waste or material which (during use, handling, process, storage, emission, disposal, spill, release or any other activity) is regulated by, or form the basis of liability under, any Environmental Laws, or any other material or substance which may constitute a health, safety or environmental hazard, risk or exposure to any animal, plant, organism, Person, property or natural resource;

“Hydro” means Norsk Hydro ASA;

“Hydro Group” means, collectively, the Sellers, Hydro and the Sellers’ and Hydro’s Affiliates (except Scanraff);

“Hydro Group Key Employees” means those employees of the entities comprising the Hydro Group who are listed in Schedule 1.1, Part 9;

“Indemnity Notice” has the meaning given to it in Clause 10.1;

“Losses” means all losses, liabilities, obligations, damages, costs and expenses (including, without limitation, reasonable attorney’s, experts’ and consultants’ fees and expenses), charges, penalties, fines and claims;

“Material Adverse Effect” means any change, event or effect which individually or in the aggregate: (i) gives rise to a material adverse effect on the Business or (ii) creates a Third Party action that materially impairs, individually or in the aggregate, a Party’s authority, right or ability to consummate the transactions contemplated by this Agreement, except that any action or decision by any financial institution financing, intending to finance, or arranging to finance or underwrite the financing of the Purchaser’s transaction shall not be considered a Material Adverse Effect;

“Parties” means, collectively, the Sellers and the Purchaser; and “Party” means any one of them;

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization;

“Petroleum Products Stock” has the meaning given to it in Schedule 8.1;

“Petroleum Products Stock Valuation Statement” has the meaning given to it in Clause 8.1;

“Petroleum Products Stock Value Adjustment” has the meaning given to it in Clause 8.3.1;

“Purchaser Indemnified Parties” means, collectively or individually, the Purchaser, Scanraff and Preem Holdings AB (the sole shareholder of the Purchaser);

“Purchaser’s Group” means, collectively, the Purchaser and its Affiliates, as listed in Schedule 1.1, Part 10;

“Purchase Price” has the meaning given to it in Clause 4.1;

“Restricted Business” has the meaning given to it in Clause 11.1;

“Scanraff” has the meaning given to it in Recital A under Background;

“Scanraff Assets” has the meaning given to it in Clause 3.1;

“Scanraff Debt” means all Debt related to Scanraff;

“Scanraff Debt Value Adjustment” has the meaning given to it in Clause 8.3.3;

“Scanraff Debt Valuation Statement” has the meaning given to it in Clause 8.1;

“Scanraff Shares” has the meaning given to it in Recital A under Background;

“Scanraff Shareholders’ Agreement” means the Shareholders’ Agreement, dated as of April 17, 2002, among the Shares Seller, the Purchaser and Scanraff, regarding the Scanraff Shares and Scanraff;

“Sellers’” means, collectively, the Shares Seller and the Assets Seller;

“Sellers’ Knowledge” means the actual knowledge of the Hydro Group Key Employees and shall be deemed to include an additional statement that the statement has been made after due and diligent inquiry by the Hydro Group Key Employees;

“Sellers’ Lawyers” means Linklaters, Stockholm, Sweden;

“Sellers’ Warranties” means, collectively, the representations and warranties given by the Sellers pursuant to Clause 9; and “Sellers’ Warranty” means any one of them;

“Taxation” or “Tax” means all forms of taxation whether direct or indirect and whether levied by reference to income, profits, gains, added value or other reference and statutory, state, provincial, district, local governmental or municipal (including without limitation social security contributions and any other payroll taxes), whenever and wherever imposed (whether imposed by way of a withholding or deduction for or on account of tax or otherwise) and in respect of any person and all penalties, charges, costs and interest relating thereto;

“Tax Authority” means any taxing or other authority competent to impose any liability in respect of Taxation or responsible for the administration and/or collection of Taxation or enforcement of any law in relation to Taxation;

“Tax Return” means any return, declaration, report, claim for refund or information statement relating to Taxes, including any schedules or attachments thereto, and including any amendments thereof;

“Third Party” means a Person who is not a Party, an Affiliate of a Party, a representative of a Party, a representative of an Affiliate of a Party or an equity owner of any of a Party, a Party’s Affiliate or a Party’s representative;

“Third Party Claim” has the meaning given to it in Clause 10.14;

“VAT” means any Taxation levied by reference to added value or sales.

1.2                               Schedules etc.

References to this Agreement shall include any Schedules to this Agreement and references to Clauses and Schedules are to Clauses of, and Schedules to, this Agreement. References to paragraphs and Parts are to paragraphs and Parts of the Schedules.

1.3                               Information

References to books, records or other information mean books, records or other information in any form, including paper, electronically stored data, magnetic media, film and microfilm.

1.4                               Legal Terms

References to any Swedish legal term shall, in respect of any jurisdiction other than Sweden, be construed as references to the term or concept which most nearly corresponds to such Swedish legal term in that jurisdiction.

2.                                      Sale and Purchase of the Scanraff Shares

2.1                               On and subject to the terms and conditions of this Agreement, the Shares Seller agrees to sell, transfer and deliver to the Purchaser and the Purchaser agrees to purchase, acquire and accept the Scanraff Shares from the Shares Seller.

2.2                               The Scanraff Shares shall be sold, transferred and delivered together with all rights attaching to them as at Closing (including, without limitation, the right to receive all dividends or distributions declared on or after Closing).

3.                                      Sale and Purchase of the Scanraff  Assets

3.1                               On and subject to the terms and conditions of this Agreement, the Assets Seller agrees to sell, transfer and deliver to the Purchaser and the Purchaser agrees to purchase, acquire and accept from the Assets Seller, all of the following assets (collectively, the “Scanraff Assets”):

(i)                     the Petroleum Products Stock; and

(ii)                  the Assigned Contracts.

3.2                               The Assets Seller agrees to transfer (to the extent it is able so to do and the other party to such contract has been willing to provide an Assigned Contract Consent or Assigned Contract Novation, as applicable) and the Purchaser agrees to accept the transfer of any such Assigned Contract and to assume any rights, and to duly and punctually pay, satisfy, discharge, perform or fulfill, all liabilities under the Assigned Contracts that accrue or arise after the Closing Date.  The Sellers and Hydro, jointly and severally, shall indemnify and hold the Purchaser harmless from and against all Losses of any nature (whether actual, accrued, contingent, absolute, determined, determinable, known or unknown or otherwise) incurred by the Purchaser, resulting from, arising out of or relating to any liabilities under the Assigned Contracts that accrued or arose before the Closing Date.  The Parties agree that the obligations of the Sellers, Hydro and the Purchaser under this Clause 3.2 shall only apply to Assigned Contracts covered by an Assigned Contract Consent or Assigned Contract Novation, as applicable, at the Closing Date.

4.                                      Consideration

4.1                               Purchase Price

The “Purchase Price” for the purchase of the Scanraff Shares and the Scanraff Assets under this Agreement shall be defined as the aggregate of the various amounts described in subclauses (i) through (vi) below:

(i)                     The following amounts to be paid at the Closing (collectively, the “Closing Amount”):

(A)                              EURO 170 million; plus

(B)                                the Base Petroleum Products Stock Value; plus

(C)                                twenty-five percent (25%) of the Base Capital Expenditures Value; plus

(D)                               twenty-five percent (25%) of the Base Current Assets Value; minus

(E)                                 twenty-five percent (25%) of the Base Scanraff Debt Value.

(ii)                  The amount of the Petroleum Products Stock Value Adjustment.

(iii)               The amount of the Current Assets Value Adjustment.

(iv)              The amount of the Scanraff Debt Value Adjustment.

(v)                 The amount of any Capital Expenditures Value Payment.

(vi)              The amount of any Contingent Consideration.

4.2                               Allocation of Purchase Price

The Purchase Price shall be allocated as of the Closing Date, subject to the Post-Closing Adjustments in Clause 8.1, between the Scanraff Shares and Scanraff Assets and the Sellers and the Purchaser shall adopt that allocation for all Tax purposes.

4.3                               Contingent Consideration

After the Closing, the Purchaser shall be obliged to pay any Contingent Consideration to the Shares Seller or any other Hydro Group entity preceding the Shares Seller as the entity entitled to the Contingent Consideration, as described in Schedule 4.3.

4.4                               VAT

The Sellers and the Purchaser agree that the consideration given under this Agreement in respect of the sale of the Scanraff Shares and the Scanraff Assets is exclusive of any VAT. To the extent that VAT is so chargeable then the Purchaser shall, against delivery of a valid VAT invoice (or equivalent, if any), in addition to any amounts expressed in this Agreement to be payable by the Purchaser, pay such VAT and any penalty fee relating thereto.

5.                                      Conditions

5.1                               Conditions Precedent

The obligations of the Purchaser to purchase and the obligations of the Sellers to sell the Scanraff Shares and the Scanraff Assets and to consummate the transactions contemplated by this Agreement, shall be subject to the fulfillment, or express waiver in writing signed by the relevant Party at its sole discretion, on or prior to the Closing of each of the following conditions:

(i)                     All Clearance Decisions shall have been obtained and/or satisfied and any applicable waiting periods (and any extensions thereof) shall have expired or been terminated.

(ii)                  No litigation, action, suit or other proceeding shall be instituted, pending or threatened against the Sellers, the Purchaser or Scanraff at the Closing Date, where an unfavourable judgment, decree or order would prevent, prohibit or make unlawful the carrying out by the Sellers or the Purchaser of the transactions contemplated by this Agreement.

(iii)               The Sellers shall have removed all Encumbrances created solely by the Sellers, if any, involving the Scanraff Shares and the Scanraff Assets.

(iv)              No Material Adverse Effect shall have occurred; provided, that a change, event or effect resulting from general economic or financial conditions in the business sector in which Scanraff operates shall not be taken into account.

5.2                               Satisfaction of Clause 5.1(i)

(i)                     Each Party shall give notice to the other Party of the satisfaction of the condition in Clause 5.1(i) within two (2) Business Days of obtaining the Clearance Decisions.

(ii)                  The Parties shall take such commercially reasonable efforts as may be necessary to obtain all Clearance Decisions as quickly as is reasonably possible.  In the event that any governmental body or agency is not prepared to give its Clearance Decision to the sale and purchase without a modification of any of the terms and conditions described in this

Agreement, then the Parties shall use their commercially reasonable efforts to negotiate in good faith with the relevant authorities in order to obtain such Clearance Decisions and the Parties shall take such commercially reasonable actions as may be required to achieve such Clearance Decisions.  Each Party shall make commercially reasonable efforts to assist the other Party in order to obtain the Clearance Decisions.

(iii)               Each Party agrees that all requests and inquiries from any government, governmental, supranational or trade agency, court or other regulatory body in respect of the Clearance Decisions shall be dealt with by the Parties in consultation with each other and each Party shall promptly co-operate with and provide all necessary information and assistance reasonably required by such government, agency, court or body upon being requested to do so by the other Party.

6.                                      Pre-Closing

6.1                               The Sellers’ Obligations in Relation to the Conduct of the Business

Each of the Sellers undertakes, save to the extent required under the Scanraff Shareholders Agreement, to use reasonable endeavors to procure that between the Date of this Agreement and Closing it shall carry on its activities relating to Scanraff and the Scanraff Assets in the ordinary course as carried on prior to the Date of this Agreement, save in so far as agreed in writing by the Purchaser, such consent not to be unreasonably withheld or delayed.

6.2                               Other Obligations on the Date of this Agreement and Prior to Closing

6.2.1                     On the Date of this Agreement, the Purchaser shall provide to the Sellers reasonable evidence that the Purchaser will have on the Closing Date sufficient cash, available lines of credit or other sources of immediately available funds to enable the Purchaser to complete the transactions contemplated by this Agreement.

6.2.2                     The Parties shall have entered into the Ancillary Agreements with the parties thereto.

7.                                      Closing

7.1                               Date and Place

Subject to satisfaction of the conditions described in Clause 5.1, the Closing shall take place at 10.00 at the offices of the Sellers’ Lawyers on the fifth Business Day following notification of the fulfillment or waiver of the conditions set out in Clause 5.1, or at such other location, time or date as may be agreed upon between the Purchaser and the Sellers.

7.2                               Payment on Closing Date

On the Closing Date, the Purchaser shall pay the Closing Amount to the Sellers in immediately available funds by wire transfer to the account of the Sellers at a bank designated by the Sellers. The Sellers shall designate such bank and account by written notice to the Purchaser, which notice shall be given not later than two (2) Business Days prior to the Closing Date.

7.3                               Closing Events

On the Closing Date the Sellers shall, at receipt of the Closing Amount under Clause 7.2 and the releases and payments under Clause 7.4, deliver or make available to the Purchaser:

7.3.1                     The share certificates (Sw. “aktiebrev”) evidencing the Scanraff Shares, duly endorsed in favor of  the Purchaser.

7.3.2                     The Shares Seller and the Purchaser shall procure that the Board of Directors of Scanraff enters the Purchaser as the owner of the Scanraff Shares in the share register (Sw. ”aktiebok”) of Scanraff.

7.3.3                     The termination of the service agreements and other arrangements set out in Schedule 7.3.3.

7.3.4                     The transfer of those Assigned Contracts covered by an Assigned Contract Consent or Assigned Contract Novation, as applicable.

7.3.5                     The transfer of the Petroleum Products Stock.

7.3.6                     Evidence of authorization to execute this Agreement.

7.3.7                     The Ancillary Agreements to which the Sellers are a party.

7.3.8                     The written resignations of all board directors of Scanraff that were designated by the Hydro Group, with each resignation including a release from the applicable board director of any claim for compensation or payments from Scanraff after the Closing Date for the board directorship up to and including the Closing Date.

On the Closing Date the Purchaser shall deliver to the Sellers (a) evidence of authorization to execute this Agreement and (b) the Ancillary Agreements to which the Purchaser is a party.

7.4                               Release of Guarantees, Payment of Debts and Termination of Group Arrangements

7.4.1                     The Purchaser shall procure as of the Closing the release of the Sellers or any other member of the Hydro Group from the guarantees or indemnities in respect of Scanraff given by or binding upon the Sellers or any other member of the Hydro Group, as specified in Schedule 7.4.1. Pending such release, the Purchaser shall indemnify and hold the Sellers and any member of the Hydro Group harmless against all amounts paid by any of them pursuant to any such guarantees or indemnities specified in Schedule 7.4.1.

7.4.2                     To the extent such items are shown as Scanraff Debt owed to the Sellers or any other member of the Hydro Group, the Purchaser shall on the Closing Date pay on behalf of Scanraff, all debts owed to the Sellers or any other member of the Hydro Group in respect of Scanraff and specified in Schedule 7.4.2, together with interest up to and including Closing Date, to the recipient specified in Schedule 7.4.2.

7.5                               Termination of Scanraff Shareholders’ Agreement

The Parties agree that upon satisfaction of all the conditions to Closing, the Scanraff Shareholders’ Agreement shall terminate, as of the Closing Date, pursuant to the Termination of Shareholders’ Agreement included as an Ancillary Agreement.

7.6                               Board of Directors of Scanraff

7.6.1                     On or promptly after the Closing Date, the Purchaser shall convene a shareholders meeting and a board meeting for Scanraff to elect a new Board of Directors, which action shall be filed with the Swedish Patent and Registration office promptly thereafter.  A copy of the registration certificate issued by the Swedish Patent and Registration office shall be sent to the Shares Seller after registration.

7.6.2                     The Purchaser shall at the next ordinary shareholders meeting of Scanraff grant the board directors designated by the Hydro Group release from their responsibilities as board directors; provided, that the auditors of Scanraff approve such a release.

8.                                      Post-Closing Adjustments

8.1                               Petroleum Products Stock Valuation Statement, Current Assets Valuation Statement, Capital Expenditures Valuation Statement and Scanraff Debt Valuation Statement

The Sellers shall procure that as soon as practicable following the Closing, but not later than forty-five (45) days following the Closing, there shall be made written Closing Date valuation statements of the Petroleum Products Stock (the “Petroleum Products Stock Valuation Statement”), the Current Assets (the “Current Assets Valuation Statement”), the Capital Expenditures (the “Capital Expenditures Valuation Statement”) and the Scanraff Debt (the “Scanraff Debt Valuation Statement”), in form and substance acceptable to the Purchaser and prepared in accordance with the procedure set out in Schedule 8.1.

8.2                               Determination of Petroleum Products Stock Valuation Statement, Current Assets Valuation Statement, Capital Expenditures Valuation Statement and Scanraff Debt Valuation Statement

8.2.1                     The Petroleum Products Stock Valuation Statement, the Current Assets Valuation Statement, the Capital Expenditures Valuation Statement and the Scanraff Debt Valuation Statement, as agreed or determined in accordance with the procedure set out in Schedule 8.1:

(i)                     shall constitute the Petroleum Products Stock Valuation Statement, the Current Assets Valuation Statement, the Capital Expenditures Valuation Statement and the Scanraff Debt Valuation Statement for purposes of this Agreement; and

(ii)                  shall be final and binding on the Parties, but shall in no way limit, restrict or waive any of the Parties’ rights as a result of any breach of any representation or warranty of the other Party or any breach or non-fulfillment of any obligation of any other Party under this Agreement.

8.2.2                     The Closing Petroleum Products Stock Value shall be derived from the Petroleum Products Stock Valuation Statement.

8.2.3                     The Closing Current Assets Value shall be derived from the Current Assets Valuation Statement.

8.2.4                     The Closing Capital Expenditures Value shall be derived from the Capital Expenditures Valuation Statement.

8.2.5                     The Closing Scanraff Debt Value shall be derived from the Scanraff Debt Valuation Statement.

8.3                               Determination of Petroleum Products Stock Value Adjustment, Current Assets Value Adjustment, Capital Expenditures Value Payment and Scanraff Debt Value Adjustment

8.3.1                     Petroleum Products Stock Value Adjustment:

(i)                     If the Closing Petroleum Products Stock Value set forth on the Petroleum Products Stock Valuation Statement is lower than the Base Petroleum Products Stock Value, then the Assets Seller shall repay to the Purchaser an amount equal to the deficit of the Closing Petroleum Products Stock Value below the Base Petroleum Products Stock Value, as a reduction of the Purchase Price.

(ii)                  If the Closing Petroleum Products Stock Value set forth on the Petroleum Products Stock Valuation Statement is higher than the Base Petroleum Products Stock Value, then the Purchaser shall pay to the Assets Seller an amount equal to the excess of the Closing Petroleum Products Stock Value over the Base Petroleum Products Stock Value, as an increase in the Purchase Price.

8.3.2                     Current Assets Value Adjustment:

(i)                     If the Closing Current Assets Value set forth on the Current Assets Valuation Statement is lower than the Base Current Assets Value, then the Shares Seller shall repay to the Purchaser an amount equal to twenty-five percent (25%) of the deficit of the Closing Current Assets Value below the Base Current Assets Value, as a reduction of the Purchase Price; or

(ii)                  If the Closing Current Assets Value set forth on the Current Assets Valuation Statement is higher than the Base Current Assets Value, then the Purchaser shall pay to the Shares Seller an amount equal to twenty-five percent (25%) of the excess of the Closing Current Assets Value over the Base Current Assets Value, as an increase in the Purchase Price.

8.3.3                     Scanraff Debt Value Adjustment:

(i)                     If the Closing Scanraff Debt Value set forth on the Scanraff Debt Valuation Statement is lower than the Base Scanraff Debt Value, then the Purchaser shall pay to the Shares Seller an amount equal to twenty-five percent (25%) of the deficit of the Closing Scanraff Debt Value below the Base Scanraff Debt Value, as an increase in the Purchase Price; or

(ii)                  If the Closing Scanraff Debt Value set forth on the Scanraff Debt Valuation Statement is higher than the Base Scanraff Debt Value, then the Shares Seller shall repay to the Purchaser an amount equal to twenty-five percent (25%) of the excess of the Closing Scanraff Debt Value above the Base Scanraff Debt Value, as a reduction of the Purchase Price.

8.3.4                     Capital Expenditures Value Payment

If the Closing Capital Expenditures Value as set out in the Capital Expenditures Valuation Statement is higher than the Base Capital Expenditures Value, then the Purchaser shall pay to the Shares Seller an amount equal to twenty-five percent (25%) of the excess of the Closing Capital Expenditures Value over the Base Capital Expenditures Value, as an increase in the Purchase Price.

8.4                               Payment

Any payment pursuant to this Clause 8 shall be made on or before ten (10) Business Days after the date on which the valuation of the Petroleum Products Stock Value Adjustment, Current Assets Value Adjustment, Capital Expenditures Value Payment and Scanraff Debt Value Adjustment process described in Schedule 8.1 is completed.

8.5                               Interest

Any payment to be made in accordance with this Clause 8 shall include interest thereon calculated from the Closing Date to the date of payment in accordance with the interest rate described in Clause 14.6.

9.                                      Representations and Warranties

9.1                               The Sellers’ Warranties

Subject to the disclosures that have been specifically set forth in the Schedules referred to below in this Clause 9.1 in relation to individual representations and warranties and in Clause 9.2, each of the Sellers represents and warrants to the Purchaser that the following statements are true and accurate, unless any specific date has been specified in this Clause 9.1, on and as at the Date of this Agreement and will be true and accurate on and as at the Closing Date:

9.1.1                     Corporate

(i)                     Each of the Sellers is a corporation, duly organized and validly existing in Sweden, with full corporate power to carry on its business as it is now conducted, and to own, lease or operate the assets and properties being a part of the Petroleum Products Stock, the Scanraff  Assets and the Scanraff Shares.

(ii)                  Each of the Sellers has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements, if any, to be executed and delivered by any of the Sellers and each other document or instrument delivered in connection herewith and to consummate the transactions contemplated hereby and thereby.

(iii)               Each of the Sellers has duly authorized, executed and delivered this Agreement, and as of the Closing Date, will have executed and delivered the Ancillary Agreements, if any, to be executed and delivered by each of the Sellers. This Agreement constitutes, and, as of the Closing Date, the Ancillary Agreements, if any, required to be executed and delivered by each of the applicable Sellers will constitute, the legal, valid and binding obligations of each of the applicable Sellers, enforceable against each of the applicable Sellers in accordance with their respective terms.

(iv)              Except for the matters described in Clause 5.1(i), the execution and delivery of this Agreement and the Ancillary Agreements by each of the Sellers and the consummation of the transactions contemplated hereby and thereby will not result in a breach of any of the terms and provisions of or conflict with (a) the articles of association and other organizational and governing documents of each of the Sellers; (b) any applicable judgment, decree, order or award of any court, governmental body or arbitrator; (c) any law or regulation applicable to the Sellers; or (d) any other instrument to which the Sellers or, to the Sellers’ Knowledge, Scanraff is a party or by which any of them is bound.

9.1.2                     Scanraff Shares and Scanraff Assets

The Scanraff Shares are legally and validly issued and fully paid up, and have not been issued in violation of any pre-emption or any other rights. The Shares Seller lawfully owns the Scanraff Shares, free and clear of any Encumbrances, except as disclosed in Schedule 9.1.2. The Shares Seller has good and transferable title to the Scanraff Shares and has the absolute right, power and capacity to sell and deliver the Scanraff Shares to the Purchaser in accordance with the terms of this Agreement, except as disclosed in Schedule 9.1.2.

The Assets Seller lawfully owns, and has good and transferable title to, the Petroleum Products Stock. The Assets Seller has the absolute right, power and capacity to sell and deliver the Petroleum Products Stock to the Purchaser in accordance with the terms of this Agreement, except as disclosed in Schedule 9.1.2. The Petroleum Product Stock is free and clear of any Encumbrances, except as disclosed in Schedule 9.1.2.

9.1.3                     Assigned Contracts

The Assigned Contracts are free and clear of any Encumbrances, except as disclosed in Schedule 9.1.3.

The Assigned Contracts were, when entered into, arm’s length arrangements, that contained fair market and customary terms and conditions, except as disclosed in Schedule 9.1.3.

Each of the Assigned Contracts is a valid and binding agreement of the Assets Seller, and, to the Sellers’ Knowledge, of the other parties thereto, subject to the effects of bankruptcy and creditors’ rights generally.

The Assets Seller has fulfilled all material obligations required to have been performed by it or on its part pursuant to each of the Assigned Contracts prior to the Date of this Agreement, and there is no condition which would prevent the Purchaser from fulfilling, when due, all of the Purchaser’s material obligations under the Assigned Contracts which remain to be performed after the Closing Date.

The Assets Seller is not in material default under any of the Assigned Contracts, except as disclosed in Schedule 9.1.3, and none of the Assigned Contracts is terminated nor is the other party to such agreements in such default and there are, to the Sellers’ Knowledge, no circumstances which are likely to lead to such default, or which may have a Material Adverse Effect or which may lead to a termination of any one of the Assigned Contracts.

The Purchaser will not be liable, due to circumstances existing before or upon the Closing Date, to compensate for damages caused to Third Parties by products sold or services rendered under the Assigned Contracts.

9.1.4                     Petroleum Products Stock

Except as otherwise provided for in Clause 9.1.2 of this Agreement, the Petroleum Products Stock is sold as is (Sw. “i befintligt skick”).

9.1.5                     Employees

There are no employees employed by either of the Sellers and there is no re-employment rights for any former employees of either of the Sellers.

9.1.6                     Information

No representation or warranty of any of the Sellers contained in this Agreement or the Ancillary Agreements and no document or certificate heretofore or hereafter provided to the Purchaser by or on behalf of any of the Sellers, contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.  The provisions of this Clause 9.1.6 shall in no way modify any limitations in respect of knowledge or materiality that are contained in the other Sellers’ Warranties.

9.1.7                     Financial Statements

Except as set out in Schedule 9.1.7:

(i)                     The Financial Statements set out in Schedule 1.1, Part 8:

(a)                                  Have, in all material respects, been prepared in accordance with and comply with the Accounting Principles applied on a basis consistent with that of the financial years 2001 and 2002, except from any results of  the joint reorganization of the refinery business since April 2002.

(b)                                 Reflect the consolidated and the individual assets, properties, liabilities, cash-flows, revenues and expenditures of Scanraff in accordance with the Accounting Principles.

(c)                                  Present fairly, in all material respects, the consolidated financial condition of Scanraff as of their dates in accordance with the Accounting Principles.

(ii)                  To the Sellers’ Knowledge, there are no material liabilities of Scanraff of any kind whatsoever, whether accrued, contingent, absolute or determined and there are no existing conditions, situations or set of circumstances which could reasonably be expected to have a Material Adverse Effect, other than:

(a)                                  Liabilities reflected in the Financial Statements;

(b)                                 Liabilities not required under Swedish GAAP to be shown on the balance sheets included in the Financial Statements for reasons other than the contingent nature thereof or the difficulty of determining the amount thereof; and

(c)                                  Liabilities disclosed in Schedule 9.1.7.

(iii)               To the Sellers’ Knowledge, Scanraff makes and keeps accurate books and records reflecting its assets and properties, revenues, expenditure and liabilities.

9.1.8                     Business

To the Sellers’ Knowledge, Scanraff has not, and the Sellers’ part of the Business as conducted does not, violate, in any material respect any applicable Swedish or foreign laws, regulations or orders, the enforcement of which would reasonably be expected to have a Material Adverse Effect.  To the Sellers’ Knowledge, Scanraff has been granted all requested material permits from the authorities concerned that are necessary for Scanraff and the Sellers’ part of the Business.

9.1.9                     Taxes

To the Sellers’ Knowledge, all Tax Returns, if any, to be filed by Scanraff in respect of any Tax have been duly and timely filed with the appropriate Tax Authority and are correct and complete in all material respects and no deficiency in payment of Tax in respect of the period up to and including the Closing Date has been, is or will be claimed or made by any Tax Authority for any year or part of a year in respect of Scanraff.

9.1.10              Litigation

Except as set out in Schedule 9.1.10:

(i)                     To the Sellers’ Knowledge, there is no final order, decree or judgment of any court or any governmental, regulatory or other entity, division, commission or agency of Sweden or any foreign country outstanding against Scanraff or any material assets or properties of Scanraff.

(ii)                  To the Sellers’ Knowledge, there is no material litigation, claim, dispute, action, suit, investigation or other proceeding of any nature pending or threatened before any court or any governmental, regulatory or other entity, division, commission or agency of Sweden or any foreign country against or involving Scanraff or any material assets or properties of Scanraff.

(iii)               There is no material litigation, claim, dispute, action, suit, investigation or other proceeding of any nature pending or, to the Sellers’ Knowledge, threatened before any court or any governmental, regulatory or other entity, division, commission or agency which presents a risk of the restraint or prohibition of the transactions contemplated by this Agreement or the obtaining of indemnification or other relief in connection with this Agreement, except for the matters described in Clause 5.1(i).

9.1.11              Consents, Approvals and Clearance Decisions

The Clearance Decisions and the consents and the approvals described in Schedule 9.1.11 are the applicable consents, approvals, authorizations, permits and other requirements prescribed by any applicable law or regulation or any governmental bodies or agencies which must be obtained by the Sellers and which are necessary for the execution and delivery by the Sellers of this Agreement and the Ancillary Agreements and required for clearance and approval of the transactions contemplated by this Agreement.

9.1.12              Environmental

Except as set out in Schedule 9.1.12, to the Sellers’ Knowledge, Scanraff complies in all material respects with all relevant Environmental Laws and Environmental Permits and has generated, utilized, stored, delivered for disposal, disposed of, treated, transported, and otherwise managed all materials, substances, and wastes, whether toxic, hazardous or otherwise, in compliance with all applicable Environmental Laws and Environmental Permits.  To the Sellers’ Knowledge, Scanraff has all Environmental Permits required under applicable Environmental Laws that are necessary for the operation of its Business as such Business is being conducted on the Date of this Agreement and on the Closing Date.  To the Sellers’ Knowledge, in all material respects the Environmental Permits of Scanraff are valid in accordance with their terms.  To the Sellers’ Knowledge, there are no actions, orders, claims, investigations or other proceedings under Environmental Laws or Environmental Permits outstanding, being taken, made, pending or threatened in connection with the operations, assets or properties of Scanraff, all which would have a Material Adverse Effect.  The Purchaser acknowledges and agrees that the due and diligent inquiry by the Hydro Group Key Employees for purposes of Sellers’ Knowledge as it applies to this Clause 9.1.12 shall not include obtaining new Phase I or Phase II environmental investigations, studies or reports in respect of Scanraff or any of its properties or assets.

9.1.13              Scanraff Debt; Debt on the Scanraff Assets

The Scanraff Debt set out in Schedule 1.1, Part 6, reflects all the Debt related to Scanraff on and as of June 30, 2003 and there is no other Debt related to Scanraff other than Scanraff Debt which may appear on the balance sheet of Scanraff on and as at the Closing Date as part of the post-Closing adjustments pursuant to Clause 8.  There is no Debt related to the Scanraff Assets on and as at the Date of this Agreement and on and as at the Closing Date.  Notwithstanding the foregoing, even if a liability of the Sellers or Hydro would have been an item otherwise recorded as Debt, then it will not be treated as Debt for purposes of this Clause 9.1.13 if it involves a matter covered by any of the other Sellers’ Warranties.

9.2                               Sellers Disclosures

The Sellers’ Warranties are subject to and do not cover any matter (a) which is contained or disclosed in this Agreement or (b) which comprises all those documents provided in the Data Room that are set out in Schedule 1.1, Part 7.

9.3                               The Sellers’ Liability besides the Sellers’ Warranties

The only Sellers’ Warranties in respect of the Scanraff Shares and the Scanraff Assets or any part thereof are those contained in this Agreement and the Ancillary Agreements and the Sellers shall not be liable in respect of any warranty, representation, indemnity, covenant, undertaking, obligation toward Third Parties, liability under any statute (including, but not limited to, the Swedish Sale of Goods Act (Sw. “Köplagen” 1990:931) or the Property Code (Sw. “Jordabalken” 1970:994) or any local laws, or as amended) or legal principle or otherwise arising out of, or in connection with, the transactions hereunder, except where the same is expressly contained in this Agreement and the Ancillary Agreements and the Purchaser confirms that it has not relied on any warranty, representation, indemnity, covenant, undertaking or liability under any statute (including, but not limited to, the Swedish Sale of Goods Act (Sw. “Köplagen” 1990:931) or the Property Code (Sw. “Jordabalken” 1970:994) or any local laws, or as amended) or legal principle which is not expressly contained in this Agreement and the Ancillary Agreements.

9.4                               Intentionally Omitted

9.5                               Representations and Warranties of the Purchaser

Subject to the disclosures that have been specifically set forth in the Schedules referred to below in this Clause 9.5 in relation to individual representations and warranties, the Purchaser represents and warrants to each of the Sellers that the following statements are true and accurate, unless any specific date has been specified below in this Clause 9.5, on and as at the Date of this Agreement and will be true and accurate on and as at the Closing Date:

9.5.1                     Corporate

(i)                     The Purchaser is a corporation, duly organized and validly existing in Sweden, with full corporate power to carry on its business as it is now conducted.

(ii)                  The Purchaser has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements, if any, to be executed and delivered by the Purchaser and each other document or instrument delivered in connection herewith and to consummate the transactions contemplated hereby.

(iii)               The Purchaser has duly authorized, executed and delivered this Agreement, and, as of the Closing Date, will have duly executed and delivered the Ancillary Agreements, if any, to be executed and delivered by the Purchaser.  This Agreement constitutes, and, as of the Closing Date, the Ancillary Agreements, if any, required to be executed and delivered by the Purchaser will constitute, legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms.

(iv)              Except for the matters described in Clause 5.1(i), the execution and delivery of this Agreement and the Ancillary Agreement by the Purchaser and the consummation of the transactions contemplated hereby and thereby will not result in a breach of any of the terms and provisions of or conflict with:

(a)                                  the articles of association of the Purchaser;

(b)                                 any applicable judgment, decree, order or award of any court, governmental body or arbitrator;

(c)                                  any law or regulation applicable to the Purchaser; or

(d)                                 any other instrument to which the Purchaser or, to the Purchaser’s knowledge, Scanraff is a party or by which any of them is bound.

9.5.2                     Financing

The Purchaser will have on the Closing Date (or such other date when payment is required to be made under this Agreement) sufficient cash, available lines of credit or other sources of immediately available funds to enable the Purchaser to make all payments it may be required to make to complete the transactions contemplated by this Agreement.

9.5.3                     The Purchaser’s Liability Besides this Agreement

The Purchaser is not making any representation or warranty, expressly or implied, of any nature whatsoever, except as specifically set forth in this Agreement and the Ancillary Agreements.  Each of the Sellers confirms that it has not relied on any warranty, representation, indemnity, covenant, undertaking or liability under any statute or legal principle which is not expressly contained in this Agreement and the Ancillary Agreements.

9.5.4                     Consents, Approvals and Clearance Decisions

The Clearance Decisions and the consents and the approvals described in Schedule 9.5.4 are the applicable consents, approvals, authorizations, permits and other requirements prescribed by any applicable law or regulation which must be obtained by the Purchaser and which are necessary for the execution and delivery by the Purchaser of this Agreement and the Ancillary Agreements and required for clearance and approval of the transactions contemplated by this Agreement.

9.5.5                     Break Up Fee

If the Closing does not take place due to the Purchaser not being able to pay the Closing Amount, then the Purchaser shall pay the Sellers the sum of EURO 10 million as liquidated damages (Sw. “vite”). Such payment is to be made regardless of the Losses incurred by the Sellers. The aforesaid liquidated damages are deemed due and payable on the first Business Day following the date of required payment of the Closing Amount which should have been made in accordance with Clause 7.2; provided, that the Purchaser shall pay the aforementioned liquidated damages on July 1, 2004 if the Closing has not taken place on or before June 30, 2004 solely due to the Purchaser not being able to pay the Closing Amount if all of the conditions set out in Clause 5 have been satisfied.  The Sellers are not entitled to make any claim for Losses in addition to the payment required under this Clause 9.5.5 with regard to the Purchaser’s non-ability to pay the Closing Amount and such payment shall be the Sellers’ sole and exclusive remedy, except the Sellers’ right to enforce the waivers and obligations of the Purchaser contained in this Clause 9.5.5.

Further, if the Closing does not take place due to the Purchaser not being able to pay the Closing Amount, then the Purchaser hereby waives until June 30, 2006 the Purchaser’s pre-emption rights (but no other rights except as provided in this Clause 9.5.5) under the Scanraff Shareholders’ Agreement, Scanraff’s Articles of Association and the Skandinaviska Raffinaderi Aktiebolaget Scanraff Processing Agreement, dated as of April 17, 2002 (the “Scanraff Processing Agreement”), in respect of a sale of the Scanraff Shares by the Shares Seller to a Third Party.  It is further agreed that the Purchaser’s and Scanraff’s right to withhold consent to the sale of any interest in Scanraff, whether directly or indirectly, to any Third Party, including under the Scanraff

Shareholders’ Agreement and the Scanraff Processing Agreement, is limited to any sale to any Third Party not having the financial capabilities to fulfill all of its obligations under the aforementioned agreements, including, but not limited to, the ability to finance its allocable portion of the Isocracker upgrade costs involving the Scanraff refinery and to make all the other required payments as a shareholder in Scanraff.  For avoidance of doubt, the Parties acknowledge and agree that even if the Purchaser’s pre-emption rights have been waived pursuant to this Clause 9.5.5, the Purchaser and Scanraff shall continue to retain all of their other rights under the Scanraff Shareholders’ Agreement, Scanraff’s Articles of Association and the Scanraff Processing Agreement.

Furthermore, if the Closing does not take place due to the Purchaser not being able to pay the Closing Amount, then the Purchaser hereby undertakes until June 30, 2006 to use its commercially reasonable efforts in assisting the Sellers to sell the Scanraff Assets and the Scanraff Shares to a Third Party; provided, that such efforts are at a de minimis cost, expense or other obligation to the Purchaser.

10.                               Sellers’ Indemnifications

10.1                        General Indemnification

The Sellers and Hydro, jointly and severally, shall indemnify and hold the Purchaser Indemnified Parties harmless from and against all Losses incurred by any of the Purchaser Indemnified Parties and shall, in accordance with Clause 10.14, defend the Purchaser Indemnified Parties in respect of all actions, proceedings, suits or demands of any nature involving any of the Purchaser Indemnified Parties, in each case resulting from, arising out of or relating to any breach of any representation or warranty of the Sellers or any breach or non-fulfillment of any covenant, obligation or agreement on the part of the Sellers and any breach or non-fulfillment of any covenant, obligation or agreement on the part of Hydro and the other entities comprising the Hydro Group, of this Agreement and the Ancillary Agreements.  The Purchaser Indemnified Parties shall give written notice (the “Indemnity Notice”) to the Sellers and Hydro promptly after becoming aware of (a) any claim for Losses as to which indemnification may be sought against the Sellers and Hydro or (b) any action, proceeding, suit or demand of any nature for which the Purchaser Indemnified Parties seek defense thereof by the Sellers and Hydro.  All claims for Losses shall be paid and satisfied by the Sellers and Hydro within sixty (60) days after receipt of any Indemnity Notice; provided, however, that if any claim for Losses is arbitrated by the Sellers and Hydro pursuant to Clause 16, and the Purchaser Indemnified Parties are successful in respect of such arbitration, then the claim for Losses shall be paid and satisfied by the Sellers and Hydro within thirty (30) days after the arbitrator’s final decision is published.  Any payment to be made by the Sellers and Hydro in accordance with this Clause 10 shall include interest thereon calculated from the date of receipt by the Sellers of the Indemnity Notice to the date of payment in accordance with the interest rate described in Clause 14.6.

10.2                        Limitations

Any claim by the Purchaser Indemnified Parties under this Clause 10 shall be made not later than the date that is twenty-four (24) months following the Closing Date; provided, however, that such limit in time shall not apply to claims:

10.2.1              for breaches of any Sellers’ Warranties involving environmental matters, which may be made until sixty (60) months following the Closing Date;

10.2.2              for breaches of any Sellers’ Warranties involving any Taxes, which may be made until three (3) months after the date such Tax has been finally and irrevocably determined by the relevant Tax Authority; and

10.2.3              for breaches of any Sellers’ Warranties contained in Clause 9.1.1 (Corporate) and Clause 9.1.2 (Scanraff Shares and Scanraff Assets), which may be made until sixty (60) months following the Closing Date.

If any Losses have occurred before any of the aforesaid dates but the amount thereof cannot be adequately quantified, the Purchaser Indemnified Parties may claim compensation for such Losses, provided that the claim is made within the applicable time period and a quantified claim is thereafter made as soon as adequate information is available as to the amount.

10.3                        Reduction of Purchase Price at Closing; Purchase Price Adjustment For Post-Closing Payments

10.3.1              Any claims made by the Purchaser or the other Purchaser Indemnified Parties against the Sellers or Hydro pursuant to this Agreement shall be paid by the Sellers and Hydro through a reduction or adjustment of the Purchase Price as the sole and exclusive remedy.  Any reduction of the Purchase Price shall be made by the Purchaser by setting off the sum of any such payments against the Closing Amount to be paid at the Closing if the amount of a claim has been agreed upon by the Parties and exists on the Closing Date.  If any such payments are to be made by the Sellers and Hydro to the Purchaser or the other Purchaser Indemnified Parties after the Closing Date, then such payments shall be made in cash and the Purchase Price shall be adjusted and deemed to be reduced by the amount of such payments.

10.3.2              Reduction of the Purchase Price or adjustment of the Purchase Price as set forth in Clause 10.3.1 above, shall be made by the amount corresponding to the Losses incurred by the Purchaser or the other Purchaser Indemnified Parties.

10.3.3              Notwithstanding what is set forth in Clause 10.3.2 above, the amount of any claims made by any of the Purchaser Indemnified Parties for breaches of the Sellers’ Warranties in respect of matters involving breaches of Clauses 9.1.7 through 9.1.10 or 9.1.12 through 9.1.13 shall be limited to twenty-five percent (25%) of all Losses incurred by the Purchaser Indemnified Parties which, in accordance with the Accounting Principles, should have been recorded prior to the Closing Date in Scanraff’s current accounts or in the Financial Statements or in any Annual Report of Scanraff.

10.4                        Minimum Claims

The Purchaser Indemnified Parties shall be indemnified by the Sellers and Hydro under this Clause 10 if the aggregate amount of the Losses equals or exceeds EURO 100,000; provided, however, that in the event the Losses equal or exceed such amount, the Purchaser Indemnified Parties are entitled to be indemnified for the full amount of the Losses, subject to the limitations described in Clause 10.3.

10.5                        Maximum Liability

The aggregate liability of the Sellers and Hydro in respect of payments to the Purchaser and the other Purchaser Indemnified Parties for claims and Losses in respect of this Agreement shall be as follows:

10.5.1              Payments shall in the aggregate not exceed one hundred percent (100%) of the Purchase Price for all claims and Losses, except that:  (a) payments made for Losses related to matters other than those involving the Petroleum Products Stock shall in the aggregate not exceed the Purchase Price minus the Base Petroleum Products Stock Value, as adjusted by the Petroleum Products Stock Value Adjustment and (b) payments made for Losses incurred by the Purchaser Indemnified Parties in respect of matters involving breaches of Clauses 9.1.7 through 9.1.10 or 9.1.12 through 9.1.13 which, in accordance with the Accounting Principles, should have been recorded prior to the Closing Date in Scanraff’s current accounts or in the Financial Statements or in any Annual Report of Scanraff, shall be subject to the liability limitation described in Clause 10.5.2 below.

10.5.2              Payments shall in the aggregate not exceed fifty percent (50%) of the Purchase Price for those claims and Losses related to payments made to the Purchaser Indemnified Parties that are described in Clause 10.5.1(b) above.  Furthermore, payments made for Losses related to matters other than those involving the Petroleum Products Stock shall also be subject to the Purchase Price limitation described in Clause 10.5.1 (a) above.

10.5.3              The aggregate maximum liability of the Sellers and Hydro for payments to the Purchaser Indemnified Parties for all claims and Losses under this Agreement shall not exceed one hundred percent (100%) of the Purchase Price.

10.6                        No Exemption

There shall be no exemption from the Sellers’ and Hydro’s liability under this Clause 10 other than as explicitly set forth in this Agreement and no representation, warranty, covenant, obligation or agreement of the Sellers or Hydro set forth in this Agreement shall be deemed waived or otherwise affected by any commercial or financial analysis, or any inquiry or investigation which the Purchaser, its advisors, auditors, legal counsels or other representatives have made with respect to Scanraff or the Business.

10.7                        Notification by the Purchaser Indemnified Parties

In the event that the Purchaser Indemnified Parties shall demand indemnification or defense from the Sellers and Hydro under this Clause 10, the Purchaser Indemnified Parties shall notify the Sellers and Hydro without undue delay, but the Purchaser Indemnified Parties’ failure to do so shall in no event preclude the Purchaser Indemnified Parties from receiving indemnification from the Sellers and Hydro under this Clause 10.  The Indemnity Notice shall contain such information and documentation as is available to the Purchaser Indemnified Parties and which would enable the Sellers and Hydro to assess the merits of the claim and to act upon the matters described in the Indemnity Notice.  Unless and until the Purchaser Indemnified Parties provide an Indemnity Notice to the Sellers and Hydro, the Purchaser Indemnified Parties shall not be entitled to make a claim for Losses as to which indemnification may be sought or seek defense of any Third Party Claim.

10.8                        Matters Arising Subsequent to this Agreement

The Sellers shall not be liable in respect of any matter, act, omission or circumstance (or any combination thereof), including the aggravation of a matter or circumstance and any Losses resulting therefrom, to the extent, but only to the extent, that the same would not have occurred but for:

10.8.1              Acts of the Purchaser

Any act, omission or transaction of the Purchaser or any member of the Purchaser’s Group or their respective board directors, officers, employees or agents, in each case occurring after the Closing Date.

10.8.2              Changes in Legislation

(i)                     The passing of, or any change in, after the Closing Date, any applicable law, rule, regulation or administrative practice of any government, governmental department, agency or regulatory body including (without prejudice to the generality of the foregoing) any increase in the rates of Taxation or any imposition of Taxation or any withdrawal of relief from Taxation not actually in effect on the Date of this Agreement; or

(ii)                  Any change after the Closing Date of any generally accepted interpretation or application of any applicable legislation.

10.8.3              Matters Agreed Upon By the Parties

Any action or matter done or omitted to be done by either Party under this Agreement or otherwise, which results from a written request, approval or waiver delivered by one Party and acknowledged as received by the other

Party, shall not be construed as a breach or failure by such other Party of any term, covenant, representation, warranty, obligation, or agreement under this Agreement.

10.9                        Insurance

The Sellers shall not be liable in respect of any claim to the extent that the Losses in respect of which such claim is made are actually reimbursed in full by a policy of insurance maintained by the Sellers or a policy of insurance that was in place and maintained by Scanraff through the Closing Date.

10.10                 Net Financial Benefit

If the subject of any claim is a tax-deductible item, or relates to an untaxed reserve, the claim that the Purchaser Indemnified Parties may make shall be reduced by an amount equivalent to the amount of such actual reduction in taxes paid under the corporate tax rates applicable to the relevant Purchaser Indemnified Parties during the relevant year as a result of the subject of such claim.

10.11                 Mitigation of Losses

The Purchaser Indemnified Parties shall procure that all commercially reasonable steps are taken and all commercially reasonable assistance shall be given to avoid or mitigate any Losses, which in the absence of mitigation might give rise to a liability in respect of any claim under this Agreement, any Sellers’ Warranty or any covenant, obligation or agreement of the Sellers.

10.12                 Double Claims

The Purchaser Indemnified Parties shall not be entitled to recover from the Sellers and Hydro under this Agreement more than once in respect of the same Losses incurred.

10.13                 Investigation by the Sellers

In connection with any matter or circumstance that may give rise to a claim against any of the Sellers under this Agreement for breach of any Sellers’ Warranty or any covenant, obligation or agreement of the Sellers:

10.13.1               the Purchaser shall allow, and shall procure that Scanraff allows, the Sellers and their respective financial, accounting or legal advisers such access to its books, records and premises as may reasonably be requested to investigate the matter or circumstance alleged to give rise to a claim and whether and to what extent any amount is payable in respect of such claim; and

10.13.2               the Purchaser shall disclose to the relevant Seller all material of which the Purchaser is aware which relates to the claim and shall, and shall procure that any other relevant members of the Purchaser’s Group shall, give, all such information and assistance, including access to premises and personnel, and the right to examine and copy or photograph any assets, accounts, documents and records, as the relevant Seller or its financial, accounting or legal advisers may reasonably request subject to the Sellers agreeing in such form as the Purchaser may reasonably require to keep all such information confidential and to use it only for the purpose of investigating and defending the claim in question.

10.14                 Conduct of Third Party Actions or Claims

If the matter or circumstance that may give rise to a claim against the Sellers or Hydro in respect of any breach, inaccuracy or non-fulfillment of any representation, warranty, covenant, obligation or agreement under this Agreement or any Losses pursuant to Clause 10.1 is a result of or is in connection with a claim, action, proceeding, suit or demand by or a liability or obligation to a Third Party (“Third Party Claim”), then the following shall apply with respect to any Third Party Claim:

10.14.1               no admissions in relation to any Third Party Claim shall be made by or on behalf of the Purchaser or any other member of the Purchaser’s Group;

10.14.2               with respect to the settlement or compromise of any Third Party Claim:  (a) if the Purchaser declines to accept a bona fide offer of settlement or compromise that is recommended by the Sellers, then the maximum liability of the Sellers for such Third Party Claim shall not exceed the amount for which the Sellers would have been liable had such settlement or compromise been accepted and (b) if the Sellers decline to accept a bona fide offer of settlement or compromise that is recommended by the Purchasers, then the Sellers shall be liable for whatever outcome results from such Third Party Claim; provided, however, that the Sellers may not settle or compromise any Third Party Claim without either the prior written consent of the Purchaser or a full and complete release of the Purchaser and the other Purchaser Indemnified Parties from any form of liability or obligation for any such Third Party Claim;

10.14.3               the Sellers shall have the right to assume and control the defense (but not the settlement) of any Third Party Claim, including the employment of counsel reasonably acceptable to the Purchaser; provided, however, that if the Sellers fail to respond or do not admit responsibility for any Third Party Claim, then the Purchaser may take such necessary and reasonable steps to defend the Third Party Claim and all reasonable fees, costs and expenses therewith, including reasonable attorney fees and expenses, may be included as part of any asserted Losses; and, provided, further, that if the Purchaser fails to respond to the Sellers’ written notices within thirty (30) days after receipt thereof, then the Sellers may take any reasonable and necessary action with respect to any Third Party Claim;

10.14.4               the Purchaser and the other Purchaser Indemnified Parties shall fully cooperate with the Sellers in connection with the defense of any Third Party Claim, including, without limitation, (a) providing information to the Sellers regarding the Third Party Claim, (b) upon two (2) Business Days prior notice and during normal business hours, provide reasonable access to the premises and personnel of the Purchaser or Scanraff and the right to examine and copy or photograph (at the Sellers’ sole cost and expense) any assets, accounts, documents and records as the Sellers or their attorneys or agents may reasonably request; and

10.14.5               the Sellers shall keep the Purchaser reasonably informed regarding the status of any Third Party Claim, including providing the Purchaser with copies of documents, pleadings and other materials relating to any Third Party Claim, as reasonably requested by the Purchaser from time to time.

11.                               Restrictions on the Sellers, Hydro and the Hydro Group

11.1                        Restrictions

The Sellers and Hydro undertake with the Purchaser that none of the Sellers, Hydro or any other entity comprising the Hydro Group (so long as such entity is part of the Hydro Group) shall during a period of two (2) years from the Closing Date carry on, be engaged in or be economically interested in the business of refining crude oil and selling refined products to Third Parties in the same geographical area as carried out by Scanraff or the Assets Seller prior to the Closing (the “Restricted Business”) and which is in competition with the Restricted Business.

11.2                        Exceptions

The restrictions in Clause 11.1 shall not operate to prohibit the Sellers, Hydro  or any other entity comprising the Hydro Group from:

11.2.1              holding or being interested in up to fifteen percent (15%) of the outstanding issued share capital of a company listed on any recognized stock exchange;

11.2.2              fulfilling any obligation pursuant to this Agreement and any agreement to be entered into pursuant to this Agreement;

11.2.3              acquiring or holding the whole or part of any business or company which engages in a Restricted Business, if the part attributed to the Restricted Business represents (and continues to represent) less than twenty percent (20%) of the gross revenues of such business or company; or

11.2.4              being engaged in any business retained on the Closing Date by the Hydro Group.

12.                               Confidentiality

12.1                        Announcements

No announcement or circular in connection with the existence or the subject matter of this Agreement shall be made or issued by or on behalf of any entity comprising the Hydro Group or the Purchaser’s Group without the prior written approval of the Sellers and the Purchaser. This shall not affect any announcement or circular required by applicable law or any regulatory body or the rules of any recognized stock exchange on which the shares of either Party (or any other company belonging to, in the case of the Sellers, the Hydro Group, or, in the case of the Purchaser, the Purchaser’s Group) are listed but the Party (or any other company belonging to, in the  case of the Sellers, the Hydro Group, or, in the case of the Purchaser, the Purchaser’s Group) with an obligation to make an announcement or issue a circular shall consult with the other Party insofar as is reasonably practicable before complying with such an obligation.

12.2                        Disclosure

12.2.1              No Disclosure

Subject to Clause 12.1 and Clause 12.2.2, each of the Parties shall treat as strictly confidential and not disclose or use any information received or obtained as a result of entering into this Agreement (or any agreement entered into pursuant to this Agreement) which relates to:

(i)                     the provisions of this Agreement and any agreement entered into pursuant to this Agreement; or

(ii)                  the negotiations relating to this Agreement (and any such other agreements).

The Sellers shall treat as strictly confidential and not disclose any information relating to Scanraff, the Scanraff Shares and the Scanraff Assets following the Closing and any other information relating to the Business (including future plans and targets) of Scanraff.

The Purchaser shall treat as strictly confidential and not disclose or use any information relating to the business, financial or other affairs (including future plans and targets) of the Hydro Group, exclusive of Scanraff, the Scanraff Shares and the Scanraff Assets.

12.2.2              Exceptions

Clause 12.2.1 shall not prohibit disclosure or use of any information if and to the extent:

(i)                     the disclosure or use is required by applicable law, any regulatory body or any recognized stock exchange on which the shares of any Party (or any other company belonging to, in the  case of the Sellers, the Hydro Group, or, in the case of the Purchaser, the Purchaser’s Group) are listed;

(ii)                  the disclosure or use is required for the purpose of any judicial proceedings arising out of this Agreement or any other agreement entered into under or pursuant to this Agreement or the disclosure is made to a Tax Authority in connection with the Tax affairs of the disclosing Party;

(iii)               the disclosure is made to professional advisers of any Party on terms that such professional advisers undertake to comply with the provisions of Clause 12.2 in respect of such information as if they were a Party to this Agreement;

(iv)              the information is or becomes publicly available (other than by breach of the Confidentiality Agreement or of this Agreement);

(v)                 the other Party has given prior written approval to the disclosure or use;

(vi)              the information has been previously known on a non-confidential basis by such Party; or

(vii)           the information is independently developed after Closing;

provided that prior to disclosure or use of any information pursuant to Clause 12.2.2 (i) or (ii), the Party concerned shall promptly notify the other Party of such requirement with a view to providing the other Party with the opportunity to contest such disclosure or use or otherwise to agree the timing and content of such disclosure or use.

13.                               Termination

Prior to the Closing, this Agreement can be terminated if any of the following occurs:

(i)                     The Parties mutually agree in writing to terminate this Agreement;

(ii)                  By either Party if the Closing has not taken place on or before June 30, 2004;

(iii)               By either Party if any applicable law or regulation makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions would violate any non-appealable final order, decree or judgment of any court or governmental body having competent jurisdiction; or

(iv)              By either Party if a breach or default of any provisions of this Agreement has been committed by the other Party (including, without limitation, a breach of any representation or warranty of such other Party), which breach or default (a) has not been waived by the non-defaulting Party, (b) shall not have been cured by the defaulting Party within thirty (30) days following the defaulting Party’s awareness of such breach or default and (c) results in the occurrence of a Material Adverse Effect, but this shall not limit the Sellers’ right to terminate this Agreement if the Purchaser is in breach of Clause 9.5.2.

Any Party desiring to terminate this Agreement pursuant to subclauses (ii) through (iv) of this Clause 13 shall give written notice of such termination to the other Party hereto. If this Agreement is terminated as permitted in this Clause 13, such termination shall be without liability of either Party (or any stockholder, director, officer, employee, agent, consultant or representative of such Party) to the other Party to this Agreement (as a result of such act of termination); provided, however, that if such termination shall result from the (a) willful failure of a Party to fulfill a material condition of this Agreement, (b) failure to perform a material covenant of this Agreement, or (c) breach by a Party of any material representation or warranty or agreement contained herein, such Party shall be liable for any and all Losses incurred or suffered by the other Party as a result of such failure or breach.  The Parties expressly agree that Clause 9.5.2 is a material representation and warranty.

The provisions of Clauses 9.5.5, 10, 12, 13, 14.2 through 14.8, 15 and 16 shall survive any termination pursuant to this Clause 13.  This Agreement cannot be terminated after the Closing Date.

14.                               Other Provisions

14.1                        Further Assurances

Each of the Parties and with respect to their respective Affiliates shall cause, shall from time to time execute and deliver to the other Party such documents and perform such acts, documents and things as any Party may reasonably request or require to transfer the Scanraff Shares and the Scanraff Assets to the Purchaser, to vest in the Purchaser all right, title and interest of the Purchaser in and to the Scanraff Shares and the Scanraff Assets in accordance with this Agreement and to give any Party the full benefit of this Agreement.

14.2                        Whole Agreement

This Agreement contains the whole agreement between the Parties relating to the subject matter of this Agreement at the date hereof to the exclusion of any terms implied by law which may be excluded by contract and supersedes any previous written or oral agreement between the Parties in relation to the matters dealt with in this Agreement.

14.3                        No Assignment

Neither Party may, without the prior written consent of the other Party, assign, grant any security interest over, hold on trust or otherwise transfer whole or any part of this Agreement, except to a wholly owned Affiliate, provided that the assigning Party shall be jointly liable with the Affiliate under this Agreement and the Affiliate signs a copy of this Agreement accepting all its terms including for the avoidance of doubt this Clause 14.3 and Clause 15 and Clause 16.

14.4                        Variation

No variation, amendment, waiver or assignment of this Agreement or any of the Ancillary Agreements or any provision hereof or thereof shall be effective unless in writing and signed by or on behalf of each of the Parties hereto or thereto.

14.5                        Costs

Each of the Parties shall bear all fees and costs of auditors, bankers or financial, legal or other advisers retained by it in connection with the preparation for or consummation of the transactions contemplated hereunder, and no such fees or costs will be charged to Scanraff.

14.6                        Interest

If any Party defaults in the payment when due of any sum payable under this Agreement, (howsoever determined) the liability of that Party shall be increased to include interest on such sum from the date when such payment is due until the date of actual payment (as well after as before judgment) at a rate per annum two and one-half (2.5) percentage points above the rate (Sw. “referensränta”) from time to time of Bank of Sweden. Such interest shall accrue from day to day.

14.7                        Notices

14.7.1              Any notice in connection with this Agreement shall be:

(i)       in writing and in English;

(ii)      delivered by hand, fax with confirmation of receipt, registered post or by courier using an internationally recognized courier company.

14.7.2     A notice to any of the Sellers shall be sent to such Party at the following address, or such other person or address as the Sellers may notify to the Purchaser from time to time:

c/o Norsk Hydro Sverige AB
Tegeluddsvägen 76
Box 273 25
S-102 54 Stockholm
Sweden
Fax: +46-8-667-63-29
Attention: Managing Director

With a copy to:

Norsk Hydro ASA
Legal Department
0240 Oslo
Norway
Fax: +47-22-53-20-26
        +47-22-53-22-34

14.7.3     A notice to the Purchaser shall be sent to such Party at the following address, or such other person or address as the Purchaser may notify to the Sellers from time to time:

Preem Petroleum AB
Sandhamnsgatan 51
SE-115 90 Stockholm
Sweden
Fax: +46-8-663-49-23
Attention:        Michael Löw

President and CEO

With a copy to:

LeBoeuf, Lamb, Greene & MacRae, L.L.P.
125 West 55th Street
New York, New York 10019
United States
Fax: +1-212-424-8500
Attention:        John R. Fallon, Jr., Esq.

14.7.4     A notice shall be effective upon receipt and shall be deemed to have been received:

(i)       at the time of delivery, if delivered by hand, registered post or courier;

(ii)      at the time of transmission in legible form, if delivered by fax in legible form with confirmation of receipt, at the time of transmission in legible form, if delivered during normal business hours, or on the nest business day if  delivered outside of normal business hours if delivered by fax.

14.8        Invalidity

14.8.1     If any provision in this Agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, such provision or part shall to that extent be deemed not to form part of this Agreement but the legality, validity or enforceability of the remainder of this Agreement shall not be affected;

14.8.2     If any illegal, invalid or unenforceable provision would be legal, valid and enforceable if some part of it were deleted or modified, the provision shall apply with whatever deletion or modification is necessary to give effect to the commercial intention of the Parties.

15.          Governing Law

This Agreement shall be solely governed by and construed in accordance with material Swedish law, excluding, however, the Swedish Act on International Sale of Goods (Sw:

Lagen 1987:822) om internationella köp) and without reference to its conflict of interest law principles.

16.          Arbitration and Submission to Jurisdiction

Any dispute, controversy or claim arising out of or in connection with this Agreement or the breach, termination or invalidity thereof, shall be finally settled in accordance with the Rules of the Arbitration Institute of the Stockholm Chamber of Commerce. The place of arbitration shall be Stockholm. The arbitration proceedings shall be conducted in English.

SIGNATURE PAGES FOLLOW

This Purchase and Sale Agreement has been made in three (3) original copies, with each Party taking one.

HYDRO R&M HOLDING AB	PREEM PETROLEUM AB

Name: Bengt-Göran Markeborn	Name: Michael Löw
Title: Director	Title: President and CEO

Name: Per Höjgård
Title: Chief Financial Officer

NORSK HYDRO LAGRINGS & DISTRIBUTIONS AB

Name: Bengt-Göran Markeborn
Title: Director, Authorized Signator

JOINDER

Norsk Hydro ASA has executed and delivered this Purchase and Sale Agreement for purposes of confirming its covenants and obligations to Preem Petroleum AB (and, as applicable, to the other Purchaser Indemnified Parties) under Clause 3.2, Clause 10 and Clause 11 of this Purchase and Sale Agreement.

NORSK HYDRO ASA

Name: Bengt-Göran Markeborn
Title: Authorized Signator

JOINDER

Skandinaviska Raffinaderi AB Scanraff and Preem Holdings AB have executed and delivered this Purchase and Sale Agreement for purposes of confirming their covenants, obligations and limitations, as Purchaser Indemnified Parties, to Hydro R&M Holding AB, Norsk Hydro Lagrings och Distribusjon AB and Norsk Hydro ASA under this Purchase and Sale Agreement.  Skandinaviska Raffinaderi AB Scanraff has also executed and delivered this Purchase and Sale Agreement for purposes of confirming its consent and agreement to the matters contained in Clause 9.5.5 of this Purchase and Sale Agreement.

SKANDINAVISKA RAFFINADERI AB SCANRAFF

Name: Per Olsson
Title: President

PREEM HOLDINGS AB

Name: John P. Oswald
Title: Chairman

Schedule 1.1
Part 1
Ancillary Agreements

1.         Agreement to terminate the Shareholders’ Agreement among Preem Petroleum AB, Hydro R&M Holding AB and Skandinaviska Raffinaderi Aktiebolag Scanraff dated as of 17 April 2002

2.         Agreement to terminate the “commission agreement” among Skandinaviska Raffinaderi Aktiebolag Scanraff, Preem Petroleum AB and Norsk Hydro Lagrings & Distributions AB dated 29 December 2000

3.         Agreement to terminate the “commission agreement” among Skandinaviska Kracker Aktiebolaget Scancracker, Preem Petroleum AB and Norsk Hydro Lagrings & Distributions AB dated 29 December 2000

4.         Assigned Contract Consents and Assigned Contract Novations, as applicable, and as agreed upon

5.         Supply Agreements, each between Preem Petroleum AB and Norsk Hydro Olje AB dated as of 17 September 2003 (two agreements)

Schedule 1.1
Part 2
Assigned Contracts

1.            Sales Agreement between Norsk Hydro Lagrings och Distribusjon AB and Fuel and Marine Marketing Scandinavia AB, dated 28 June 2001

2.            Sales Agreement for Mineral Oil Products between Norsk Hydro Lagrings och Distribution AB and Hydro Texaco A/S, Denmark, dated 3 February 2003

3.            CIF Term Contract Gasoil 0.2 pct. between Norsk Hydro Lagrings och Distribution AB and Norske Shell A/S, dated 23 January 2003

4.            FOB Term Contract Gasoil 0,2 pct. between Norsk Hydro Lagrings och Distribution AB and Norske Shell A/S, dated 23 January 2003

5.            Sales Agreement for Mineral Oil Products between Norsk Hydro Lagrings och Distribution  AB and Hydro Texaco a.s, Norway, dated 17 January 2003

6.            Sales Agreement for Mineral Oil Products between Norsk Hydro Lagrings och Distribution AB and Hydro Texaco a.s, Norway, dated 17 January 2003

7.            Supply Agreement for Gasoline and Gasoil between Norsk Hydro Lagrings och Distribution AB and Norsk Hydro Olje AB, dated 17 January 2003

8.            Sales Agreement for Mineral Oil Products between Norsk Hydro Lagrings och Distribution AB and Statoil ASA, dated 2 May 2003

9.            Sale and Purchase Agreement Scanraff propylene between Lyondell Chemie Nederland B.V. and Norsk Hydro ASA and Preem Petroleum AB, not dated

10.         Sulphur Contract reference No. 12012 between Norsk Hydro ASA and BCT Chemtrade Corporation, dated 27 September 1999

Schedule 1.1

Part 3

Base Capital Expenditures Value

EURO 0

Schedule 1.1

Part 4

Base Current Assets Value

SEE ATTACHED

SCHEDULE 1.1

 PART 4

Base Current Assets Value

As of June 30, 2003

	(Skr 1,000)	(Eur 1,000)

CURRENT ASSETS:
Cash & cash equivalents	55	6
Trade accounts receivables	3,649	398
Inventories	55,992	6,111
Prepaid expenses and other current assets	94,525	10,316
TOTAL CURRENT ASSETS	154,221	16,831

Exchange rates:
June 30, 2003 SKr/Eur mid rate (source: Svenska Riksbanken):		9.1630

Schedule 1.1

Part 5

Base Petroleum Products Stock Value

SEE ATTACHED

SCHEDULE 1.1 PART 5 Base Petroleum Products Stock Value

As of June 30, 2003

	June 30, 2003 price quotations						Mark-to-market value
Product	Quotation			Price quotation	Quality/freight correction	Net price	Carrying quantity	Mark-tomarket value
				(US$)	(US$)	(US$)	(Mt)	(US$1,000)	(Skr 1,000)	(Eur 1,000)
PRODUCTS *):
Propane	Platt’s Propane NWE FOB Sea Avg		US$/Mt	261.00	(32.00)	229.00	94	22	172	19
Propylene	Contract price formula estimate		US$/Mt	555.00	—	555.00	1,594	885	7,080	774
Butane	Platt’s Butane NWE FOB Sea Avg		US$/Mt	201.00	(35.00)	166.00	352	58	468	51
CCS	Platt’s Unleaded NWE CIF ARA Avg		US$/Mt	288.50	(25.00)	263.50	2,352	620	4,960	542
UMS 95 S	Platt’s Premium Unleaded NWE CIF ARA High		US$/Mt	294.00	(4.00)	290.00	23,850	6,917	55,349	6,053
UMS 95 DK	Platt’s Premium Unleaded NWE CIF ARA High		US$/Mt	294.00	(6.00)	288.00	—	—	—	—
UMS 98 S	Platt’s Premium Unleaded NWE CIF ARA High		US$/Mt	294.00	15.75	309.75	—	—	—	—
Hexate	Platt’s Premium Unleaded NWE FOB Barges Avg		US$/Mt	289.75	(35.00)	254.75	—	—	—	—
Reformate	Platt’s Premium Unleaded NWE CIF ARA High		US$/Mt	294.00	(2.50)	291.50	—	—	—	—
GOO 0.09%	Platt’s GO 0.2 NWE CIF ARA Avg		US$/Mt	239.75	(3.50)	236.25	4,767	1,126	9,012	986
GOO 0.2%	Platt’s GO 0.2 NWE FOB ARA High		US$/Mt	229.25	1.00	230.25	23,161	5,333	42,676	4,667
G +2 0.05%	Platt’s GO EN 590 NWE CIF ARA High		US$/Mt	251.50	(12.40)	239.10	—	—	—	—
GOM MK1	Platt’s GO EN 590 NWE CIF ARA High		US$/Mt	251.50	35.00	286.50	1,621	464	3,716	406
HLS 1.0-400	Platt’s LSFO 1 NWE FOB Cargo High	%	US$/Mt	178.00	—	178.00	7,393	1,316	10,531	1,152
RNS	Platt’s HSFO 3.5 NWE CIF ARA Avg	%	US$/Mt	151.50	9.00	160.50	412	66	529	58
SCTNS	Platt’s HSFO 3.5 NWE FOB Cargo High	%	US$/Mt	142.50	4.50	147.00	12,524	1,841	14,733	1,611
SC303	Platt’s HSFO 3.5 NWE FOB Cargi High	%	US$/Mt	142.50	—	142.50	3,880	553	4,425	484
SC401	Platt’s HSFO 3.5 NWE FOB Cargo High	%	US$/Mt	142.50	8.50	151.00	3,354	506	4,053	443
Sulphur	BCT contract relevant for vessel lifting during first half 2003		US$/Mt	40.00	—	40.00	1,844	74	590	65
MTBE	Platt’s Barges FOB Rdm high		US$/Mt	338.00	12.00	350.00	1,418	496	3,972	434
DSVGO	Platt’s LS VGO Cargoes FOB NWE High		US$/Mt	203.00	—	203.00	30,810	6,254	50,051	5,473
VGO	Platt’s HS VGO Cargoes FOB NWE High		US$/Mt	183.00	—	183.00	—	—	—	—
ULTRA	Platt’s LS VGO Cargoes FOB NWE High		US$/Mt	203.00	20.00	223.00	—	—	—	—
Naptha	Platt’s NAFTA Physical CIF NWE High		US$/Mt	257.50	(7.00)	250.50	5,522	1,383	11,070	1,211
SUBTOTAL PRODUCTS							124,948	27,915	223,386	24,429

CRUDE OIL *):
Crude oil LS
Gullfaks A			US$/Bbl	—	—	—	—	—	—	—	0.8500
Gullfaks C	Platts brt dtd		US$/Bbl	28.330	1.160	29.490	10,666	2,333	18,668	2,042	0.8485
DUC	Platts brt dtd		US$/Bbl	28.330	0.750	29.080	21,467	4,652	37,226	4,071	0.8445
Subtotal crude oil LS							32,133	6,985	55,895	6,112

Crude oil HS
Iran LT	BWAVE		US$/Bbl	27.870	(2.150)	25.720	119,486	22,593	180,800	19,772	0.8560
Iran Heavy	BWAVE		US$/Bbl	27.870	(2.550)	25.320	23,949	4,384	35,080	3,836	0.8705
REB (Ural)	Platts brt dtd+ uraldiff		US$/Bbl	26.655	0.070	26.725	16,477	3,207	25,666	2,807	0.8640
Flotta (pipeline)	Platts brt dtd		US$/Bbl	28.330	—	28.330	3	1	5	1	0.8000
Subtotal crude oil HS							159,915	30,185	241,552	26,415

Aspedalen
Crude mix	Platts brt dtd		US$/Bbl	28.330	—	28.330	6,250	1,311	10,490	1,147	0.8500
Iran LT	BWAVE		US$/Bbl	27.870	—	27.870	46,351	9,497	75,999	8,311	0.8560
Subtotal Aspedalen							52,601	10,808	86,489	9,458
SUBTOTAL CRUDE OIL						26.488	244,649	47,977	383,936	41,986

GRAND TOTAL							369,597	75,891	607,322	66,414

*) Include volumes reported on stock at Scanraff plus crude oil cargos in shipment to Scanraff. Account payables on crude oil cargos in shipment to be settled by Norsk Hydro

Exchange rates:
June 30, 2003 SKr/US$ mid rate (source: Svenska Riksbanken):	8.0025
June 30, 2003 Eur/US$ mid rate (source: European Central Bank):	1.1427

SCHEDULE 1.1 PART 5 Petroleum Products Stock Value (Deadstock Adjustment and Net Stock Value)

As of June 30, 2003

	June 30, 2003 price reference			Deadstock value adjustment
Storage/product	Quotation/reference		Net price (US$/Mt)	Deadstock volume (m3)	Crude price (US$/bbl)	Product price (US$/Mt)	Crude weight percent	Product weight percent
PRODUCTS:
Naptha, tank storage	Platt’s NAFTA Physical CIF NWE		250.50	1,887	26.49	250.50	50%	50%
Propylene	Contract price formula estimate		555.00	113	26.49	555.00	50%	50%
Motor gasoline, tank storage	Weighted average of gasoline quotes		287.62	4,750	26.49	287.62	50%	50%
Motor gasoline, underground storage	Weighted average of gasoline quotes		287.62	150	26.49	287.62	50%	50%
Gasoil, tank storage	Weighted average of gasoil quotes		234.30	4,259	26.49	234.30	50%	50%
Gasoil, underground storage	Weighted average of gasoil quotes		234.30	375	26.49	234.30	50%	50%
VGO, tank storage	Platt’s HS VGO Cargoes FOB NWE High		203.00	2,835	26.49	203.00	50%	50%
Sulphur tank	BCT contract relevant for vessel lifting H1 2003		40.00	147	26.49	40.00	50%	50%
LSFO, tank storage	Platt’s LSFO 1 NWE FOB Cargo High	%	178.00	1,698	26.49	178.00	50%	50%
LSFO, underground storage	Platt’s LSFO 1 NWE FOB Cargo High	%	178.00	300	26.49	178.00	50%	50%
HSFO, tank storage	Weighted average of HSFO quotes		147.08	2,951	26.49	147.08	50%	50%
HSFO, underground storage	Weighted average of HSFO quotes		147.08	325	26.49	147.08	50%	50%

SUBTOTAL PRODUCTS				19,790

CRUDE OIL:
Crude oil Scanraff, underground storage	Weighted average of HSFO quotes		147.08	16,600	26.14	147.08	50%	50%
Crude oil Scanraff, tank storage	Weighted average of HSFO quotes		147.08	3,350	26.14	147.08	50%	50%
Crude oil Scanraff, pipes/process units	Weighted average of HSFO quotes		147.08	635	26.14	147.08	50%	50%
Crude oil Aspedalen, underground storage	Weighted average of HSFO quotes		147.08	7,303	27.75	147.08	50%	50%

SUBTOTAL CRUDE OIL				27,888

GRAND TOTAL DEADSTOCKS				47,678

	Deadstock value adjustment
Storage/product	Extraction cost ksek	Quantity recoverable percent	Discount factor *) factor	Deadstock full value (US$1,000)	Deadstock adjusted value (US$1,000)	Deadstock value adjustment
						(US$1,000)	(Skr 1,000)	(Eur 1,000)
PRODUCTS:
Naptha, tank storage	—	99%	0.2394	345	78	(267)	(2,137)	(234)
Propylene	—	99%	0.2394	32	6	(26)	(211)	(23)
Motor gasoline, tank storage	—	99%	0.2394	1,025	215	(809)	(6,477)	(708)
Motor gasoline, underground storage	—	90%	0.2394	32	6	(26)	(209)	(23)
Gasoil, tank storage	—	99%	0.2394	843	184	(659)	(5,275)	(577)
Gasoil, underground storage	—	90%	0.2394	74	15	(60)	(476)	(52)
VGO, tank storage	—	90%	0.2394	524	107	(416)	(3,332)	(364)
Sulphur tank	—	90%	0.2394	11	4	(7)	(54)	(6)
LSFO, tank storage	—	90%	0.2394	293	62	(231)	(1,849)	(202)
LSFO, underground storage	—	80%	0.2394	52	10	(42)	(337)	(37)
HSFO, tank storage	—	90%	0.2394	434	100	(334)	(2,675)	(293)
HSFO, underground storage	—	80%	0.2394	48	10	(38)	(304)	(33)

SUBTOTAL PRODUCTS	—			3,713	797	(2,916)	(23,338)	(2,552)

CRUDE OIL:
Crude oil Scanraff, underground storage	7,000	40%	0.2394	2,731	248	(2,483)	(19,872)	(2,173)
Crude oil Scanraff, tank storage	—	90%	0.2394	551	112	(439)	(3,510)	(384)
Crude oil Scanraff, pipes/process units	—	100%	0.2394	104	24	(81)	(646)	(71)
Crude oil Aspedalen, underground storage	—	80%	0.8264	1,275	777	(499)	(3,991)	(436)

SUBTOTAL CRUDE OIL	7,000			4,662	1,160	(3,501)	(28,020)	(3,064)

GRAND TOTAL DEADSTOCKS	7,000			8,375	1,957	(6,418)	(51,358)	(5,616)

*) 10% discount rate, 15 years for Scanraff storage.10% discount rate, 2 years for Aspedalen storage.

Base Petroleum Stock Value Net of Deadstock Adjustment:

	(US$1,000)	(Skr 1,000)	(Eur 1,000)

Market value of refined products, components and feedstock storage	27,915	223,386	24,429
Market value of crude oil storage	47,977	383,936	41,986
Total market value	75,891	607,322	66,414

Deadstock value adjustment refined products, components and feedstock storage	(2,916)	(23,338)	(2,552)
Deadstock value adjustment crude oil	(3,501)	(28,020)	(3,064)
Total deadstock value adjustment	(6,418)	(51,358)	(5,616)

Net market value of crude oil and product storage	69,474	555,964	60,798

Exchange rates:
June 30, 2003 SKr/US$mid rate (source: Svenska Riksbanken):	8.0025
June 30, 2003 Eur/US$mid rate (source: European Central Bank):	1.1427

Current Assets Valuation Statement

June 30, 2003

	(Skr 1,000)	(Eur 1,000)

CURRENT ASSETS:
Cash & cash equivalents	55	6
Trade accounts receivables	3,649	398
Inventories	55,992	6,111
Prepaid expenses and other current assets	94,525	10,316
TOTAL CURRENT ASSETS	154,221	16,831

Exchange rates:
June 30, 2003 SKr/Eur mid rate (source: Svenska Riksbanken):		9.1630

Scanraff Debt Valuation Statement
June 30, 2003

	(Skr 1,000)	(Eur 1,000)

CURRENT LIABILITIES:
Trade accounts payables	49,712	5,425
Prepayment of processing fee from Norsk Hydro	13,562	1,480
Commissionary debt to Norsk Hydro	28,101	3,067
Provisions and other current liabilities	271,454	29,625
	362,829	39,597

LONG-TERM DEBT:
Long-term debt to Preem	1,248,000	136,200
Long-term debt to Norsk Hydro	416,000	45,400
	1,664,000	181,600

TOTAL DEBT	2,026,829	221,197

Exchange rates:
June 30, 2003 SKr/Eur mid rate (source: Svenska Riksbanken):		9.1630

Schedule 1.1
Part 6
Base Scanraff Debt Value

SEE ATTACHED

1.1, part 6 Base Scanraff Debt Value

June 30, 2003

	(Skr 1,000)	(Eur 1,000)

CURRENT LIABILITIES:
Trade accounts payables	49,712	5,425
Prepayment of processing fee from Norsk Hydro	13,562	1,480
Commissionary debt to Norsk Hydro	28,101	3,067
Provisions and other current liabilities	271,454	29,625
	362,829	39,597

LONG-TERM DEBT:
Long-term debt to Preem	1,248,000	136,200
Long-term debt to Norsk Hydro	416,000	45,400
	1,664,000	181,600

TOTAL DEBT	2,026,829	221,197

Exchange rates:
June 30, 2003 SKr/Eur mid rate (source: Svenska Riksbanken):		9.1630

Schedule 1.1
Part 7
Data Room and Index

SEE ATTACHED

SCANRAFF

Company: Skandinaviska Raffinaderi AB Scanraff (“Scanraff”), Skandinaviska Kracker AB (“Scancracker”)

	Document	Date of document	Pages	Language
1	Corporate Matters
1.1

Documents relating to changes in the legal structure of the Group Companies (acquisitions, divestitures, spin-offs, change of legal form) within the last three years, including all information and documentation on current merger between Skandinaviska Raffinaderi AB och Skandinaviska Kracker AB including merger plans, statements from auditors etc

1.1.1	Internal memorandum regarding unitisation of ownership shares at Scanraff	2002-02-27	3	English
1.1.2	Internal memorandum of Scanraff unitisation transaction summary	2002-06-03	4	English
1.1.3	Memorandum of understanding between Preem Petroleum AB and Norsk Hydro ASA	2002-03-05	4	English
1.1.4	Transaction structure agreement between Scanraff, Preem Petroleum AB and Hydro R&M Holding AB	2002-04-17	6	English
1.1.5	Confirmation agreement between Scanraff, Preem Petroleum AB and Hydro R&M Holding AB	not dated	18	English
1.2	List of branch offices and places of business wherever they are located
1.2.1	Information	not dated	1	English
1.3	List of ownership interests or other equity investments in other companies, partnerships or entities
	not applicable
1.4	All shareholders’ agreements; including consortium agreements, partnership agreements, joint venture agreements and other similar agreements regarding the control of the Group Company
1.4.1	Shareholders’ agreement between Preem Petroleum AB, Hydro R&M Holding AB	2002-04-17	19	English
1.5	Share certificates
1.5.1	Information about share certificates	not dated	1	English
1.5.2	Share certificate no. 2 140 701 - 2 281 400 in Scanraff	2002-08-12	1	Swedish
1.5.3	Share certificate no. 2 000 001 - 2 140 700 in Scanraff	2002-08-12	1	Swedish

1

	Document	Date of document	Pages	Language
1.5.4	Share certificate no. 429 651-859 300 in Scanraff	1985-06-16	1	Swedish
1.6	Share registers
1.6.1	Share register in Scancracker	not dated	1	Swedish
1.6.2	Share register in Scanraff	not dated	1	Swedish
1.7	Articles of association and registration certificates
1.7.1	Articles of association for Scanraff including validation from the Patent- and Registration Office	2002-05-07	4	Swedish
1.7.2	Registration certificate for Scanraff including note regarding pending registration matters	2002-09-25	3	Swedish
1.7.3	Registration certificate for Scancracker	2002-09-25	2	Swedish
1.8	Minutes from shareholders’ meetings within the last three years
1.8.1	Minutes from annual general meeting in Scanraff	2002-05-07	7	Swedish
1.8.2	Minutes from extraordinary general meeting in Scanraff	2001-12-11	2	Swedish
1.8.3	Minutes from extra-ordinary general meeting in Scanraff	2001-11-12	5	Swedish
1.8.4	Minutes from extraordinary general meeting in Scanraff	2001-09-03	2	Swedish
1.8.5	Minutes from annual general meeting in Scanraff	2001-06-08	4	English
1.8.6	Minutes from annual general meeting in Scanraff	2001-05-17	3	English
1.8.7	Minutes from annual general meeting in Scancracker	2002-05-07	3	Swedish
1.8.8	Minutes from extraordinary general meeting in Scancracker	2001-12-11	2	Swedish
1.8.9	Minutes from extraordinary general meeting in Scancracker	2001-09-03	2	Swedish
1.8.10	Minutes from annual general meeting in Scancracker	2001-06-08	4	English
1.8.11	Minutes from annual general meeting in Scancracker	2000-05-15	3	English
1.9	Minutes from board meetings and meetings of other executive corporate bodies, if any, within the last three years
1.9.1	Minutes from board meeting in Scanraff	2002-05-07	4	Swedish/ English
1.9.2	Minutes from board meeting in Scanraff	2002-03-05	7	English
1.9.3	Minutes from board meeting in Scanraff	2001-10-31	7	English

2

	Document	Date of document	Pages	Language
1.9.4	Minutes from board meeting in Scanraff	2001-06-08	10	English
1.9.5	Minutes from board meeting in Scanraff	2001-03-27	6	English
1.9.6	Minutes from board meeting in Scanraff	2000-11-08	9	English
1.9.7	Minutes from board meeting in Scanraff	2000-05-25	11	English
1.9.8	Minutes from board meeting in Scanraff	2000-03-16	4	English
1.9.9	Minutes from board meeting in Scanraff	1999-05-20	8	English
1.9.10	Minutes from board meeting in Scancracker	2002-05-07	4	Swedish/ English
1.9.11	Minutes from board meeting in Scancracker	2002-03-05	2	English
1.9.12	Minutes from board meeting in Scancracker	2001-10-31	2	English
1.9.13	Minutes from board meeting in Scancracker	2001-06-08	3	English
1.9.14	Minutes from board meeting in Scancracker	2001-02-27	3	English
1.9.15	Minutes from board meeting in Scancracker	2000-11-08	3	English
1.9.16	Minutes from board meeting in Scancracker	2000-05-25	4	English
1.9.17	Minutes from board meeting in Scancracker, not signed	2000-03-16	6	English
1.9.18	Minutes from board meeting in Scancracker	1999-11-10	3	English
1.9.19	Minutes from board meeting in Scancracker	1999-05-20	3	English
1.9.20	Minutes from board meeting in Scancracker	1999-03-16	2	English
1.10

Procedural rules for the board of directors (Sw: arbetsordning för styrelsen) and instructions for the managing director (Sw: vd-instruktion) and guidelines for financial reporting (Sw: riktlinjer för ekonomisk rapportering)

1.10.1	Procedural rules for the board of directors and instructions for the managing director	2000-05-25	5	English
1.11

Information relating to convertible debt instruments, debt instruments combined with warrants to subscribe for new shares, participating debentures and other financial instruments which could entitle the holder to obtain shares in any of the Companies together with a table stating the potential dilution

	not applicable
1.12	Information on any pending registration matters at the company register
	See 1.1

3

	Document	Date of document	Pages	Language
2	Links with the Hydro ASA Group
2.1	Description of inter-company relationships with the Norsk Hydro Group
2.1.1	Information	not dated	1	English
2.1.2	Description of inter-company relationships with the Norsk Hydro Group	not dated	1	English
2.2	Costs of services purchased from the Norsk Hydro ASA group in the years 1999, 2000 and 2001
	Information	not dated	1	English
2.3	Budgeted costs of services purchased from the Norsk Hydro ASA group in year 2002
	Not in
3	Financial and Guarantee Matters
3.1	Description of accounting principles and description of any material changes to accounting principles during last three years
3.1.1	Internal accounting rules applied within Scanraff	1999-12-21	17	Swedish
3.1.2	Details of accounting plan applied within Scanraff	2000-11-30	45	Swedish
3.2	Annual reports (from the last three years) (for monthly reports see 7.2)
3.2.1	Annual report for Scanraff 2001	2002-03-05	16	Swedish
3.2.2	Annual report for Scancracker 2001	2002-03-05	12	Swedish
3.2.3	Annual report for Scancracker 2000	2001-02-27	12	Swedish
3.2.4	Annual report for Scanraff 2000	2001-02-27	16	Swedish
3.2.5	Annual report for Scanraff 1999	2000-03-16	17	Swedish
3.2.6	Annual report for Scancracker 1999	2000-03-16	13	Swedish
3.3	Fixed asset register
3.3.1	Fixed asset register	2001-12-31	6	Swedish
3.3.2	Replacement values	2001-10-23	3	English
3.4	General description of the Group’s financing arrangements, including loan and pledge agreements and other securities
3.4.1	Repayment plan regarding Scanraff	2002-06-27	1	Swedish
3.4.2	Description of loans from Norsk Hydro ASA	2002-06-30	5	English
3.4.3	Loan agreement between Scanraff and Norsk Hydro ASA, not signed	2002-07-01	2	English

4

	Document	Date of document	Pages	Language
3.4.4	Loan agreement between Norsk Hydro ASA, Hydro Finans and Scanraff	2002-04-01	4	English
3.4.5	Loan agreement between Scanraff and Norsk Hydro ASA	2002-04-01	2	English
3.4.6	Overview of financing arrangements	not dated	1	English
3.5	Details of guarantees and sureties issued by any third party for loans taken by a Group Company
	not applicable
3.6	Information regarding loans to and securities in favour of shareholders, directors, chief executive officer, other employees or persons closely associated with these persons
3.6.1	Description	not dated	1	English
3.7	Details of investment grants, other grants and subsidies given to a Group Company by a governmental agency
	not applicable
3.8	Foreign exchange and commodity exchange exposures and hedging strategies; specification of outstanding amounts under hedging instruments
	not applicable
4	Tax
4.1	Tax returns, notices of assessment and filings years 1999, 2000 and 2001
4.1.1	Notice of assessment for Scancracker 2001	1	Swedish
4.1.2	Notice of assessment for Scancracker 2000	1	Swedish
4.1.3	Notice of assessment for Scancracker 1999	1	Swedish
4.1.4	Notice of assessment for Scanraff 2001	1	Swedish
4.1.5	Notice of assessment for Scanraff 2000	1	Swedish
4.1.6	Notice of assessment for Scanraff 1999	1	Swedish
4.1.7	Decision about reduced tax from the tax authorities regarding Scanraff	2000-03-17	2	Swedish
4.1.8	Tax return for Scancracker 2002	14	Swedish
4.1.9	Tax return for Scancracker 2001	15	Swedish
4.1.10	Tax return for Scancracker 2000	15	Swedish
4.1.11	Tax return for Scanraff 2002	33	Swedish
4.1.12	Tax return for Scanraff 2001	26	Swedish

5

	Document	Date of document	Pages	Language
4.1.13	Tax return for Scanraff 2000	22	Swedish
4.2	Tax audits
	not applicable
4.3	Correspondence with tax authorities
4.3.1	Appeal by Scanraff to the Supreme Administrative Court	2001-02-07	3	Swedish
4.3.2	Application to the Swedish tax by Preem Petroleum AB and Norsk Hydro Lagrings och Distributions AB regarding Scanraff and Scancracker	2001-02-16	5	Swedish
4.3.3	Decision by the Swedish tax authority regarding Scanraff	2001-04-04	3	Swedish
4.3.4	Decision by the Swedish tax authority regarding Scancracker	2001-04-04	3	Swedish
4.3.5	Information regarding commission relationship	2002-09-30	3	Swedish, English
5	Budget
5.1	Budget for years 2002, 2003 and 2004
5.1.1	Investment budget 2002	2002-03-20	8	English
5.1.2	Investment budget 2002	2002-03-20	8	English
5.1.3	Scanraff activity plan 2002	2001-10-10	31	English
5.1.4	Investment budget 1992 - 2002 for Scanraff including Scancracker	not dated	1	English
5.1.5	Investment budget 2002 for Scanraff and Scancracker	2001-10-01	233	English
5.1.6	Investment budget 2001 for Scanraff and Scancracker	2000-10-12	27	English
5.1.7	Investment budget 2001 for Scanraff	2000-09-28	178	English
5.1.8	Investment budget 2001 for Scanraff	2000-09-28	35	English
5.1.9	Scanraff investment budget 2001 replacements and renewals Scanraff	2000-11-30	4	English
5.1.10	Scanraff investment budget 2001 replacements and renewals Scancracker	2000-11-30	1	English
5.1.11	Scanraff investment budget 2000 replacements and renewals Scanraff	1999-11-16	2	English

6

	Document	Date of document	Pages	Language
5.1.12	Scanraff investment budget 2000 replacements and renewals Scancracker	1999-11-16	1	English
5.1.13	Scanraff investment budget 1999 replacements and renewals Scanraff	1998-11-18	3	English
5.1.14	Scanraff investment budget 1999 replacements and renewals Scancracker	1998-11-18	1	English
5.2	Year 2002 estimate including variance analysis versus year 2002
5.2.1	Scanraff crude charge, products and gross margin July 2002	2002-08-09	1	English
5.3	Monthly budget 2002
5.3.1	Scanraff production budget 2002	2002-08-26	2	English
5.3.2	Scanraff budget rapport 2002	2002-08-29	7	Swedish
6	Real Estate
6.1	List of owned and leased real properties, of site-leaseholds (Sw: tomträtt) and leaseholds (Sw: arrende), together with information on lease agreements (lessee) and purchase agreements
6.1.1	List over properties including a map	—	6	Swedish
6.2	Details of real property and site-leasehold mortgages and pledge agreements
	not applicable
6.3)

Details of permit obligations and of investigations and proceedings by authorities (threatened, pending and during the three preceding years), for example as regards building permits, prescriptions, nature conservation and natural resources and mandatory control of ventilation (Sw: OVK)

6.3.1	General description	not dated	1	English
6.3.2	City plan for the eastern part of Scanraff’s oil refineries	2001-11-08	1	Swedish
6.4	Site-leasehold agreements (lessor/lessee)
	not applicable
6.5	Leasehold agreements (lessor)
	not applicable
6.6	Lease agreements (lessor/lessee)
	not applicable
6.7	List of real properties and site-leaseholds sold within the last three years and agreements relating thereto

7

	Document	Date of document	Pages	Language
	not applicable
6.8	Miscellaneous
6.8.1	Exploitation agreement between Scanraff and Lysekils kommun	2002-01-02	4	Swedish
7	Production and Products
7.1	Available material containing description of facilities and production process
7.1.1	Company description Scanraff	2002-06-04	7	English
7.1.2	Scanraff technical description	2001-02-02	22	Swedish
7.1.3	Description of Scanraff’s buildings from a safety perspective	2001-01-22	30	Swedish
7.1.4	Scanraff import/export procedure	1999-06-17	12	English
7.1.5	Safety requirements during stay in port	not dated	23	English
7.2	Reports regarding production and products
7.2.1	Monthly report for Scanraff June and July 2002	44	English
7.2.2	Monthly report for Scanraff May 2002	41	English
7.2.3	Monthly report for Scanraff April 2002	41	English
7.2.4	Monthly report for Scanraff March 2002	40	English
7.2.5	Monthly report for Scanraff February 2002	37	English
7.2.6	Monthly report for Scanraff January 2002	40	English
7.2.7	Monthly report for Scanraff December 2001	39	English
7.2.8	Monthly report for Scanraff December 2000	42	English
7.2.9	Monthly report for Scanraff December 1999	31	English
7.2.10	Monthly report for Scanraff December 1998	33	English
7.2.11	Monthly report for Scanraff December 1997	33	English
7.2.12	Refinery EDC/UEDC-1996 for Scanraff	1997-01-09	2	English
7.2.13	Product specifications	2001-01-23	128	English
7.2.14	Details input production prices June 2002 prognosis	17	Norwegian
7.2.15	Details of input production prices March 2002 prognosis	17	Norwegian
7.2.16	Details of input production prices December 2001	11	Norwegian

8

	Document	Date of document	Pages	Language
7.2.17	Details of input production prices December 2000	11	Norwegian
7.2.18	Details of input production prices UB December 1999	11	Norwegian
7.3	Technical key figures regarding production and products
7.3.1	Refinery utilisation 2002	2002-08-08	1	English
7.3.2	Products facts	2002-04-12	1	English
7.3.3	Energy consumptions facts	2002-03-22	1	English
7.3.4	Scanraff’s production program	2000-09-21	12	Swedish
7.4	Information on staffing and shifts
7.4.1	Organisation chart of Scanraff production	2001-01-08	1	Swedish
7.5	Any audits and technical reports (whether internal or performed by third parties)
7.5.1	Scanraff main investment projects	2001-01-23	6	English
7.5.2	Energy efficiency study, Scanraff	January 2002	111	English
7.5.3	Survey report, engineering and risk management practice, Scanraff	2001-05-17	52	English
7.5.4	Scanraff gasoline study, refinery profitability services	February 2000	149	English
7.5.5	Memorandum Scanraff Brofjorden, including report: Brofjorden IGCC	1998-02-11	21	Swedish/ Norwegian
7.5.6	Letter of intent between Scanraff and Vattenfall AB	1997-04-11	6	English
7.5.7	Letter of intent between Scanraff and Vattenfall	not dated	10	Swedish
7.5.8	Letter of intent between Scanraff and Vattenfall	1990-06-26	13	Swedish
7.5.9	Report regarding Scanraff’s crude oil storage, Brofjorden	1990-02-26	127	Swedish/ Norwegian
7.5.10	Summary report regarding heating project Scanraff/Fyrstad	May 1997	25	Swedish
7.5.11	Report: Possible utilization of proposed Scanraff crude terminal	November 1994	35	English
7.5.12	Feasibility study for extended use of Aspedalens crude oil supply	1994-10-31	18	Swedish and English
7.5.13	Feasibility study phase 2 report regarding Scanraff crude oil caverns, Aspedalen	October 1994	109	English
7.5.14	Prefeasibility study report regarding Scanraff crude oil caverns, Aspedalen	June 1994	29	English

9

	Document	Date of document	Pages	Language
7.6	The Gas oil project
7.6.1	Scanraff Isocracker Project, Final report	October 2001	76	English
7.6.2	Summary of screening study	2001-03-28	41	English
7.6.3	Scanraff gas oil 2005 screening study	April 2001	80	English
7.6.4	Gas oil study: Refinery production 1998 compared with different scenario year 2000 and 2005	1998-02-25	26	English
7.6.5	Minutes of Scanraff, Gas oil project (“GOP”) steering committee meeting	2002-08-30	4	English
7.6.6	Minutes of Scanraff, GOP steering committee meeting	2002-03-06	2	English
7.6.7	Scanraff, GOP project objectives statement	2002-02-08	3	English
7.6.8	Minutes of Scanraff, GOP steering committee meeting	2002-02-04	3	English
7.6.9	Minutes of Scanraff, GOP steering committee meeting	2001-12-20	3	English
7.6.10	Minutes of Scanraff, GOP steering committee meeting	2001-11-19	3	English
7.6.11	Scanraff, GOP steering committee purpose and tasks note	2001-10-23	5	English
7.6.12	Internal memo regarding request for approval of plan for Scanraff GOP	2002-05-22	3	English
7.6.13	Controller memo regarding GOP investment	2002-05-10	1	English
7.6.14	Scanraff GOP, basis of decision	2002-03-18	27	English
7.6.15	Scanraff GOP, basis of decision	2002-05-13	14	English
7.6.16	Scanraff GOP, Economics	2002-05-14	9	English
7.6.17	Capital expenditure proposal	2002-05-07	2	English
7.6.18	Minutes of Scanraff, ICR steering committee meeting	2001-10-16	2	English
7.6.19	See also 13.4.3 “Environmental application from Scanraff to Vänersborgs tingsrätt, Miljödomstolen”
7.6.20	Internal memo regarding Scanraff Isocracker Project - health, safety and environment	2002-02-25	3	English
7.7	Investment and maintenance programs since 1999
7.7.1	Scope and key targets for the 2002 turnaround for Scanraff	2002-02-19	3	English

10

	Document	Date of document	Pages	Language
7.7.2	Minutes meeting technical committee	2002-08-15	4	Swedish
7.7.3	Minutes meeting technical committee	2002-06-03	5	Swedish
7.7.4	Minutes meeting technical committee	2002-04-04	2	Swedish
7.7.5	Minutes meeting technical committee	2002-01-22	4	Swedish
7.7.6	Minutes meeting technical committee	2001-10-12	3	Swedish
7.7.7	Minutes meeting technical committee	2001-09-24	2	Swedish
7.7.8	Minutes meeting technical committee	2001-08-24	2	Swedish
7.7.9	Minutes meeting technical committee	2001-05-11	1	Swedish
7.7.10	Minutes meeting technical committee	2001-04-19	3	Swedish
7.7.11	Minutes meeting technical committee	2001-03-01	3	Swedish
7.7.12	Minutes meeting technical committee	2001-02-07	2	Swedish
7.7.13	Minutes meeting technical committee	2000-12-15	2	Swedish
7.7.14	Minutes meeting technical committee	2000-10-25	1	Swedish
7.7.15	Minutes meeting technical committee	2000-10-03	2	Swedish
7.7.16	Minutes meeting technical committee	2000-08-17	3	Swedish
7.7.17	Minutes meeting technical committee	2000-05-15	2	Swedish
7.7.18	Minutes meeting technical committee	1999-12-16	3	Swedish
7.7.19	Controller memo regarding Scancracker Propylene Project	2001-03-21	5	English
7.7.20	Internal memo regarding Propylene export — Scanraff	2000-05-02	3	English
7.7.21	Memo regarding capital expenditure proposal	2000-05-30	5	English
7.7.22	Capital expenditure proposal	2001-04-01	2	English
7.7.23	Capital expenditure proposal	2000-05-01	2	English
8	Sales and Marketing
8.1	Sales break-down on products, customers and markets for 1999, 2000, 2001 and per 30.06.2002
8.1.1	Sales break-down Scanraff 2002	2002	4	Swedish
8.1.2	Sales break-down Scanraff 2001	2001	4	Swedish
8.1.3	Sales break-down Scanraff 2000	2000	4	Swedish
8.1.4	Sales break-down Scanraff 1999	1999	4	Swedish

11

	Document	Date of document	Pages	Language
8.2	Sales agreement with affiliates (contract value above approximately MSEK 5)
not applicable
8.3	Sales agreement with third parties (contract value above approximately MSEK 5)
8.3.1	Sales agreement between Lysekils Energi and Scanraff	2002-03-24	10	Swedish
8.4	Agreements with the agents and distributors (contract value above approximately MSEK 5)
not applicable
8.5	Long term shipping and transportation agreements (duration of more than 12 months)
not applicable
9	Agreements and Transactions
9.1	Agreements for the acquisition or divestiture of businesses/material assets/shares/real property/site leaseholds within the last three years
See 1.1
9.2	Any agreements with affiliated companies
9.2.1	Processing agreement between Preem Petroleum AB, Hydro R&M Holding AB and Scanraff	2002-04-17	19	English
9.2.2	Service agreement with Scancracker
not in data room
9.3	All material agreements and all agreements with a value above MSEK 5, including the processing agreement between Norsk Hydro ASA and Preem
9.3.1	Agreement concerning the ports in Brofjorden between Oljekonsumenternas förbund, Lysekils kommunstyrelse and Scanraff	1977-06-21	8	Swedish
9.3.2	Agreement between Lysekils kommun and Scanraff regarding delivery of water	1997-04-04	7	Swedish
9.3.3	Entrepreneur agreement between Vakttjänst and Scanraff	2001-04-06	2	Swedish
9.4	General purchase agreements and/or sales terms and conditions (including warranty arrangements) used in the business of the Group not applicable

12

	Document	Date of document	Pages	Language
10	IT and Intellectual Property
10.1

Description of the material intellectual property rights used or under development by each Group Company in its business, and information about whether these intellectual property rights are owned by the Group Company or used under license agreements

10.1.1	General description of intellectual property rights
not in data room
10.1.2	Description of a partly in-house developed commercial information system - Ramsys	not dated	1	English
10.1.3	Information regarding IT-systems	not dated	1	English
10.2	List of all intellectual property rights held by each Group Company (including those which are not currently used in the business)
not applicable
10.3	Details of all pending applications and current matters regarding intellectual property not applicable
10.4	Patent registrations
not applicable
10.5	Trade mark registrations
not applicable
10.6	Other registered intellectual property rights
not applicable
10.7	List of licenses and service agreements
10.7.1	List of licenses and service agreements	2	English
10.8	License agreements regarding intellectual property rights, including license agreements regarding computer software (Group Company licensee) in excess of SEK 500.000 yearly not applicable
10.9	Licenses to a third party, pledges and other encumbrances on intellectual property rights owned by a Group Company not applicable
10.10	Infringements of owned or third party intellectual property rights within the last three years not applicable
10.11	Rights held by directors and employees in respect of intellectual property rights owned or used by the Group including details of remuneration

13

	Document	Date of document	Pages	Language
	not applicable
10.12	Intellectual property rights being retained in the vendor group which are or have been used by the Group
	not applicable
11	Research and Development
	not applicable
12	Quality Assurance
12.1	QA-manual
12.1.1	Scanraff company manual	2002-08-26	186	Swedish
12.1.2	Scanraff’s quality policies	2002-08-20	8	Swedish
12.1.3	Management system and quality facts	2002-01-15	1	English
12.2	Certifications (ISO)
12.2.1	General description of certificates	—	1	English
12.2.2	SS-EN ISO 14001 certificate	2000-09-20	1	English
12.2.3	SS-EN ISO 9002 certificate	2001-01-31	1	English
12.2.4	OHS AS 18001 certificate	1999-12-10	2	English
12.3	Reports from any audits
12.3.1	Audit report	2002-01-21	2	Swedish
13	Environment
13.1	Annual environmental reports (within the last three years)
13.1.1	Annual environmental report 2001 Scanraff	2002-03-27	28	Swedish
13.1.2	Annual environmental report 2000 Scanraff	2001-03-30	28	Swedish
13.1.3	Annual environmental report 1999 Scanraff	2000-03-31	42	Swedish
13.1.4	Environmental statistics 1976-2001 Scanraff	14	Swedish
13.2	List of properties owned, leased or operated by the Group or for which the Group has retained or assumed liabilities, with a description of the type of operations conducted at such properties
	See 13.1

14

	Document	Date of document	Pages	Language
13.3

Description of the operations carried out by the Group and the possible environmental impact caused by the operations and the Group’s products, including operations by divested, liquidated or otherwise terminated businesses (unless provided for in 13.1 above)

	See 13.1
13.4	Environmental licenses, consents, permits and registrations from or with statutory or regulatory bodies relevant for the Group and any applications therefore (unless provided for 13.1 above
13.4.1	Environmental conditions/permits	2001-04-26	11	Swedish
13.4.2	Environmental systems	2001-01-21	17	Swedish
13.4.3	Environmental application from Scanraff to Vänersborgs tingsrätt, Miljödomstolen, including statement from Lysekils kommun	2001-10-30	88	Swedish
13.4.4	Judicial decision from Koncessionsnämnden för miljöskydd	1991-12-16	10	Swedish
13.4.5	Judgement from Vänersborgs tingsrätt, Miljödomstolen	2000-05-30	4	Swedish
13.5	Licenses, consents, permits and registrations concerning safety from or with statutory or regulatory bodies relevant for the Group and any applications therefore (unless provided for in 13.1 above)
	See 12.1.1
13.6	Information about pending or ongoing activities to ensure compliance with all applicable environmental legislation and description of investment needs (unless provided for 13.1 above)
	See 13.1 and 15.1
13.7	Details of environmental control programs (within the last three years)
13.7.1	Environmental control program Scanraff including amendments	1988-11-08	37	Swedish
13.7.2	Decision from Länsstyrelsen regarding program for finding leakages, Scanraff	1997-01-27	4	Swedish
13.8

Details on reporting system for safety, health and environment and statistics for fires, gas releases, oil spills, emissions to water and air, deposits of hazardous material and lost workday injury frequency for 1999 and onwards

13.8.1	Safety, health and environmental statistics 2002, Scanraff	4	English
13.8.2	Safety, health and environmental statistics 2001, Scanraff	4	English
13.8.3	Safety, health and environmental statistics 2000, Scanraff	4	English

15

	Document	Date of document	Pages	Language
13.8.4	Safety, health and environmental statistics 1999, Scanraff	4	English
13.9	Internal or external reports related to environmental and safety assessments, audits, investigations or “clean-ups” at the facilities owned, leased or operated by the Group
13.9.1	See 7.5.3: Survey report, engineering and risk management practice, Scanraff
13.10	HESS manual
	See 12.1.1
13.11

Details of remarks, investigations or any actual or proposed enforcement action under any planning and building, environmental or other legislation relating to environmental matters (for example health care) and safety and other correspondence with authorities in these matters

	Not applicable
13.12

Details and copies of documents relating to threatened, pending or resolved civil or criminal disputes or administrative actions under environmental laws or concerning environmental issues where a Group Company is or has been a party or is or has otherwise been involved

13.12.1	See 7.6
13.12.2	Description	—	1	English
13.12.3	Police Report	2000-09-27	2	Swedish
13.13	Agreements pursuant to which the Group has remained liable for environmental claims relating to divested property, assets or businesses
	Not applicable
13.14	Agreements pursuant to which a third party has remained liable for environmental claims relating to acquired property, assets or businesses
	Not applicable
13.15	Details of hazardous substances used or applied in the Group’s business (within the last three years)
13.15.1	List of chemicals 2001, Scanraff	4	Swedish
13.15.2	List of industrial disposal 2001, Scanraff	1	Swedish
13.16

Details of recycling practices, waste treatments, storage or disposal sites used or owned by the Group and details of any spill, leakage, deposit, emission, discharge or release of any pollutants, contaminates, hazardous, flammable or toxic substances, materials or waste at the site (within the last three years)

	Not applicable

16

	Document	Date of document	Pages	Language
14	Insurance
14.1	List of all existing policies of the Group (distinguish Group cover from individual cover, including details of premium, renewal date and amount insured)
14.1.1	General description	not dated	1	English
14.1.2	Correspondence regarding Scanraff’s insurance cover	2002-08-21-2002-09-12	3	Norwegian
14.1.3	Property management insurance, policy number P/100077/02/0/00-01	not dated	1	Norwegian
14.1.4	Business interruption insurance, policy number P/100007/02/0/00-01	not dated	2	Norwegian
14.1.5	Insurance contract M/100196/02/0/00, with Industriforsikring a.s	2002-03-12	2	English
14.1.6	Insurance contract M/100186/02/0/00, with Industriforsikring a.s	2002-03-12	2	English
14.1.7	Insurance contract C/100462/02/0/00, with Industriforsikring a.s	2002-02-02	3	English
14.1.8	Insurance contract M/100040/02/0/00, with Industriforsikring a.s	2002-09-05	4	English
14.1.9	See 7.5.3: “Survey report, engineering and risk management practice, Scanraff”
14.2	Details of outstanding or pending claims by the Group and circumstances which may give rise to claims
	not applicable
14.3	Insurance claims record of the Group within the last three years
	not applicable
15	Management and Employment Matters
15.1	Organisation chart of all employees and information regarding major organisational changes of the work force within the last three years
15.1.1	Organisation chart	2002-05-08	1	Swedish
15.1.2	Personnel information sheet	2002-02-08	1	English
15.1.3	Hydro Energy organisation chart oil trading and refining	2002-09-02	2	English
15.1.4	Personnel information sheet	2002-02-08	1	English

17

	Document	Date of document	Pages	Language
15.1.5	General description employment structure [TO BE PROVIDED]
15.1.6	Function description internal Hydro Energy business sector	2002-02-11	2	English
15.1.7	Internal function description Hydro Energy	2002-04-10	3	English
15.1.8	Internal function description Hydro Energy	2002-04-11	2	English
15.2	List of key personnel
15.2.1	See 15.1.1
15.3	Standard form employment agreement used by the Group
15.3.1	Standard form employment agreement	7	English
15.4	Bonus or other profit-related schemes and details of beneficiaries/ participants
15.4.1	Bonus plan rules 2002 Norway	2002-08-22	2	English
15.4.2	Description of bonus systems etc.	2002-10-01	Swedish
15.5	Equity incentive plans, such as warrants and convertibles, and details of beneficiaries/ participants, together with any agreements relating to such plans
	not applicable
15.6	Details of insurance, health care and other employee benefits in the Group
	not applicable
15.7	Details of the Group’s pension schemes (other than state schemes) and latest actuarial or funding reports and membership data
15.7.1	Norsk Hydros pensjonsordninger	2002-01-01	14	Norwegian
15.7.2	Details regarding (collective bargaining agreements) including pension agreements within Scanraff	2002-09-12	1	Swedish
15.7.3	Details regarding employer’s contributions for social insurance	2002-04-03	5	Swedish
15.8	Employee handbooks and employee policies
15.8.1	Personnel manual	2001-01-01	94	English
15.8.2	Personnel handbook, 2001	151	Swedish
15.9	Information on employee trusts and foundations
	not applicable
15.10	Details of dismissals and redundancies within the last three years
	not applicable

18

	Document	Date of document	Pages	Language
15.11	Severance agreements etc. under which the Group has outstanding liabilities not applicable
15.12	Employment agreements, which may be terminated due to the contemplated transaction (and trigger rights to severance payment etc.)
not applicable
15.13	Details of collective bargaining agreements and other agreements between the Group and trade unions, works councils or other employee representative bodies
15.13.1	Details regarding collective bargaining agreements (including pension agreements) within Scanraff	2002-09-12	1	Swedish
15.14	Information on investigations and proceedings by authorities relating to employment matters
15.14.1	Summon filed by Svenska Metall Industriarbetareförbundet (Metall)	2002-06-25	2	Swedish
15.14.2	Correspondence related to proceedings at Arbetsdomstolen	2002-08-22	5	Swedish
15.14.3	Correspondence related to proceedings at Arbetsdomstolen	2002-09-18	3	Swedish
15.15	List of personnel providing services to the Group employed by the vendor or affiliated company not applicable
15.16	Agreements with consultants, agents and independent contractors
See 2.2
16	Anti-Trust/ Competition
not applicable
17	Claims and Litigation
17.1	Details of proceedings involving the Group (pending, threatened or completed within the last three years) with a values above MSEK 1 not applicable
17.2	Details of other claims made by/against the Group (pending or handled within the last three years) with a value above MSEK 1 not applicable
17.3	Details of disputes with the authorities regarding taxes or charges and previous, current or expected investigations and audits, during the past five years, with a value above MSEK 1 not applicable

19

	Document	Date of document	Pages	Language
18	Legal Compliance and Permits
18.1	Material licenses, consents, permits and registrations from or with statutory or regulatory bodies relevant to the Group and any applications therefore (unless provided for in 13 above)
not applicable
18.2	Special arrangements, understandings and commitments agreed by the Group with statutory or regulatory bodies
18.2.1	Rescue service agreement between Lysekils kommun and Scanraff, not signed	1992-10-23	6	Swedish
18.3	Orders, judgements or decrees imposing any liability or restriction on the Group not applicable
18.4	Details of any current investigations or disciplinary proceedings by statutory or regulatory bodies against the Group not applicable
18.5	List of any governmental or EU grants received or receivable, in particular those which may become repayable, require renewed consent, etc. upon change of ownership of the company not applicable

20

Supplementary index

Company: Skandinaviska Raffinaderi AB Scanraff (“Scanraff”), Skandinaviska Kracker AB (“Scancracker”)

Document	Date of document	Pages	Language
Authorizations
Decision from the national licensing board for environment protection (not in dataroom)	1971-08-03
Decision from the national licensing board for environment protection (not in dataroom)	1974-12-13
Decision from the national licensing board for environment protection (not in dataroom)	1975-11-04
Decision from the national licensing board for environment protection	1978-05-17	6	Swedish
Decision from the national licensing board for environment protection	1979-11-02	6	Swedish
Decision from the national licensing board for environment protection	1980-04-30	12	Swedish
Decision from the national licensing board for environment protection	1981-01-09	19	Swedish
Decision from the national licensing board for environment protection	1981-04-03	10	Swedish
Decision from the national licensing board for environment protection	1981-11-06	17	Swedish
Decision from the national licensing board for environment protection	1983-07-01	25	Swedish
Decision from the national licensing board for environment protection	1990-03-23	16	Swedish
Decision from the national licensing board for environment protection	1991-04-24	2	Swedish
Decision from the national licensing board for environment protection	1991-12-16	10	Swedish
Decision from the national licensing board for environment protection	1992-10-20	1	Swedish
Decision from the national licensing board for environment protection	1992-11-11	1	Swedish
Decision from the national licensing board for environment protection	1993-06-15	2	Swedish

1

Document	Date of document	Pages	Language

Decision from the national licensing board for environment protection	1995-09-06	1	Swedish
Decision from the national licensing board for environment protection	1996-06-17	1	Swedish
Decision from the national licensing board for environment protection	1998-12-03	7	Swedish
Decision from the Swedish Government (not in dataroom)	1971-09-24
Decision from the Swedish Government	1979-09-13	5	Swedish
Decision from the Swedish Government	1981-09-24	3	Swedish
Decision from the Swedish Government	1992-12-17	9	Swedish
Decision from the Swedish Government	1996-10-10	2	Swedish
Decision from the Swedish Government	1997-01-30	2	Swedish
Decision from the Swedish Government Incorrect index. The decision is not from the Swedish Government. See decision from the national licensing board for environment protection 1998-12-03.	1998-12-03
Decision from the Swedish Government	2002-06-13	2	Swedish
Decision from the Environmental Court	1999-08-17	23	Swedish
Decision from the Environmental Court	2000-05-30	2	Swedish
Decision from the Environmental Court	2000-05-30	49	Swedish
Decision from the Environmental Court	2000-06-22	2	Swedish
Decision from the Supreme Environmental Court Incorrect index. The decision is not from the Supreme Environmental Court. See decision from the Environmental Court 1999-08-17.	1999-08-17
Decision from the Supreme Environmental Court	2001-02-16	5	Swedish
Partial verdict from the Environmental Court (new document)	2002-10-18	13	Swedish
Environmental Report August 2003 (new document 2003-09-11)	August 2003	19	Swedish
Environmental Report July 2003 (new document 2003-09-11)	July 2003	19	Swedish
Environmental Report June 2003 (new document 2003-08-27)	June 2003	19	Swedish
Environmental Report May 2003 (new document 2003-08-27)	May 2003	36	Swedish

2

	Document	Date of document	Pages	Language
	Environmental Report April 2003 (new document 2003-08-27)	April 2003	21	Swedish
	Environmental Report March 2003 (new document 2003-08-27)	March 2003	21	Swedish
	Environmental Report February 2003 (new document 2003-08-27)	February 2003	21	Swedish
	Environental Report January 2003 (new document 2003-08-27)	January 2003	21	Swedish
	Environmental Report 2002 (new document 2003-06-19)	2002	82	Swedish
	Fax from Per Olsson, Scanraff regarding Hydro warranties in connection with the ongoing sale of Hydro’s shares in Scanraff to Preem Petroleum, including enclosures (new document 2003-09-15)	2003-09-10	8	English
1.9 Minutes from board meetings
1.9.21	Minutes from board meeting in Scanraff including loan agreements	2001-06-28	7	English
1.9.22	Minutes from board meeting in Scanraff	2001-12-11	2	English
7.1 Available material containing description of facilities and production process
7.1.6	Scanraff allocation procedur	1999-05-12/ 2000-08-29	17	English

3

SCANRAFF

Company: Norsk Hydro Lagrings och Distribution AB

	Document	Date of document	Pages	Language
1	Corporate Matters
1.1	Documents relating to changes in the legal structure of the Group Companies (acquisitions, divestitures, spin-offs, change of legal form) within the last three years
	See Scanraff Scancracker 1.1
1.1.1	Information on transfer of ownership from NOAB to R&M Holdings	not dated	1	English
1.2	List of branch offices and places of business wherever they are located
	not in data room
1.3	List of ownership interests or other equity investments in other companies, partnerships or entities
	not applicable
1.4	All shareholders’ agreements
	See Scanraff Scancracker 1.1
1.5	Share certificates
1.5.1	Share certificate 1-70.000	June 1978	1	Swedish
1.5.2	Share certificate 70.000-120.000	1979-01-18	1	Swedish
1.6	Share registers
	not in data room
1.7	Articles of association and registration certificate
1.7.1	Articles of association	1986-05-22	4	Swedish
1.7.2	Registration certificate	2002-09-25	1	Swedish
1.8	Minutes from general meetings within the last three years
1.8.1	Minutes from general meeting	2002-06-15	2	Swedish
1.8.2	Minutes from general meeting	2001-03-29	2	Swedish
1.8.3	Minutes from general meeting	2000-03-31	2	Swedish
1.9	Minutes from board meetings and meetings of other executive corporate bodies, if any, within the last three years

4

	Document	Date of document	Pages	Language
1.9.1	Minutes from board meeting	2002-06-15	1	Swedish
1.9.2	Minutes from board meeting	2001-03-29	1	Swedish
1.9.3	Minutes from board meeting	2000-03-31	1	Swedish
1.10

Procedural rules for the board of directors (Sw: arbetsordning för styrelsen) and instructions for the managing director (Sw: vd-instruktion) and guidelines for financial reporting (Sw: riktlinjer för ekonomisk rapportering)

1.10.1	Procedural rules for the board of directors	1999-06-18	6	Swedish
1.11

Information relating to convertible debt instruments, debt instruments combined with warrants to subscribe for new shares, participating debentures and other financial instruments which could entitle the holder to obtain shares in any of the Companies together with a table stating the potential dilution

	not applicable
1.12	Information on any pending registration matters at the company register
	not applicable
2	Links with the Hydro ASA Group
2.1	General description
2.1.1	Information regarding inter-company relationship	not dated	2	English
2.2	Costs of services purchased from the Norsk Hydro ASA group in the years 1999, 2000 and 2001
	see 2.1.1
2.3	Budgeted costs of services purchased from the Norsk Hydro ASA group in year 2002
	not in data room
3	Financial and Guarantee Matters
3.1	Description of accounting principles and description of any material changes to accounting principles during last three years
	See Hydro Accounting Manual
3.1.1	Refinary assets IM financial statements 1999-2002	not dated	12	English
3.2	Annual reports (from the last three years) and interim reports for the year 2002
	See Scanraff Scancracker 7.2
3.2.1	Annual report 2001	2002-03-20	11	Swedish
3.2.2	Annual report 2000	2001-03-29	11	Swedish

5

	Document	Date of document	Pages	Language
3.2.3	Annual report 1999	11	Swedish
3.2.4	Income statement and balance sheet, US GAAP reporting	2002-09-03	22	English
3.2.5	Income statement and balance sheet, US GAAP reporting	2002-09-03	10	English
3.2.6	Income statement and balance sheet, US GAAP reporting	2002-09-03	10	English
3.2.7	Income statement and balance sheet, US GAAP reporting	2002-09-03	4	English
3.2.8	Income statement and balance sheet, US GAAP reporting	2002-09-03	10	English
3.2.9	List of customer open items and balance sheet, US GAAP reporting	2002-09-03	14	English
3.2.10	List of customer open items and balance sheet, US GAAP reporting	2002-09-03	14	English
3.2.11	Customer open items analysis (overdue items balance)	2002-09-03	3	English
3.2.12	Customer open items analysis (overdue items balance)	2002-09-03	3	English
3.2.13	Customer open items analysis (overdue items balance)	2002-09-03	3	English
3.2.14	List of vendor open items	2002-09-03	10	English
3.2.15	List of vendor open items	2002-09-03	12	English
3.2.16	Customer sales reporting periods 2002-06-01	2002-09-03	5	English
3.2.17	Customer sales reporting periods 2001-12-01	2002-09-03	7	English
3.2.18	Vendor business reporting periods 2001-12-01	2002-09-03	7	English
3.2.19	Vendor business reporting periods 2002-06-01	2002-09-03	6	English
3.3	Management reporting including budget
3.3.1	Refining – Key Financials -2002	not dated	1	English
3.3.2	Refining – Key Financials 2001	not dated	1	English
3.3.3	Refining – Key Financials 2000	not dated	1	English
3.3.4	Refining – Key Financials 1999	not dated	1	English
3.4	General description of the Group’s financing arrangements, including pledge agreements and other securities
	See 2.1.1
3.5	Details of guarantees and sureties issued by any third party for loans taken by a Group Company
	See 2.1.1
3.6	Information regarding loans to and securities in favour of shareholders, directors, chief executive officer, other employees or persons closely associated with these persons

6

	Document	Date of document	Pages	Language
	not applicable
3.7	Details of investment grants, other grants and subsidies given to a Group Company by a governmental agency
	not applicable
3.8	Foreign exchange and commodity exchange exposures and hedging strategies; specification of outstanding amounts under hedging instruments
	not applicable
4	Tax
4.1	Tax returns, notices of assessment and filings years 1999, 2000 and 2001
4.1.1	Final tax decision	not dated	1	Swedish
4.1.2	Final tax decision	not dated	1	Swedish
4.1.3	Tax return 2002	not dated	6	Swedish
4.1.4	Tax return 2001	not dated	6	Swedish
4.1.5	Tax return 2000	not dated	6	Swedish
4.2	Tax audits
4.2.1	Letter from the tax authority to Norsk Hydro Lagrings and Distribution AB	2002-01-28	1	Swedish
4.3	Correspondence with tax authorities
	not applicable
5	Budget
5.1	Budget years 2002, 2003 and 2004
	See 3.3
5.2	Year 2002 estimate including variance analysis versus year 2002 budget
	See 3.3
5.3	Monthly budget 2002
	See 3.3
6	Real Estate
	not applicable

7

	Document	Date of document	Pages	Language
7	Production and Products
	See Scanraff Scancracker 7
8	Sales and Marketing
8.1	Sales break-down on products, customers and markets for 1999, 2000, 2001 and per 30.06.2002
	See Scanraff Scancracker 8.1
8.2	Material sales agreement with affiliates
8.2.1	General description, see 2.1.1
8.2.2	FCCU-FEED agreement between Norsk Hydro Lagrings och Distrubution AB and Preem Petroleum AB	2002-01-07	5	English
8.2.3	Sales agreement for mineral oil products betweenNorsk Hydro Lagrings och Distribution AB and Hydro Texaco A.S	2002-01-01	10	English
8.2.4	Sales agreement for mineral oil products between Norsk Hydro och Lagrings och Distribution AB and Hydro Texaco A/S	2002-01-17	20	English
8.2.5	Supply agreement for gasoline and gasoil for 2002 with Norsk Hydro Olje AB	2002-04-24	11	English
8.2.6	Propylene handling agreement between Norsk Hydro Lagrings och Distriution AB and Preem, not signed	not dated	2	English
8.2.7	Propylene marketing agreement between Lyondell Chemie Nederland B.V and Norsk Hydro ASA and Preem Petrolium AB	not dated	17	English
8.2.8	Sulphur agreement between Norsk Hydro ASA and BCT Chemtrade Corporation	1999-09-27	6	English
8.2.9	Draft of CCS sales contract 2000 between Norsk Hydro Lagrings och Distribution AB	not dated	10	English
8.2.10	Sales agreement for mineral oil products between Norsk Hydro Lagrings och Distribution AB and Hydro Texaco A/S Danmark 2000	2000-02-07	13	English
8.2.11	Sales agreement for mineral oil products between Norsk Hydro Lagrings och Distribution AB and Hydro Texaco A/S Danmark 2001	2001-01-02	17	English
8.2.12	Sales agreement for mineral oil products between Norsk Hydro Lagrings och Distribution AB and Hydro Texaco a.s Norge, 2001	2001-01-08	13	English

8

	Document	Date of document	Pages	Language
8.2.13	Sales agreement for mineral oil products between Norsk Hydro Lagrings och Distribution AB and Hydro Texaco a.s Norge, 2001 (gasoline)	2001-01-08	10	English
8.3	Material sales agreement with third parties
8.3.1	Agreement between NORSK HYDRO LAGRINGS OCH DISTRIBUTION AB and Bransch Sweden	2002-05-29	9	English
8.3.2	CIF-term agreement gas oil 0,2 PCT between Norsk Hydro Lagrings och Distribution AB and Shell Rhine Supply & Trading Services B.V	2002-03-21	4	English
8.3.3	FOB term agreement gas oil 0,2 PCT between Norsk Hydro Lagrings och Distribution AB and Shell Rhine Supply & Trading Services B.V	2002-03-21	5	English
8.3.4	Sales agreement for mineral oil products between Norsk Hydro Lagrings och Distribution AB and Louis Dreyfus Refining and Marketing Limited	2002-02-07	16	English
8.3.5	Sales agreement between Norsk Hydro Lagrings och Distribution AB and Fuel and Marine Marketing Scandinavia AB	2001-10-19	17	English
8.3.6	Diesel agreement 2002 between Norsk Hydro Lagrings och Distribution AB and Fortum Oil and Gas Oy including correspondence	2002-01-10	15	English
8.3.7	Sales agreement for mineral oil products between Norsk Hydro Lagrings och Distribution AB and Den Norske Stats Oljeselskap A.S, not signed	not dated	6	English
8.3.8	Confirmation of term agreement between Norsk Hydro Lagrings och Distribution AB and A/S Dansk Shell	2002-05-07	3	English
8.3.9	Sales agreement for mineral oil products between Norsk Hydro Lagrings och Distribution AB and Statoil Norge	not dated	7	English
8.3.10	Sales agreement for mineral oil products between NORSK HYDRO LAGRINGS OCH DISTRIBUTION AB and Statoil Norge	not dated	7	English
8.3.11	Corespondence regarding CCS agreement between Norsk Hydro Lagrings och Distribution AB and Louis Dreyfus Energy Ltd	not dated	9	English
8.3.12	Sales agreement for mineral oil products between Norsk Hydro Lagrings och Distribution AB and Den Norske Stats Oljeselskap a.s	2001-03-05	7	English
8.3.13	FOB term contract between Norsk Hydro Lagrings och Distribution AB and Shell Rhine Supply	2001-03-02	7	English

9

	Document	Date of document	Pages	Language
8.3.14	Sales agreement between Norsk Hydro Lagrings och Distribution AB and BP Oil International Ltd	2000-12-20	9	English
8.3.15	Sales agreement between Norsk Hydro Lagrings och Distribution AB and Fuel and Marine Marketing AB	2000-09-18	27	English
8.3.16	Correspondence regrding agreement between ROP and Våtgass	2001-01-01	4	Swedish/Norwegian
8.3.17	Sales agreement for mineral oil products between Norsk Hydro Lagrings och Distribution AB and Louis Dreyfus Ltd	2000-01-17	10	English
8.3.18	Sales agreement for mineral oil products between Norsk Hydro Lagrings och Distribution AB and Louis Dreyfus Ltd	2001-01-30	28	English
8.3.19	Sales agreement between Norsk Hydro Lagrings och Distribution AB and Fuel and Marine Marketing AB	not dated	23	English
8.4	Historical sales agreements
8.4.1	Agreement between Litasco and Norsk Hydro Lagrings och Distribution AB	not dated	4	English
8.5	Agreements with the agents and distributors (contract value above approximately MSEK 5)
	not applicable
8.6	Long term shipping and transportation agreements (duration of more than 12 months)
8.6.1	Shipping agreement between Raffinering og Produktforsyning and Sjötransport	2002-08-01	2	Norwegian
8.6.2	Shipping agreement between Raffinering og Produktforsyning and Sjötransport	2001-05-31	3	Norwegian
8.6.3	Shipping agreement between Raffinering og Produktforsyning and Sjötransport	2002-06-05	2	Norwegian
8.6.4	Agreement between K/S Stenstraum and Norsk Hydro ASA including substitution and novation agreement	1996-06-06	19	English
8.6.5	Agreement between Fram Services Ltd. and Norsk Hydro a.s	1992-01-07	37	English
9	Agreements and Transactions
9.1	Agreements for the acquisition or divestiture of businesses/material assets/shares/real property/site leaseholds within the last three years
9.1.1	See Scanraff Scancracker 1.1
9.2	Agreements which involve both the business of the Group and the companies/businesses being retained in the vendor’s group after the contemplated transaction

10

	Document	Date of document	Pages	Language
	not applicable
9.3	Any agreements between Scanraff and its affiliated companies
9.3.1	Product exchange agreement between Norsk Hydro Olje AB and Preem Petroleum AB, not signed	1997-01-31	10	Swedish
9.3.2	Termination of product exchange agreement	2000-11-22	1	Swedish
9.3.3	Correspondence and agreement between Norsk Hydro ASA and Preem Petroleum AB regarding joint crude oil supply to Scanraff, agreement not signed	2002-01-09 2000-07-07	19	English
9.3.4	Recap DSVGO/VGO - and CCS-agreements, Q1 year 2000 between Preem Petroleum AB and Hydro R&M	1999-12-14	13	English
9.3.5	Confirmation from Scanraff	2000-01-28	2	English
	9.4Other material agreements and all agreement with a value above MSEK 5
	not applicable
9.5	General purchase agreements and/or sales terms and conditions (including warranty arrangements) used in the business of the Group
	not applicable
10	Supply agreements
10.1	Supply agreements with affiliates
10.1.1	Supply agreement between Norsk Hydro Lagrings- och Distribution AB and Preem Petroleum AB	2001-01-23	14	Swedish
10.1.2	Supply agreement between Norsk Hydro Lagrings- och Distribution AB and Preem Petroleum AB	2000-11-28	4	English
10.1.3	Supply agreement between Norsk Hydro Lagrings- och Distribution AB and Preem Petroleum AB	2000-11-28	2	English
10.1.4	Supply agreement between Norsk Hydro Lagrings- och Distribution AB and Norsk Hydro Olje AB 1999	1999-04-19	13	English
10.1.5	Supply agreement between Norsk Hydro Lagrings- och Distribution AB and Norsk Hydro Olje AB 2000	2000-01-24	7	English
10.1.6	Supply agreement between Norsk Hydro Lagrings- och Distribution AB and Norsk Hydro Olje AB 2001	2000-12-27	16	English
10.2	Supply agreements with third parties
10.2.1	Supply agreement between Norsk Hydro ASA and Litasco	2001-11-20	1	English
10.2.2	Supply agreement between Norsk Hydro Lagrings- och Distribution AB and Fortum Oil and Gas 2001	2001-02-09	14	English

11

	Document	Date of document	Pages	Language
10.2.3	Supply agreement between Norsk Hydro Lagrings- och Distribution AB and Fortum Oil and Gas 2000	2000-04-07	13	English
11	IT and Intellectual Property
See Scanraff Scancracker 10
12	Research and Development
not applicable
13	Quality Assurance
not applicable
14	Environment
not applicable
15	Insurance
not applicable
16	Management and Employment Matters
16.1	Organisation chart of all employees and information regarding major organisational changes of the work force within the last three years not applicable
17	Anti-Trust/ Competition
17.1	Information about any comments from competition authorities relating to the Group or any other competition law problems not applicable
17.2	Applications, notifications, decisions, comfort letters, investigations etc. to and by competition authorities or courts (threatened, pending and during the last three years)
not applicable
17.3	Description of applied discounts and rebate arrangements
not applicable

12

	Document	Date of document	Pages	Language
18	Claims and Litigation
not applicable
19	Legal Compliance and Permits
19.1	Material licenses, consents, permits and registrations from or with statutory or regulatory bodies relevant to the Group and any applications therefore
19.1.1	Credit permit issued by Generaltullstyrelsen	1997-02-07	1	Swedish
19.2	Special arrangements, understandings and commitments agreed by the Group with statutory or regulatory bodies not applicable
19.3	Orders, judgements or decrees imposing any liability or restriction on the Group not applicable
19.4	Details of any current investigations or disciplinary proceedings by statutory or regulatory bodies against the Group not applicable
19.5	List any governmental or EU grants received or receivable, in particular those which may become repayable, require renewed consent, etc. upon change of ownership of the company not applicable

13

Supplementary index

SCANRAFF

Company: Norsk Hydro Lagrings och Distribution AB

	Document	Date of document	Pages	Language
8.2
8.2.7	Propylene marketing agreement between Lyondell Chemie Nederland B.V and Norsk Hydro ASA and Preem Petroleum AB	not dated	17	English
	Not in data room
8.2.13	Sales Agreement between Norsk Hydro Lagrings och Distribusjon AB and Fuel and Marine Marketing Scandinavia AB	2001-06-28	16	English
8.2.14	Sales Agreement for Mineral Oil Products between Norsk Hydro Lagrings och Distribution AB and Hydro Texaco A/S, Denmark	2003-02-03	9	English
8.2.15	CIF Term Contract Gasoil 0.2 pct. between Norsk Hydro Lagrings och Distribution AB and Norske Shell A/S	2003-01-23	4	English
8.2.16	FOB Term Contract Gasoil 0,2 pct. between Norsk Hydro Lagrings och Distribution AB and Norske Shell A/S	2003-01-23	4	English
8.2.17	Sales Agreement for Mineral Oil Products between Norsk Hydro Lagrings och Distribution AB and Hydro Texaco a.s, Norway	2003-01-17	8	English
8.2.18	Sales Agreement for Mineral Oil Products between Norsk Hydro Lagrings och Distribution AB and Hydro Texaco a.s, Norway	2003-01-17	6	English
8.2.19	Supply Agreement for Gasoline and Gasoil between Norsk Hydro Lagrings och Distribution AB and Norsk Hydro Olje AB	2003-01-17	8	English
8.2.20	Sales Agreement for Mineral Oil Products between Norsk Hydro Lagrings och Distribution AB and Statoil ASA	2003-05-02	6	English
8.2.21	Sale and Purchase Agreement Scanraff propylene between Lyondell Chemie Nederland B.V. and Norsk Hydro ASA and Preem Petroleum AB	Not dated	16	English
8.2.22	Sulphur Contract reference No. 12012 between Norsk Hydro ASA and BCT Chemtrade Corporation	1999-09-27	7	English
8.6
8.6.5	Agreement between Fram Services Ltd. and Norsk Hydro a.s	1992-01-07	39	English
8.6.6	Hydro Energy Division - Tanker shipping terms and conditions (new document)	October 2000	21	English
9.3
9.3.1	Product exchange agreement between Norsk Hydro Olje AB and Preem Petroleum AB, not signed	1997-01-30	10	Swedish

	Document	Date of document	Pages	Language
	Please note that this information is now provided in the dataroom
10.1
10.1.1	Supply agreement between Norsk Hydro Lagrings- och Distribution AB and Preem Petroleum AB	2001-01-23	14	Swedish
	Please note that this information is now provided in the dataroom
10.1.2	Supply agreement between Norsk Hydro Lagrings- och Distribution AB and Preem Petroleum AB	2000-11-28	4	English
	Please note that this information is now provided in the dataroom
10.1.3	Supply agreement between Norsk Hydro Lagrings- och Distribution AB and Preem Petroleum AB	2000-11-28	2	English
	Please note that this information is now provided in the dataroom

SCANRAFF

Company: Hydro R&M Holding AB (former Hydro Aluminium Conductor AB) (“Hydro R&M”)

	Document	Date of document	Pages	Language
1	Corporate Matters
1.1	Documents relating to changes in the legal structure of the Group Companies (acquisitions, divestitures, spin-offs, change of legal form) within the last three years
1.1.1	Share purchase agreement between Hydro R&M Holding AS and Hydro R&M	2002-04-15	2	English
1.1.2	Notice of Norsk Hydro re-organisation of shareholdings in Scanraff and Scancracker	2002-04-12	1	English
1.1.3	Share purchase agreement between Hydro Aluminium Conductors AS and Hydro R&M	2002-04-11	1	English
1.2	List of branch offices and places of business wherever they are located
	See articles of association
1.3	List of ownership interests or other equity investments in other companies, partnerships or entities
1.3.1	List of ownership rights	not dated	1	English
1.4	All shareholders’ agreements; including consortium agreements, partnership agreements, joint venture agreements and other similar agreements regarding the control of the Group Company
	not applicable
1.5	Share certificates
	not in data room
1.6	Share registers
	not in data room
1.7	Articles of association and registration certificate
1.7.1	Articles of association including validation from the Patent- and Registration Office	2002-04-12	2	Swedish
1.7.2	Registration certificate	2002-09-25	1	Swedish
1.8	Minutes from annual and extraordinary general meetings within the last three years
1.8.1	Minutes from annual general meeting	2002-06-12	4	Swedish

1

	Document	Date of document	Pages	Language
1.8.2	Minutes from extraordinary general meeting	2002-04-12	2	Swedish
1.8.3	Minutes from annual general meeting	2001-05-30	2	Swedish
1.8.4	Minutes from extraordinary general meeting	2000-08-22	2	Swedish
1.8.5	Minutes from extraordinary general meeting	2000-03-27	1	Swedish
1.8.6	Minutes from annual general meeting	1999-04-15	2	Swedish
1.9	Minutes from board meetings and meetings of other executive corporate bodies, if any, within the last three years
1.9.1	Minutes from board meeting	2002-04-12	1	Swedish
1.10

Procedural rules for the board of directors (Sw: arbetsordning för styrelsen) and instructions for the managing director (Sw: vd-instruktion) and guidelines for financial reporting (Sw: riktlinjer för ekonomisk rapportering)

	not in data room
1.11

Information relating to convertible debt instruments, debt instruments combined with warrants to subscribe for new shares, participating debentures and other financial instruments which could entitle the holder to obtain shares in any of the Companies together with a table stating the potential dilution

	not applicable
1.12	Information on any pending registration matters at the company register
	not applicable
2	Links with the Hydro ASA Group
2.1	Description of inter-company relationships with the Norsk Hydro Group
2.1.1	Description of inter-company relationships
2.2	Costs of services purchased from the Norsk Hydro ASA group in the years 1999, 2000 and 2001
	not applicable
2.3	Budgeted costs of services purchased from the Norsk Hydro ASA group in year 2002
	not applicable
3	Financial and Guarantee Matters
3.1	Description of accounting principles and description of any material changes to accounting principles during last three years
	See Hydro Accounting Manual
3.2	Annual reports (from the last three years) and interim reports for the year 2002

2

	Document	Date of document	Pages	Language
3.2.1	Annual report for 2001	2002-06-07	9	Swedish
3.2.2	Annual report for 2000	2001-05-20	10	Swedish
3.2.3	Annual report for 1999	2000-03-06	8	Swedish
3.3	General description of the Group’s financing arrangements, including pledge agreements and other securities
	not in dataroom
3.4	Details of guarantees and sureties issued by any third party for loans taken by a Group Company
	not applicable
3.5	Information regarding loans to and securities in favour of shareholders, directors, chief executive officer, other employees or persons closely associated with these persons
	not applicable
3.6	Details of investment grants, other grants and subsidies given to a Group Company by a governmental agency
	not applicable
3.7	Foreign exchange and commodity exchange exposures and hedging strategies; specification of outstanding amounts under hedging instruments
	not applicable
4	Tax
4.1	Tax returns, notices of assessment and filings years 1999, 2000 and 2001
4.1.1	Final tax decision 2001	not dated	1	Swedish
4.1.2	Specification of withdrawal from tax account	2001-12-03	1	Swedish
4.1.3	Basic decision about yearly taxation	2001-11-20	2	Swedish
4.1.4	Tax return 2002	not dated	6	Swedish
4.1.5	Tax return 2001	not dated	6	Swedish
4.1.6	Tax return 2000	not dated	2	Swedish
4.1.7	Tax return 1999	not dated	4	Swedish
4.2	Tax audits
	not applicable
4.3	Correspondence with tax authorities
	not applicable

3

	Document	Date of document	Pages	Language
5	Budget
not applicable
6	Real Estate
not applicable
7	Production and Products
not applicable
8	Sales and Marketing
not applicable
9	Agreements and Transactions
not applicable
10	IT and Intellectual Property
10.1

Description of the material intellectual property rights used or under development by each Group Company in its business, and information about whether these intellectual property rights are owned by the Group Company or used under license agreements not applicable
11	Research and Development
not applicable
12	Quality Assurance
not applicable
13	Environment
not applicable
14	Insurance
not applicable

4

	Document	Date of document	Pages	Language
15	Management and Employment Matters
not applicable
16	Anti-Trust/ Competition
not applicable
17	Claims and Litigation
not applicable
18	Legal Compliance and Permits
not applicable

5

Schedule 1.1
Part 8
Financial Statements

Attached audited consolidated Annual Report of Scanraff for the financial year ending December 31, 2002.

Information om Annual Reporting template

014212e AB-F-max.xls (version 2002-02-10)

This is a “complete version” of a year-end annual reporting package for individual companies (or a parent company of a subgroup which does not prepare consolidated financial statements) with income statements classified according to function in accordance to Swedish Annual Accounts Act.

Note! Users are advised to utilize the attached model at their own risk. KPMG is not responsible for its functionality in all respects. Clients who have acquired or in some other way received this template are advised to consult their in house accountants or confer with the nearest KPMG office.

The aim of this model is

•                  to completely cover the basic requirements in identifying line items so that users need not add any additional categories in the Income Statement, Balance Sheet, Statement of Cash Flow or Disclosures/Notes. However, additional rows may be required for inserting text information/comments as Disclosures/Notes.

•                  to calculate totals and/or link items to their respective categories such as Statement of Cash Flows for example, so that users are not required to re-input the information.

•                  to highlight any incorrect amounts or incomplete data which the user might have input.

•                  to easily change the fiscal year reporting by using the macro.

•                  to instruct the user that items that may not be relevant or in use can be manually edited. They are identified by a red symbol in column A. Items identified by a blue symbol in column B could be deleted completely without affecting the links within the template.

Techniques on using the model:

•                  Input information only in the yellow shaded cells.

•                  Text spread out in more than one row could be realigned to achieve a presentable layout by:

1) Inserting a few rows where the text is to be placed.

2) Writing the text regardless of the column width.

3) Highlighting the area where the text is intended.

4) Going to toolbar, under Edit scroll down to Fill and select Justify.

•                  The appropriate way to use this model is to input information in the following order:

- Income Statement

-Balance Sheet

-Memorandum items

-Statement of Cash Flows

-Disclosures/Notes

-Administration Report

•                  Rows not used should not be deleted but hidden by using the macro. Rows specifically intended for text purposes (e.g.. in Disclosures/Notes section) however could be deleted if required. They are identified by a blue symbol in the column B.

•                  Notes are to be numbered manually and then linked to the relevant row item in the Income Statement and/or Balance Sheet.

•                  When all the sections in this model have been completed and all vacant rows hidden, the report is ready to be printed. However, the report should be viewed in the print preview mode to check the layout before printing.

•                  Final adjustments can be made by inserting appropriate page-breaks in the notes. Start by printing out the “Annual Report”. Then complete the information (page number) on the worksheet “F-Page” before printing that page and the report.

Please note:

•                  The Swedish Annual Account Act does not require comparative figures notes for the Balance Sheet items. However, inclusion of comparative figures are in practice.

•                  The space between column A and B is reserved to insert a note number should it be required.

•                  The template is protected but without a password.

•                  To fully benefit from the model, a certain level of Excel experience is beneficial.

•                  The year-change macro employs pre-defined selected cells thus if adjustments to the notes are made (not Excel’s built-in note function) for example addition, deletion or moving of notes, these predefined year-change macro may require editing.

•                  The macros have been programmed in Excel version 4.0. However, some swedish versions of Excel 97 (release 2b) do not support Excel 4.0 codes; which may cause the macro to stop functioning.

Existing versions of this model

•                  Maximum version models for groups, functional and type of expenditure income statements.

•                  Maximum version models for individual companies, functional and type of expenditure income statements.

•                  Mini version for smaller individual companies and cost center based income statements.

This model is based upon PCs running Excel on Windows as an operating platform.

Macintosh user are required to run special layout conversions.

Comments on the model may be sent to Göran Arnell, KPMG,

Financial Accounting Advisory in Stockholm +46-8-723 91 00.

Annual Reporting template

014212e AB-F-max.xls (version 2002-02-10)

Previous editions (YYMM) = 9709, 9710, 9711, 9712, 9801, 9804, 0002 and 0103

Updates in version 2000-08-18

1)              Fixed  - Certain previous index formulas incorrectly summed up comparative year in notes.

2)              Fixed - Certain formulas in the Statement of Cash Flows. Notes contained reference cells or incorrect row displacement in the Statement of Cash Flows.

3)              This model contains Statement of Cash Flow only according to recommendations by Swedish Financial Accounting Standards Council (RR 7). The earlier version of the statement of changes in financial position according to Swedish Institute of Authorized Public Accountants recommendations number 10 is removed.

Updates in version 2001-03-07

1)              Implementation of accounting for leasing contracts according to Swedish Accounting Standards Board regulation BFNAR 2000:4.

2)              Implementation of accounting for leasing contracts according to Swedish Financial Accounting Standards Council’s new leasing recommendations RR 6:99.

3)              Implementation of accounting for allocated company related funds from SPP.

4)              New disclosure section in the administration report referring to currency exposure and exchange policies (previously disclosed in notes to the financial statements) together with repurchase of own shares.

5)              New notes on the accounts relating to exchange rate differences affecting results.

6)              Prepared for Swedish Financial Accounting Standards Council’s forthcoming income tax recommendation RR 9.

7)              Implementation of certain changes in the Statement of Cash Flow which were separately dealt with in KFA-model 014230.

Updates in version 2002-01-08

1)              Changes resulting form implementation of Swedish Financial Accounting Standards Council’s recommendations

-RR 9 Income taxes

-RR 10 Contract assignments

-RR 11 Earnings

-RR 12 Tangible assets

-RR 13 Associated companies

-RR 14 Joint ventures

2)              Taken into account BFNAR and BFNs regulations where appropriate

-BFNAR 1999:1 Merger of wholly-owned limited company

-BFNAR 2000:2 Application of recommendations by Swedish Financial Accounting Standards Council and pronouncement.

-BFNAR 2000:3 Accounting for inventories

-BFNAR 2001:1 Income taxes

3)              The recommendations from Swedish Financial Accounting Standards Council in effect from 2002 has not been included in this update even though its application is permitted.

4)              Description of general accounting principles must be stated more precisely. Several variations are possible.

Updates in version 2002-02-10

1)              As an alternative to the complete note about equity there is now an alternative simplified note.

Note:

1)              Small non-listed companies (10/24-company) need not prepare consolidated accounts (ÅRL 7:3, alterations applicable from 2000)

2)              Exemption requirements for shortened income statements (due to competition) is removed for companies which are not required to undergo financial analysis/ cash flow analysis. However these statements do require disclosure of net turnover as per (ÅRL 4:11, amendments in effect from 2000).

The Board of Directors and the Managing Director of

Skandinaviska Raffinaderi AB Scanraff

Corporate Reg. No 556041-9433

submit the following

Annual Report

for the financial year January 1 - December 31, 2002

Administration Report
Income Statement
Balance Sheet
Pledged Assets and Contingent Liabilities
Statement of Cash Flows
Notes to the financial statements
Signing of the Annual Report

Skandinaviska Raffinaderi AB Scanraff

Corporate Reg. No 556041-9433

Administration Report

General information on the company and the business

Preem Petroleum AB owns 75 % of Scanraff. Preem Petroleum AB is part of a group of companies with the parent company Corral Petroleum Holdings AB. Remaining part of the shares, 25%, is owned by Hydro R & M Holding AB.

In 2002 Preem Petroleum and Norsk Hydro co-ordinated their activities in Scanraff and Skandinaviska Kracker AB Scancracker with ownership and process rights (licenses) allocated 75 % Preem Petroleum and 25 % Norsk Hydro. This alteration became effective on April 1, 2002, whereby Norsk Hydro paid a shareholder’s contribution to Scanraff amounting to 10.7 million SEK. Scanraff acquired all shares of Scancracker by a directed new share issue at premium rate from Scanraff to Preem Petroleum and Norsk Hydro. Thereby Scancracker became a wholly owned subsidiary to Scanraff. Finally in October, Scancracker was merged into Scanraff. The merger has caused a negative merger difference of 138.9 million SEK, which has reduced the free reserves and surplus. In addition the merger has made it impossible to compare the income statement and balance sheet over the years.

The Scancracker process units, which are totally integral parts of the refinery, were previously operated by Scanraff in accordance with the Service Agreement established between Scanraff and Scancracker.

Scanraff refines crude oil supplied by the shareholders. The company is acting as a commission agent for Preem Petroleum AB and Norsk Hydro Lagrings och Distributions AB. Scanraff receives compensation from the principals corresponding to actual costs.

In 2002, 8.7 (9.3) million tonnes of crude oil were refined. The process units of the refinery were shut down in the autumn for planned turnaround during approximately five weeks. For the rest of the year the process units were utilised at a maximum. Since the refinery margins were weak during a large part of the year there have been periods with reduced charge.

Totally 507 million SEK, excluding the turnaround, were invested during the period. A new propylene unit was brought into operation in June. In addition, a revamp of the wastewater treatment plant was made and continued investments for operational optimisation, operational availability and operational safety were made. A revamp for delivery of waste heat to the community of Lysekil was also accomplished. Lysekils Energi AB is responsible for the pipeline network outside the refinery.

In May 2002, the Scanraff Board approved an investment amounting to 3,300 million SEK to meet more stringent specifications from EU for diesel and gasoline from year 2005. Approval has also been received from the Boards of Preem Petroleum and Norsk Hydro. During the autumn the Environmental Court has given the permit to start this investment. However, Preem Petroleum and Norsk Hydro have decided to further evaluate the economic consequences of the project before approval to start construction is given. So far, 77 million SEK have been invested.

11

Scanraff’s management system is certified according to the requirements of ISO 9002, ISO 14001 and for plant safety and work environment according to OHS 18001.

Turnaround

The refinery was shut down for turnaround during September and October. At this type of inspections the surveillance of the refinery is made in accordance with actual safety regulations. Preventive maintenance work is also made during these shutdowns to maintain the technical standard of the units. Totally 248 million SEK were invested during the 2002 turnaround.

Expectations of future developments

The development will mean continued demand for environmental class oil products. Decision has been taken in EU about continuous introduction of totally desulphurised gasoline and diesel from 2005 to 2009. Initiative has also been taken on a ministerial level within EU to reduce the maximum sulphur content in bunker fuel to 1.5 % for vessels trafficking the Baltic and the North Sea.

Scanraff’s approved Gas Oil Project will give good presumptions to effectively meet these demands. There will be further studies for adaptation of the gasoline production to the specifications expected from 2005 and onwards and for continued optimisation of the refinery.

Delivery of waste heat to a district heating network in Uddevalla is investigated in co-ordination with the parties involved which can lead to increased use of the refinery surplus heat.

Plant safety and work environment will also in the future be highly prioritised areas. Among other things a new risk based inspection system will be introduced.

Environmental issues

Scanraff conduct their activities according to the Environmental Code. Influence on the environment is pricipally coming from emissions to air of carbon dioxide, nitrogen oxides, sulphur oxides and volatile hydrocarbons. For 2002 the company has 53 valid environmental regulations including capacity/feedstock limitations, emission to air and water, noise, waste and oil preparedness. All refinery activities are controlled by the regulations, and 50 of them have been accomplished. Provisions for future clearing and restoration expenditures have not been made, see also note 23.

From mid 2002 more stringent regulations are valid for the wastewater treatment plant and an extensive revamp has been accomplished during the year. The three terms, which are not completely fulfilled, regulates the quality of the cleaned water. These regulations are expected to be accomplished after trimming of the unit.

The County Administration Board establishes the emission control program. The program describes in detail the control and reporting valid for Scanraff’s internal control regarding crude oil consumption and production, emissions to air and water, noise and waste. Receiver control is principally made by the regional co-ordination organisations of which Scanraff is a member. Environmental report according to the Environmental Code is sent every year to The Swedish Environmental Protection Agency, The County Administration Board and The Community of Lysekil.

A spillage of diesel to the ground has implied the supervising authority to submit the matter to the public prosecution authorities in year 2000 for consideration of legal proceedings. A decision has not yet been taken in this matter.

12

During the year the Environmental Court started a consideration of Scanraff’s application regarding revamp of the refinery for production of fuels adapted to EU and increased production. The application results in a reconsideration of the total refinery activity and principal negotiations regarding the regulations remain. The alterations of the activity described in the application have in a partial decision been judged as permissible and permit has been given to start construction. The conviction has been appealed and cancellation has been required. The Appeal Environmental Court has rejected the requirement of cancellation and handles now the appeal regarding the permit.

Treatment of the Company’s loss

The accumulated deficit according to the balane sheet amounts to 128,190,880 SEK. The Board of Directors and the Managing Director propose that an amount of 128,190,880 SEK of the share premium reserve is used to cover the accumulated deficit.

For further information on the Company’s results of operations and financial position, reference is made to the following Income Statement, Balance Sheet, Statement of Cash Flows and pertaining Notes to the financial statements.

13

Income Statement

Amounts in kSEK	Note	2002-01-01 -2002-12-31	2001-01-01 - 2001-12-31

Net sales	1	877,520	718,605
Production expenses		-841,924	-695,058
Gross profit/loss		35,596	23,547

Administrative expenses		-32,029	-24,255
Other operating income	3	64,264	64,309
Operating profit/loss	2, 4, 5,8	67,831	63,601

Result from financial items
Interest income	6	821	967
Interest expenses	7	-68,652	-64,568
Profit/loss after financial items	8	—	—

Appropriations
Appropriations, other	9	—	130,812
Income before allocation		—	130,812

Allocated on the principals		—	-130,812
Income before tax		—	—
Income taxes		—	—
Net profit (loss) for the year		—	—

14

Balance Sheet

Amounts in kSEK	Note	2002-12-31	2001/12/31
ASSETS

Fixed assets

Tangible fixed assets
Land and buildings	10	167,666	158,112
Plant and machinery	12	2,199,488	1,357,890
Turnaround	12	232,838	26,133
Equipment, tools, fixtures and fittings	13	55,014	53,113
Construction in progress and
advance payments for tangible fixed assets	14	226,611	96,329
		2,881,617	1,691,577
Financial assets
Long-term receivables	15	3,681	3,721
		3,681	3,721
Total fixed assets		2,885,298	1,695,298

Current assets

Inventories etc.
Raw materials and consumables		54,555	52,581
		54,555	52,581

Current receivables
Accounts receivable - trade		4,309	136,015
Other receivables		3,178	10,835
Prepaid expenses	16	64,605	41,227
		72,092	188,077

Cash and bank balances		57	51
Total current assets		126,704	240,709
TOTAL ASSETS		3,012,002	1,936,007

15

Balance Sheet

Amounts in kSEK	Note	2002-12-31	2001/12/31
EQUITY AND LIABILITIES

Equity	17
Restricted equity
Share capital (2 281 400/2 000 000 shares)		228,140	200,000
Share premium reserve		343,764	—
Statutory reserve		14	14
		571,918	200,014
Accumulated deficit
Loss brought forward		-128,190	—
Net profit (loss) for the year		—	—
		-128,190	—
		443,728	200,014

Untaxed reserves	18
Accumulated accelerated depreciation		495,588	302,634

Long Term Liabilities		495,588	302,634
Other liabilities	19	416,000	236,500
Liabilities to group companies	20	1,248,000	863,500
		1,664,000	1,100,000
Current liabilities
Advance payment from customers		43,088	19,347
Accounts payable - trade		86,172	90,535
Liabilities to group companies	21	138,604	72,883
Other liabilities		9,311	43,161
Accrued expenses and deferred income	22	131,511	107,433
		408,686	333,359
TOTAL EQUITY AND LIABILITIES		3,012,002	1,936,007

Pledged Assets and Contingent Liabilities

Amounts in kSEK		2002-12-31	2001/12/31
Pledged assets		None	None
Contingent liabilities	23	See note	See note

16

Statement of Cash Flows

Amounts in kSEK	2002-01-01 -2002-12-31	2001-01-01 - 2001-12-31

Operating activities
Result after financial items	—	—
Adjustments for items not requiring an outflow of cash	254,848	198,718
	254,848	198,718
Income taxes paid	—	—
Cash flows from operating activities before changes in working capital	254,848	198,718

Cash flow from changes in working capital
Increase(-)/Decrease(+) in inventories	-1,974	-1,856
Increase(-)/Decrease(+) in current receivables	175,184	-19,664
Increase(+)/Decrease(-) in current liabilities	-61,911	10,268
Cash flow from operating activities	366,147	187,466

Investing activities
Acquisition of tangible assets	-755,006	-129,575
Disposal of tangible assets	—	122
Investments in financial fixed assets	—	-13,357
Disposal/reduction of financial fixed assets	116	—
Cash flow from investing activities	-754,890	-142,810

Financing activities
Received shareholder’s contribution	10,736	—
Proceeds from borrowings	378,013	—
Repayment of borrowings	—	-44,620
Cash flow from financing activities	388,749	-44,620

Net increase in cash and cash equivalents	6	36
Cash and cash equivalents at beginning of period	51	15
Cash and cash equivalents at end of period	57	51

17

Notes to the statement of cash flows

Amounts in kSEK	2002-01-01 -2002-12-31	2001-01-01 - 2001-12-31

Interest paid and dividend received

Interest received	821	967
Interest paid	-68,652	-64,568

Adjustments for items not requiring an outflow of cash

Depreciation and write-down of assets	251,960	198,570
Unrealised exchange rate difference	-151	129
Gains/losses from sale of fixed assets	3,039	19
	254,848	198,718

Non-cash transactions

Acquisition of operations through non-cash issue	371,904	—

Takeover by merger

Takeover of assets and liabilities assumed:

Tangible fixed assets	754,741	—
Current receivables	35,198	—
Total assets	789,939	—

Loans	175,000	—
Operating liabilities	189,008	—
Total liabilities and provisions	364,008	—

Liquid funds

Cash and cash equivalents comprise:

Cash and bank	57	51
	57	51

Change in net debt

Net debt at beginning of period	1,094,718	1,152,731
Proceeds from interest bearing borrowings	378,013	—
Repayment of interest bearing borrowings	—	-58,636
Other changes in interest bearing borrowings	175,000	—
Disposal/reduction of interest bearing assets	116	623
Changes in liquid funds	-6	—
Net debt at end of period	1,647,841	1,094,718

18

Notes to the financial statements

Amounts in kSEK unless otherwise stated

The Annual Report has been prepared in accordance with the Annual Accounts Act and the standards issued by the Swedish Financial Accounting Standards Council (RR).

Valuation principles

Assets, provisions and liabilities are stated at historical cost unless otherwise stated.

Tangible fixed assets

Depreciations according to plan are based on acquisition values less any estimated residual value. Depreciation is made over the estimated useful economic life of the asset. Further write-down is made in case of a permanent impairment of value. The acquisition value includes expenses for improvements of the related assets. Internal capitalised costs include indirect as well as direct costs.

In the acquisition value for plant and machinery expenditures are included for the right to utilise design and construction for certain units and interest for large investments.

Expenditures for turnaround include inspection of units in accordance with refinery and authority requirements as well as expenditures for preventive maintenance in order to maintain the technical standard of the refinery. The expenditures are capitalised and distributed over a period up to the next turnaround.

Depreciations of platinum and palladium, accounted for as plant and machinery, are not made as they are used as catalysts in the Reformer and the Isomerisation units without deterioration. The market value exceeds the booked value.

The following depreciation periods are applied:	Estimated useful economic life

Buildings	20 - 50 years
Plant and machinery	approximately 20 years
Turnaround	approximately 4 years
Equipment, tools, fixtures and fittings	approximately 6 years

Tax regulated depreciation allowances for plant, machinery and equipment have been made according to the residual value method.

Loan expenses

Loan expenses are charged the result in the period, to which they are related, except for the part, which is included in the acquisition value of an asset. Activation of loan expenses is made in accordance with the alternative principle in RR 21. Information about activated interest for previous years is not structured in such a manner that information can be given on accumulated amounts or by balance sheet item.

Write-downs

The accounted values for the company assets are controlled at every balance sheet day to investigate if there is an indication of write-down need. If such an indication exists, the recovery value of the asset is calculated as the highest one of the beneficial value and the net realisable value. Write-down is made if the recovery value is lower than the accounted value.

Receivables

Receivables are reported at the amount expected to be collected based on individual assessment of collectibility.

Receivables and liabilities denominated in foreign currency

Receivables and liabilities denominated in foreign currency are stated in accordance with Standard No 8 of the Swedish Financial Accounting Standards Council at the exchange rate ruling at the balance sheet date. Exchange rate differences on current receivables and liabilities are reported in operating income while differences on financial receivables and liabilities are reported with financial items. Receivables and liabilities hedged by forward exchange contracts are valued at the contracted rate.

Inventories

The inventories mainly consists of spare parts and additives. The spare parts inventories have been stated at the average acquisition value while the inventories of additives have been stated at acquisition values according to the first-in first-out method, both with due consideration of obsolescence.

Taxes

The Company applies Swedish Financial Accounting Standards Council’s Standard RR9 Income taxes. Income tax expense comprises current and deferred tax. Income tax is recognized in the Income Statement except to the extent that it relates to items recognised directly to equity, whereby the pertained tax effect is recognised in equity. In the annual report deferred income tax liability has not been judged as essential amount and has therefore not been accounted for in the income statement and balance sheet.

Provisions (with the exception of deffered tax)

A provision is accounted for in accordance with RR 16 Provisions, contingent liabilities and contingent assets in the balance sheet when the company has a formal or informal commitment as a consequence of an event that has taken place and it is likely that an outflow of resources is required to regulate the commitment and a reliable judgement of the amount can be made. Present value computation is made to take the time effect for essential future payments into consideration.

Restoration reserve

A future close-down of the refinery might imply a demand for decontamination and restoration work etc., but this is judged to be far away into the future and the future expenses cannot be calculated in a reliable way.

Contingent liabilities

Reference is made to a note regarding the exploitation agreement between the community of Lysekil and Scanraff.

Revenue recognition

The refinery activities are performed on a commission basis, see note 1.

Leasing - lessee

Leases are reported in accordance with RR 6:99. Under such rules, all leasing arrangements are reported as operating leases.

Under operating leases, lease payments are recognised as an expense based on the lessee’s benefit of the lease arrangement which may differ from the timing of payments.

Merger

During the year, Skandinaviska Kracker AB Scancracker was merged with Scanraff. The merger has been reported in accordance with guideline BFNAR 1999:1 “Merger of wholly owned limited liability companies”. The consolidated value method has been applied.

Shareholders’ contribution

The company has reported shareholders’ contribution in accordance with the Emerging Issues Task Force pronouncement.

Shareholders’ contributions received are taken directly to equity capital while contributions paid are capitalised with shares and participations unless a write-down is warranted.

Changes in accounting principles

As from January 1, 2002, the following standards issued by the Swedish Financial Accounting Standards Council are applied: RR 15 Intangible fixed assets, RR 16 Provisions, contingent liabilities and contingent assets, RR 17 Write-downs, RR 19 Business in liquidation, RR 21 Loan expenses and RR 23 Information about related parties. Application of these standards has not affected the income statement and balance sheet but has been considered in increased information.

Group affiliation, etc.

Scanraff is a subsidiary company to Preem Petroleum AB, reg. No 556072-6977 with registered office in Stockholm. Preem Petroleum AB is a member of a group of companies recognising Corral Petroleum Holdings AB, reg. No 556477-1284 with registered office in Stockholm, as its ultimate parent company preparing consolidated financial statements for the entire group.

Sales and purchasing transactions of Scanraff with affiliated companies represent approximately 76 (78) % and less than 1 (<1) %, respectively, of total sales and purchases.

Related parties

Related parties with a controlling influence

The Company is subordinated to controlling influence from sheikh Mohammed H. Al-Amoudi, who owns Corral Petroleum Holdings AB. In addition to the Corral group, Mohammed Al-Amoudi owns i.a. Midroc Scandinavia AB.

Related parties’ transactions

Midroc Scandinavia AB has provided maintenance and construction services through its subsidiaries. For these services Scanraff has paid approximately 86 (42) million SEK. Many of these services are provided on a demand basis. Accordingly, the amounts paid for these services may vary from year to year depending on the service required and provided. The transactions and agreements, which are the basis for these, were entered into on terms no less favourable than those that could have been obtained on market terms from an unrelated third party.

The following receivables and liabilities refer to

companies in the Midroc group:	2002/12/31	2001/12/31
Receivables	3	—
Liabilities	10,743	8,320

Note 1           Commission agreement

The Company is from January 1, 2001 acting as commission agent for Preem Petroleum AB and Norsk Hydro Lagrings och Distributions AB. A gross accounting of the expenses and income of the business including compensation from the principals is applied in the annual report.

Note 2           Employees, personnel costs and remunerations to auditors

The Scancracker process units were previously operated by Scanraff in accordance with service agreement between Scanraff and Scancracker. All personnel are employed by Scanraff and work in Lysekil. Scanraff’s as well as Scancracker’s activities are included in the following information about average number of employees, salaries, other remunerations and social security costs.

	2002-01-01 -2002-12-31	2001-01-01 - 2001-12-31
Average number of employees

Sweden	643	607

Male (percentage)	89%	90%

The average number of employees was calculated by relating the number of paid presence hours during the years to a normal annual working time amounting to 1 564 (1 573) hours in 2002.

Salaries, other remunerations and social security costs

Board of Directors and Managing Director	1,147	1,213
(of that bonuses, etc.)	(—)	(87)
Other employees	216,094	202,058
(of that profit sharing, etc.)	(—)	(6,160)
Total	217,241	203,271
Social security costs	112,694	97,577
(of that pension costs)	(35,724)	(27,577)

1 210 (230) of the Company’s pension costs refer to the group Board of Directors and Managing Director. The pension costs for 2002 include retroactive premiums for last year by 140.

The Company is connected to KP Pension & Försäkring (KPplan) to which company yearly premiums for pension obligations are paid. The Managing Director and the former Managing Director have, within the framework of the KPplan, chosen pension solutions in other insurance companies.

Severance pay

An agreement  exists with the Managing Director stating two years’ term of notice and severance pay corresponding to 24 monthly salaries at notice from the company. The Managing Director is entitled to pension at the age of 60.

Loans to members of management

After a normal rating all Scanraff employees, having a permanent employment, may have a personnel loan, which is a part of the company’s personnel policy. At present there are loans with three different monetary limits, where the highest loans are granted against a mortgage in a permanent residential property.

The interest follows the standards given by the National Tax Board. The loans will be amortised through annual payments of maximum 15 years with a limit by a final payment at estimated retirement.

Loans to employee representatives of the Company’s and the parent companies’ Boards have been granted with a general exemption of the Legal Institution at the Tax Authority of Gothenburg and Bohus County. At the beginning of the year the total loan amount was

SEK 93 287 and at the end of the year SEK 80 361. There is a mortgage in residential property for loans amountig to SEK 80 361, included in the amount at the end of the year.

A special list according to the Companies Act has been established separately.

Audit fees and expenses

	2002-01-01 -2002-12-31	2001-01-01 - 2001-12-31
KPMG
Audit services	318	83
Other services	178	—

Ernst & Young
Audit services	80	67

Note 3           Other operating income

	2002-01-01 -2002-12-31	2001-01-01 - 2001-12-31
Exchange gains on operating receivables /liabilities	384	—
Harbour fees	57,712	60,142
Truck loading fees	1,777	1,496
KP company associated funds	—	120
Other	4,391	2,551
	64,264	64,309

Of allocated company associated funds from KP the outstanding amount of 6 341 has been used at payment of premiums.

Note 4           Depreciation of  tangible assets

	2002-01-01 -2002-12-31	2001-01-01 - 2001-12-31
Depreciation according to plan by asset
Land and buildings	-12,111	-11,298
Plant and machinery	-177,042	-130,896
Turnaround	-46,632	-39,072
Equipment, tools, fixtures and fittings	-16,175	-17,304
	-251,960	-198,570
Depreciation by function
Production expenses	-251,257	-197,870
Administrative expenses	-703	-700
	-251,960	-198,570

This year’s depreciations include Scancracker’s depreciations during the period April 1 - October 16, 2002 by 30 018.

Note 5           Operating leases

	2002-01-01 -2002-12-31	2001-01-01 - 2001-12-31
Assets held by way of operating leases Minimum lease payments	2,703	2,908
Total	2,703	2,908

Future minimum lease payments under non-cancellable operating leases
Within one year	2,009	3,075
Between one to five years	839	3,410
Later than five years	—	—
	2,848	6,485

The Company is leasing switchboard and cars. The acquisition value for leased equipment is estimated to 19 058 (18 454).

Note 6           Interest income

	2002-01-01 -2002-12-31	2001-01-01 - 2001-12-31
Interest income, personnel loans	331	348
Interest income, group companies	444	162
Interest income, other	46	457
	821	967

Note 7           Interest expenses

	2002-01-01 -2002-12-31	2001-01-01 - 2001-12-31
Interest expense, group companies	-51,868	-50,674
Interest expense, other	-16,784	-13,894
	-68,652	-64,568

Loan costs amounting to 4 892 (-) have been included in the acquisition value of the assets.

Note 8           Exchange differences included in net results for the year

	2002-01-01 -2002-12-31	2001-01-01 - 2001-12-31
Exchange differences included in operating income	384	-180
Exchange differences included in financial items	—	—
	384	-180

Note 9           Appropriations, other

	2002-01-01 -2002-12-31	2001-01-01 - 2001-12-31
Accellerated depreciation - Plant and machinery	—	130,812
	—	130,812

Note 10    Land and buildings

		2002-12-31	2001/12/31
Accumulated acquisition value
At beginning of year		386,575	371,814
Taken over through merger		7,759	—
Acquisitions	(1)	17,027	14,908
Reclassifications		—	—147
		411,361	386,575
Accumulated depreciation
At beginning of year		-228,463	-217,212
Taken over through merger	(1)	-4,197	—
Reclassifications		—	47
Depreciation for the year		-11,035	-11,298
		-243,695	-228,463
Net book value at end of year		167,666	158,112

Tax values, buildings		161,126	160,401
Tax values, land		5,458	5,232

(1) Acquisition values and accumulated depreciations taken over through merger refer to Scancracker’s accounted values at Scanraff’s merger of the Company.

Note 11    Plant and machinery

		2002-12-31	2001/12/31
Accumulated acquisition value
At beginning of year		3,573,205	3,515,865
Taken over through merger	(1)	1,057,990	—
Acquisitions	(2)	706,613	59,284
Disposals		-44,228	-1,944
		5,293,580	3,573,205
Accumulated depreciation
At beginning of year		-2,215,315	-2,086,349
Taken over through merger	(1)	-766,862	—
Disposals		40,869	1,930
Depreciation for the year		-152,784	-130,896
		-3,094,092	-2,215,315
Net book value at end of the year		2,199,488	1,357,890

Tax values, production units		1,619,000	1,182,000
Tax values, land		45,736	44,182

(1) Acquisition values and accumulated depreciations taken over through merger refer to Scancracker’s accounted values at Scanraff’s merger of the Company.
		4,892	—
(2) Cost includes capitalised interest at the amount of An interest rate of 4.5 % has been used at the calculation.

Platinum and palladium amounting to 68 351 (68 387) are included in the net book value at the end of the year.

Note 12    Turnaround

		2002-12-31	2001/12/31
Accumulated acquisition value
At beginning of year		151,489	151,403
Taken over through merger	(1)	44,380	—
Acquisitions		247,838	86
Write-off last turnaround		-194,969	—
		248,738	151,489
Accumulated depreciation
At beginning of year		-125,356	-86,284
Taken over through merger	(1)	-43,565	—
Write-off last turnaround		194,969	—
Depreciation for the year		-41,948	-39,072
		-15,900	-125,356
Net book value at end of the year		232,838	26,133

(1) Acquisition values and accumulated depreciations taken over through merger refer to Scancracker’s accounted values at Scanraff’s merger of the Company.

Note 13    Equipment, tools, fixtures and fittings

	2002-12-31	2001/12/31
Accumulated acquisition value
At beginning of year	104,224	108,718
Acquisitions	18,119	10,296
Disposals	-10,711	-14,790
	111,632	104,224
Accumulated depreciation
At beginning of year	-51,111	-48,576
Disposals	10,668	14,769
Depreciation for the year	-16,175	-17,304
	-56,618	-51,111
Net book value at end of year	55,014	53,113

Note 14    Construction in progress and advance payments for tangible fixed assets

	2002-12-31	2001/12/31
At beginning of year	96,329	51,334
Taken over through merger	459,236	—
Reclassifications	-989,597	-84,574
Investments during the year	651,468	125,049
Advance payments during the year	9,175	4,520
	226,611	96,329

Note 15    Long-term receivables

	2002-12-31	2001/12/31
Accumulated acquisition value
At beginning of year	3,721	12,500
Additional receivables	2,416	2,222
Settlement of receivables	-2,456	-11,001
Net book value at end of year	3,681	3,721

The Company has granted a loan to an employee representative of the Company’s Board amounting to 80 361 SEK. Exemption for this loan has been obtained from the Legal Institution at the Tax Authority of Gothenburg and Bohus County.

Note 16    Prepaid expenses

	2002-12-31	2001/12/31
Catalysts	59,815	36,866
Insurances	1,800	1,970
Other items	2,990	2,391
	64,605	41,227

Catalysts are used in the process for upgrading of products. Accrual accounting is done concurrently with decreasing catalyst activity and is based on estimated lifetime.

Note 17    Equity

	Share capital	Share premium reserve
Balance carried forward in the previous year’s balance sheet	200,000	—
New share issue at premium rate	28,140	343,764
Balance at end of year	228,140	343,764

	Statutory reserve	Accumulated deficit
Balance carried forward in the previous year’s balance sheet	14	—
Shareholder’s contribution, received		10,736
Merger difference		-138,926
Net profit [loss] for the year		—
Balance at end of year	14	-128,190

Note 18    Untaxed reserves

	2002-12-31	2001/12/31
Accelerated depreciation:
• Plant and machinery, equipment, tools, etc.	495,588	302,634
	495,588	302,634

The change for the year refer to accelerated depreciations taken over through merger. Out of untaxed reserves 138 765 (84 737) refer to deferred tax. The deferred tax is not included in the balance sheet of the company.

Note 19    Other liabilities, long-term

	2002-12-31	2001/12/31
Due within 1-5 years	337,500	172,000
Due after 5 years	78,500	64,500
	416,000	236,500

Refer to loans from Norsk Hydro ASA, Hydro Finans without guarantee provided.

Note 20    Liabilities to group companies, long-term

	2002-12-31	2001/12/31
Due within 1-5 years	1,012,500	628,000
Due after 5 years	235,500	235,500
	1,248,000	863,500

Refer to loans from parent company without guarantee provided.

Note 21    Liabilities to group companies, short-term

Liabilities to group companies include liability to parent company and cheque account, connected to the consolidation account of the parent company, with a net accounted receivable amounting to 10 607 (-380). The cheque account has a credit limit amounting to 15 million SEK.

Note 22    Accrued expenses and deferred income

	2002-12-31	2001/12/31
Salaries	6,704	11,737
Holiday pays	32,480	28,544
Social security costs	21,215	20,280
Other items	71,112	46,872
	131,511	107,433

Note 23    Contingent liabilities

A future close-down of the refinery might imply a demand for decontamination and restoration work etc., but this is judged to be far away into the future and the future expenses cannot be calculated in a reliable way.

According to exploitation agreement between the community of Lysekil and Scanraff, Scanraff is obliged to redeem properties at request within protection area according to the valid town plan. The remaining area to redeem amounts to 342 820 m2 per 2002-12-31. 319 909 m2 of the remaining area are owned by other subsidiaries to Preem Petroleum AB.

Note 24    Merger

During the year, a merger was effected with:

Skandinaviska Kracker AB Scancracker, Corporate Reg. No 556019-9878

The income statement and the balance sheet items of Scancracker per the merger date 2002-10-16 are reported below. Scancracker was acquired per 2002-04-01. Therefore the result worked up before the acquisition is not reported in Scanraff. Net sales and operating income, which thereby are not reported in Scanraff, amount to 50 555 respectively zero.

2002/01/01 -2002-10-16
Net sales	83,291
Operating income (loss)	—

Of above net sales the amount of 32 736 is included in Scanraff’s operating income regarding the merger period April 1 - October 16, 2002. The operating income for this period was zero.

Amounts as at	2002/10/16
Fixed assets	754,741
Current assets	35,198
Untaxed reserves	-192,954
Liabilities	-364,008
Equity	232,977

During the merger period April 1 - October 16, 2002 investments in construction in progress have been made by 94 727 and depreciations by 30 018 have been made.

Lysekil March 13, 2003	(Signed in Swedish original)

Robert Onsander	Pål Sunde
Chairman of the Board

Michael Löw	Suhail Nageeb

Leif Nilsson	Per Olsson
Managing Director

Krister Söderman	Bill Wallberg
Employee representative (SIF)	Employee representative (IF)

Our audit report was issued March 13, 2003

Roland Nilsson	Ola Wahlquist
Authorised Public Accountant	Authorised Public Accountant

19

Schedule 1.1
Part 9
Hydro Group Key Employees

Name	Position with Norsk Hydro ASA

Ola Sæter	Vice President, Business Support Hydro Energy

Pål Sunde	Senior Vice President, Oil Trading and Refining

Knut Solberg	Head of Department, Refining Technology

Dick Vibe-Rheymer	Vice President, Refining and Products Supply

Schedule 1.1
Part 10
Purchaser’s Group

SEE ATTACHED

Schedule 4.3

Contingent Consideration

The Purchaser and the Shares Seller (or any company within the Hydro Group designated by the Shares Seller as the recipient) have agreed that as from Closing Date and for twenty four (24) consecutive months (the Contingent Consideration Period) the Shares Seller shall be entitled to a contingent consideration (the Contingent Consideration) for each twelve-month period, starting from Closing Date, that the calculated aggregate synthetic margin as set out in the Synthetic Margin definition below exceeds 3.75 USD/bbl. The Contingent Consideration shall be calculated as fifty percent (50%) of the excess of the calculated aggregate Synthetic Margin above 3.75 USD/bbl multiplied by twenty –five percent (25%) of the actual throughput volume at Scanraff on said twelve- month period. The total Contingent Consideration shall in no case exceed USD 20 Million.

The Purchaser shall pay the Contingent Consideration to the Shares Seller in immediately available funds by wire transfer to the account of the Shares Seller (or its recipient) at a bank designated by the Shares Seller on the following days:

i)                                         380 days after the Closing Date for the first twelve-month period.

ii)                                      745 days after the Closing Date for the second twelve-month period.

At payment the Purchaser shall provide to the Shares Seller complete records on how the Contingent Consideration has been calculated. The Shares Seller has a right to verify the calculation of the Contingent Consideration and for this purpose the Purchaser shall procure that Scanraff keeps complete records on how the Contingent Consideration and its parts are measured and calculated. Such records shall be open for inspection by the Shares Seller at their request at any time within normal working hours until 12 months after the Contingent Consideration Period. Any discrepancy agreed between the parties or determined in accordance with Clause 16 (Arbitration and Submission to Jurisdiction) of the Purchase and Sale Agreement shall immediately be paid to the relevant party and shall include interest thereon from the payment date of the deficient payment with interest in accordance with Clause 14.6 (interest) of the Purchase and Sale Agreement.

For purposes of calculating the Contingent Consideration, the Synthetic Margin will be calculated using the yields and Platt’s reference data in the table below:

Yields (vol%)	Product	Platt’s reference
31% Conversion factor 8.33	Motor gasoline, premium unleaded	Premium unleaded, North West Europe cargo CIF, mean quotation

43% Conversion factor 7.45	Diesel EN590	EN590 North West Europe, cargo CIF, mean quotation

26%	Low sulphur fuel oil 1%	LSFO North West Europe,

Yields (vol%)	Product	Platt’s reference

Conversion factor 6.4		cargo FOB, mean quotation

-100%	Brent dated	Platt’s Brent dated, mean quotation

Schedule 7.3.3
Terminated Service Agreements and Other Arrangements

A.                                 The following insurance policies will be terminated as of the Closing Date:

1.                                   Liability insurance provided by Industriforsikring AS, policy number C/100274/03

2.                                   Fire insurance provided by Industriforsikring AS, policy number P/100077/03

3.                                   Business interruption insurance by Industriforsikring AS, policy number P/100007

4.                                   Property management insurance by Industriforsikring AS, policy number P/100077

B.                                 There are no other service agreements and other arrangements.

Schedule 7.4.1
Guarantees To Be Released

NONE

Schedule 7.4.2
Scanraff Debt Owed To Hydro

Scanraff short and long term loans as of June 30, 2003

		Currency	Amount
Short term loans

1.	Prepayment of processing fee	SEK	13 562 000

2.	Commissionary debt to Hydro	SEK	28 101 000

Long term loans

3.	Long term loans to Hydro	SEK	416 000 000

	TOTAL	SEK	457 663 000

The Parties shall update the Scanraff Debt principal and interest amounts two Business Days prior to the Closing Date to reflect the Closing Date payoff amounts to be paid at Closing.

SCHEDULE 8.1

PETROLEUM PRODUCTS STOCK VALUATION STATEMENT, CURRENT ASSETS VALUATION STATEMENT, CAPITAL EXPENDITURES VALUATION STATEMENT AND SCANRAFF DEBT VALUATION STATEMENT

(CLAUSE 8.1)

PART 1

STATEMENTS

1                                         Form of Petroleum Products Stock Valuation Statement, Current Assets Valuation Statement, Capital Expenditures Valuation Statement and Scanraff Debt Valuation Statement

Each of the Petroleum Products Stock Valuation Statement, Current Assets Valuation Statement, Capital Expenditures Valuation Statement and Scanraff Debt Valuation Statement shall be drawn up in the form described below.

All capitalized terms used  but not defined in this Schedule 8.1 shall have the respective meanings given them in the Agreement to which this Schedule 8.1 is attached.

2                                         Accounting Policies

2.1                               The Current Assets Valuation Statement, Capital Expenditure Valuation Statement and Scanraff Debt Valuation Statement shall be drawn up in accordance with:

2.1.1                     the policies, procedures and practices set out in paragraphs 2.3 to 2.6 below; and

2.1.2                     to the extent not inconsistent with paragraph 2.1.1, the Accounting Principles.

2.2                               The Petroleum Products Stock Value shall be market value as at the Closing Date as set out in Part 2 of this Schedule 8.1 and shall be drawn up in accordance with policies, procedures and practices set out in paragraphs 2.3 and 2.4 below.

2.3                               The Petroleum Products Stock Valuation Statement, Current Assets Valuation Statement, Capital Expenditures Valuation Statement and Scanraff Debt Valuation Statement shall be drawn up as of the close of business on the Closing Date. No account shall be taken of events taking place after the close of business (local time) on the Closing Date and regard shall only be made to information available to the parties to the Agreement at that time.

2.4                               The Petroleum Products Stock Valuation Statement, Current Assets Valuation Statement, Capital Expenditures Valuation Statement and Scanraff Debt Valuation Statement shall be expressed in EURO. Amounts in other currencies shall be translated into EURO at the exchange rates as of the Closing Date and specified in the Exchange Cross Rates Table as published in the Financial Times.

2.5                               The Scanraff Debt for purposes of preparing the Scanraff Debt Valuation Statement shall be determined in accordance with the Accounting Principles as applied by Scanraff in the Financial Statements and shall not include any accruals related to pensions or deferred taxes.

3                                         Preparation

3.1                               No later than forty-five (45) days following the Closing Date, the Sellers shall deliver to the Purchaser drafts of the Petroleum Products Stock Valuation Statement, Current Assets Valuation Statement, Capital Expenditures Valuation Statement and Scanraff Debt Valuation Statement (collectively, the “Draft Statements”). Prior to such delivery, the Sellers shall, so far as is practicable, consult with the Purchaser with a view to reduce the potential areas of disagreement.

3.2                               In order to enable the Sellers to prepare and agree to the Draft Statements, the Purchaser shall keep up-to-date and, subject to reasonable notice, make available to the Sellers’ representatives and to the Sellers’ accountants all books and records relating to Scanraff during normal office hours and co-operate with them with regard to the preparation of the Draft Statements. The Purchaser agrees, in so far as it is reasonable to do so, to make available the services of the employees of Scanraff to assist the Sellers in the performance of their duties under this Agreement.

3.3                               If the Purchaser does not within fifteen (15) days of presentation to it of the Draft Statements give notice to the Sellers that it disagrees with any of the Draft Statements or any item thereof, such notice stating the reasons for the disagreement in reasonable detail and specifying the adjustments which, in the Purchaser’s opinion should be made to the Draft Statements (the “Purchaser’s Disagreement Notice”), the Draft Statements shall be final and binding on the parties. If the Purchaser delivers a Purchaser’s Disagreement Notice within such fifteen (15) days, the Purchaser shall keep up to date and, subject to reasonable notice, make available to the Sellers’ representatives and the Sellers’ accountants all books and records relating to the items forming part of the Purchaser’s Disagreement Notice during normal office hours during the period from the date of the Purchaser’s Disagreement Notice until the date on which such disagreement is resolved. The Sellers and the Purchaser shall attempt in good faith to reach agreement in respect of the Draft Statements and, if they are unable to do so within fifteen (15) days of such notification, the Sellers or the Purchaser may by notice to the other require that the dispute on the Draft Statements be finally solved by arbitration in accordance with Clause 16 of the Agreement.

PART 2

VALUATION OF PETROLEUM PRODUCTS STOCK

The Petroleum Products Stock shall be valued at the market value at the Closing Date according to the following:

(a)                                  Physical volume measurements shall be in accordance with standards and procedures currently being applied by Scanraff;

(b)                                 products listed in Schedule 1.1, Part 3 as the “Base Petroleum Products Stock Value” shall be valued  using the principles and quality/freight corrections figures set out in said Schedule 1.1, Part 3, but valued according to price formulas as of the Closing Date;

(c)                                  crude oil and feedstocks not listed in Schedule 1.1, Part 3 as the “Base Petroleum Products Stock Value” shall be valued according to the price formula set out in the purchase contract of such crude oil or feedstocks as of the Closing Date. If the relevant purchase contract is a FOB contract, relevant freight cost to be included;

(d)                                 refined products not listed in Schedule 1.1, Part 3 as the “Base Petroleum Products Stock Value” shall be valued as listed in Platt’s for similar or comparable products, adjusted for quality and freight, as of the Closing Date;

(e)                                  not finished products (Components), not finally allocated to one or more refine product(s) shall, if the parties do not agree otherwise, be allocated in accordance with Scanraff’s estimated allocation and thereafter valued as listed in Schedule 1.1, Part 3 as the “Base Petroleum Products Stock Value”;

(f)                                    vacuum gas oil (VGO) shall, if the parties do not agree otherwise, be valued in accordance with Hydro’s last price formula sale done for the same product prior to the Closing Date;

(g)                                 petroleum products not valued according to paragraphs (a) through (f) shall be valued at market value at the Closing Date as agreed between the parties; and

(h)                                 the non-recoverable bottoms shall be valued according to the principles established in the January 7, 2003 agreement regarding unitisation of deadstock volumes between the Parties as set out in the enclosed “Protokoll från møte angående värdering av oljelager i bottnar”, Enclosure 1 and as applied in the valuation model in Schedule 1.1, Part 5 using price formulas as of the Closing Date and the following fixed product categories and quantities:

Product Category	Quantity (m3)
Naptha	1,887
Mogas	4,900
Gasoil	4,634
VGO	2,835
LSFO	1,998
HSFO	3,276
Sulphur	147
Crude	26,835

Note:  Quantity numbers are in cubic meters and are fixed.

Revidering av protokoll från möte 7 januari 2003.

Orsak till revidering:

Scanraff har vid nya mätningar av oljelager i Aspedalens bergrum funnit att bottenvolymen ska uppräknas från 25.000 m3 till 29.200 m3.

Kalkylblad för beräkning av  belopp för clearing har därför justerats för denna uppräkning i Aspedalen. Detta innebär följande ny text under rubriken “belopp för clearing”

Rev 5. Belopp för clearing

Beräkning av clearingbelopp framgår av bilaga. Redovisningen av omfördelning mellan respektive ägares operativa lager och lager bundet i bottnar innebär att Preem fått minskning av operativt lager med 718 KUSD mot en ökning av lager bundet i bottnar med ett nuvärde på 103 KUSD. Hydro ska därmed ersätta Preem med 615 KUSD.

Tidigare clearingbelopp var fastställt till 491 KUSD. Revideringen innebär således att Hydro ska ersätta Preem med ytterligare 124 KUSD.

Scanraff:  2003-09-11

Anders Östberg

Protokoll från möte angående värdering av oljelager i bottnar

Tid:	7 januari 2003
Plats:	Scanraff
Deltagare:	Robert Onsander	Preem
	Knut Solberg	Hydro
	Bengt Ahlén	Scanraff
	Anders Östberg	Scanraff

1. Bakgrund:

Vid förändringen av ägandet till 75 % Preem och 25 % Hydro den 1.4.2002 ingick inte i clearingen mellan ägarna det oljelager som finns på Scanraff.

Det ändrade ägarförhållandet innebar inte någon ändring av respektive ägares totala oljelager. Principen för fördelning av oljelager bundet i bottnar bygger dock på att de fördelas efter ägandet på lagringsplatsen. Scanraff omfördelade därför oljelager i bottnar. Eftersom det totala oljelagret för Preem respektive Hydro inte ändrades medförde det en omfördelning mellan operativa lager och lager i bottnar hos respektive ägare.

Eftersom lager i bottnar bedöms ha ett lägre värde än operativt lager och är tillgängligt först långt fram i tiden har aktualiserats behovet av att cleara även denna omfördelning av värden.

2. Beskrivning av lager i bottnar:

Bengt Ahlén beskrev hur lager av bottnar ser ut i tankar och bergrum. Bottnar är den del av oljelagren som inte är operativt åtkomliga utan bara kan uttas genom särskilda driftåtgärder.  Nivån på lager i bottnar ligger på ca 3,5% (Aspedalen) till ca 8% (Scanraffs råoljebergrum) av total lagringskapacitet. Nivån på bottenlagret fastställs med några års mellanrum utifrån drifterfarenheter. Bottenlagret kan i mer eller mindre grad vara uppblandat med vatten, vax, sand, rost o dylikt och har därför inte fullt värde. Bottenlager i tankar kan uttas i samband med tank I&T då en del kan gå som produkt och en del behöver återprocessas. Bottenlager i bergrum kan kräver mer omfattande åtgärder i form av spolning med varmt kondensat o.dyl. och det är svårare att bedöma vilken mängd som kan uttas.

Oljelager i bottnar ligger bundet så länge som lagringsplatsen används i drift och binder därmed kapital långt fram i tiden.

3. Principer för värdering av oljelager i bottnar

Efter diskussion enades parterna att tillämpa följande principer för värdering:

a) Volym som  kan uttas av lager i bottnar bedöms utifrån vad som är praktiskt och ekonomiskt möjligt med tillgänglig teknik.

b) Värde på uttagen volym bedöms utifrån andelen fullvärdig olja och andel som behöver återprocessas eller har lägre värde.

c) Kostnader för uttag av lager i bottnar är åtgärder för exempelvis spolning, cirkulation, uppvärmning o dyl.

d) Nettovärdet av lager i bottnar enligt a-c) ovan omräknas till nuvärde utifrån en räntesats på 10 % och bindningstid på 15 år. Nuvärdet beräknas därmed till ca 24 % av nettovärdet. I  Scanraffs bergrum planeras investering som gör att nuvärdet räknas på 2 år.

4. Princip för clearing mellan Preem och Hydro:

Parterna enades att belopp för clearing mellan Preem och Hydro ska beräknas utifrån:

Värdet på minskat operativt lager - Nuvärdet på lager bundet i bottnar med ovanstående principer och den bedömningsmatris som anges nedan:

Typ av lager/olja	Volym som kan uttas av bottenlager		Värdering av uttagen volym	Kostnader för uttag av volym
Lätta produkter /komponenter i tank	99%		50% produktpris, 50% råoljepris	Ingår i värderingen
Tunga produkter /komponenter i tank	90%		50% produktpris 50% råoljepris	Ingår i värderingen
Lätta produkter / komponenter i bergrum	90%		50% produktpris 50% råoljepris	Ingår i värderingen
Tunga produkter /komponenter i bergrum	80%		50% produktpris 50% råoljepris	Ingår i värderingen
Råolja i tank	90%		50% råoljepris 50% HSFO pris	Ingår i värderingen
Råolja i Scanraffs bergrum	40	% *	50% råoljepris 50% HSFO pris	Investering 7 MSEK för värme-och cirkulations system
Råolja i Aspedalens bergrum	80%		50% råoljepris 50% HSFO pris	Ingår i värderingen

* Beräknat utifrån bedömning att 50 % av volymen är råolja och denna del kan uttas till 80%.

5. Belopp för clearing

Beräkning av clearingbelopp framgår av bilaga. Redovisningen av omfördelning mellan respektive ägares operativa lager och lager bundet i bottnar innebär att Preem fått minskning av  operativa lager med 569 KUSD mot en ökning av lager bundet i bottnar med ett nuvärde på 78 KUSD. Hydro ska därmed ersätta Preem med 491 KUSD.

Vid protokollet

Anders Östberg

Scanraff

Justeras

Robert Onsander	Knut Solberg
Preem Petroleum	Norsk Hydro

Revision of the minutes of the meeting of January 7, 2003.

Reason for the revision:

Scanraff, in new measurements of oil stocks in the excavation in Aspedalen, has found that the volume in the bottoms must be adjusted upwards from 25,000 cubic metres to 29,200 cubic metres.

The calculation sheet for the calculation of the amount for clearing has therefore been adjusted to allow for this upward adjustment in Aspedalen.  This means that the following new text must appear under the heading “Amount for clearing”.

Rev 5.  Amount for clearing

The calculation of the clearing amount is shown in the enclosure.  The revision of the redistribution between the operational stocks of the respective owners and stocks associated with the bottoms means that Preem is given a reduction of the operational stocks by USD 718,000 against an increase of stocks associated with the bottoms with a new value of USD 103,000.  Hydro will therefore make a compensatory payment to Preem of USD 650,000.

The earlier clearing amount was set at USD 491,000.  The revision therefore means that Hydro must make a compensatory payment to Preem of an additional USD 124,000.

Scanraff: 11.09.2003

Anders Östberg

Minutes of the meeting regarding the valuation of oil stocks in the bottoms

Date:	January 7, 2003
Place:	Scanraff
Attendees:	Robert Onsander	Preem
	Knut Solberg	Hydro
	Bengt Ahlén	Scanraff
	Anders Östberg	Scanraff

1.  Background:

During the change of ownership to 75% Preem and 25% Hydro on 1.4.2002, the oil stocks in Scanraff were not included in the clearing between the owners.

The change in the ownership structure did not involve any change in the total oil stocks of the respective owners.  The principle of the distribution of the oil stocks in connection with the bottoms, however, was based on the fact that they were distributed in accordance with the ownership of the storage locations.  Accordingly, Scanraff reallocated the oil stocks in the bottoms.  Since the total oil stocks for Preem and Hydro, respectively, were not changed, this involved a reallocation between operational stocks and stocks in the bottoms on the part of the respective owners.

Since stocks in the bottoms are considered to have a lower value than operational stocks and will not be available until the distant future, it has also become necessary to settle this reallocation of the value.

2.  Description of the stocks in the bottoms:

Bengt Ahlén described what the stocks in the bottoms look like in the tanks and excavation.  The bottoms are the part of the oil stocks which are not operationally accessible and can only be extracted through special operational measures.  The level of stocks in the bottoms is approximately 3.5% (Aspedalen) to approximately 8% (the crude oil excavation in Scanraff) of the total storage capacity.  The level of the bottom stock is determined at intervals of several years on the basis of operational experience.  The bottom stock may be mixed to a greater or lesser extent with water, wax, sand, rust et al. and may therefore not have its full value.  Bottoms stocks in tanks can be extracted in connection with tank I&T because some parts can be used as product while other parts require reprocessing.  Bottom stocks in excavations may require more extensive measures in the form of cleaning with hot condensate et al. and it is more difficult to assess the amount that can be extracted.

Oil stocks in bottoms are locked in for the entire time that the storage location is used in operation and are therefore a capital commitment far into the future.

3.  Principles for the valuation of oil stocks in bottoms

After discussion, the parties agreed to apply the following valuation principles:

a)              The volume which can be extracted from stocks in the bottoms will be assessed on the basis of what is practical and economically possible with the available technology.

b)             The value of the extracted volume will be assessed on the basis of the full-value component of the oil and the component which requires reprocessing or has a lower value.

c)              The costs for extraction of stocks in bottoms include measures, for example, for cleaning, circulation, heating et al.

d)             The net value of the stocks in the bottoms under a-c) above is converted to the new value on the basis of an interest rate of 10% and a commitment period of 15 years.  The new value is therefore estimated at approximately 24% of the net value.  In the

Scanraff excavation, an investment is planned which will mean that the new value is expected in 2 years.

4.  Principle for clearing between Preem and Hydro:

The parties agree that the amount for clearing between Preem and Hydro should be calculated on the basis of:

The value of the reduced operational stock, the new value of the stocks associated with the bottoms on the above principles and the assessment matrix indicated below:

Type of stock/oil	Volume which can be extracted from bottom stocks		Valuation of the volume extracted	Costs of extraction of the volume
Light products /components in the tank	99%		50% of the product price, 50% of the crude oil price	Included in the valuation
Heavy products /components in the tank	90%		50% of the product price 50% of the crude oil price	Included in the valuation
Light products / components in the excavation	90%		50% of the product price 50% of the crude oil price	Included in the valuation
Heavy products /components in the excavation	80%		50% of the product price 50% of the crude oil price	Included in the valuation
Crude oil in the tank	90%		50% of the crude oil price 50% HSFO price	Included in the valuation
Crude oil in the Scanraff excavation	40	% *	50% of the crude oil price 50% HSFO price	Investment of SEK 7 million for heating and circulation systems
Crude oil in the Aspedalen excavation	80%		50% of the crude oil price 50% HSFO price	Included in the valuation

*Calculated on the basis of the assessment that 50% of the volume is crude oil and this part can be extracted for 80%.

5.  Amount for clearing

The calculation of the clearing amount is indicated in the enclosure.  The report on the reallocation between the operational stocks of the respective owners and the stocks associated with the bottoms means that Preem receives a reduction of operational stocks of USD 569,000 and an increase in stocks associated with the bottoms with a new value of USD 78,000.  Accordingly, Hydro must make a compensatory payment to Preem of USD 491,000.

In the minutes.

Anders Östberg

Scanraff

To be adjusted

Robert Onsander	Knut Solberg
Preem Petroleum	Norsk Hydro

Valuation of the effect of the reallocation of bottoms before/after the new ownership structure on 1.4.2002 Revised 2003-09-11 because of the increase of the bottom stocks in Aspedalen by 4200 m3

	Revised stocks in the bottoms distributed by owner										Before adjustments
	31 March 2002 m3			1 April 2002 m3			Changes in m3			Full value USD/m3	Change of full value of the bottoms Preem USD
Oil/storage location	Hydro	Preem	Total	Hydro	Preem	Total	Hydro	Preem	Total
Naphta tank	1581	5966	7547	1887	5660	7547	306	-306	0	156.7	-48
	20.95%	79.05%		25.00%	75.00%
Mogas tank	5790	13208	18998	4750	14248	18998	-1040	1040	0	171.8	179
	30.48%	69.52%		25.00%	75.00%
Mogas butane excavation	152	448	600	150	450	600	-2	2	0	171.8	0
	25.40%	74.60%		25.00%	75.00%
Gasoil tank	4362	12676	17038	4259	12779	17038	-103	103	0	155.5	16
	25.60%	74.40%		25.00%	75.00%
Gasoil excavation	311	1189	1500	375	1125	1500	64	-64	0	155.5	-10
	20.73%	79.30%		25.00%	75.00%
VGO tank	4135	7205	11340	2835	8505	11340	-1300	1300	0	155.5	202
	36.46%	63.54%		25.00%	75.00%
LSFO tank	1309	5485	6794	1698	5096	6794	389	-389	0	118.8	-46
	19.27%	80.73%		25.00%	75.00%
LSFO excavation	249	951	1200	300	900	1200	51	-51	0	118.8	-6
	20.75%	79.25%		25.00%	75.00%
HSFO tank	2408	9396	11804	2951	8853	11804	543	-543	0	113.4	-62
	20.40%	79.60%		25.00%	75.00%
HSFO excavation	270	1030	1300	325	975	1300	55	-55	0	113.4	-6
	20.76%	79.23%		25.00%	75.00%
SUB-TOTAL											219

20

											Before adjustments
	31 March 2002			1 April 2002			Changes in m3			Full value USD/m3	Change of full value of the bottoms Preem USD
Oil/storage location	Hydro	Preem	Total	Hydro	Preem	Total	Hydro	Preem	Total
Sulphur tank	122	467	589	147	442	589	25	-25	0	30	-1
	20.71%	79.29%		25.00%	75.00%
Crude Scanraff excavation	13713	52687	66400	16600	49800	66400	2887	-2887	0	150.57	-435
	20.65%	79.35%		25.00%	75.00%
Crude tanks	3317	10083	13400	3350	10050	13400	33	-33	0	150.57	-5
	24.75%	75.25%		25.00%	75.00%
Crude facilities/pipes	4	2534	2538	635	1903	2538	631	-631	0	150.57	-95
	0.16%	99.84%		25.00%	75.00%
Crude Aspedalen excavation	14600	14600	29200	7300	21900	29200	-7300	7300	0	141.82	1035
	50.00%	50.00%		25.00%	75.00%
SUB-TOTAL											499

TOTAL											718
											Equivalent to value of the reduced operational stocks

Change of value for Preem

New value of increased stocks in the bottoms according to the calculation sheet for the valuation of the bottoms	103	KUSD
New value of reduced operational stocks	-718	KUSD
Net change for Preem in the reallocation	-615	KUSD

21

Revised on 2003-09-11 because of the increase of the bottom stocks in Aspedalen by 4200 m3.

NET VALUATION OF THE BOTTOMS

	Change of the bottoms in m3			Volume element for which extraction is deemed to be possible	Preem Net volume change	Value in USD/m3	Net value for Preem in USD
Oil/storage location	Hydro	Preem	Total
Naphtha tank	306	-306	0	99%	-303	153.6	-46,551

Mogas tank	-1040	1040	0	99%	1030	161.2	166,021

Mogas butane excavation	-2	2	0	90%	2	161.2	322

Gas-oil tank	-103	103	0	99%	102	153.0	15,610

Gas-oil excavation	64	-64	0	90%	-58	153.0	-8,874

VGO tank	-1300	1300	0	90%	1170	153.0	179,051

LSFO tank	389	-389	0	90%	-350	134.7	-47,140

LSFO excavation	51	-51	0	80%	-40	130.3	-5,212

HSFO tank	543	-543	0	90%	-489	127.6	-62,401

HSFO excavation	55	-55	0	80%	-44	127.6	-5,615

SUBTOTAL							185,210

1

	Changes in m3			Volume element for which extraction is deemed to be possible	Preem Net volume change	Adjusted Value in USD/m3	Net value for Preem in USD
Oil/storage location	Hydro	Preem	Total
Sulphur tank	25	-25	0	90%	-23	30.0	-690

Crude Scanraff excavation	2887	-2887	0	40* %	-1154.8	132.0

Crude tanks	33	-33	0	90%	-30	132.0	-3,960

Crude facilities/pipes	631	-631	0	100%	-631	150.57	-95,010

Crude Aspedalen excavation	-7300	7300	0	80%	5840	127.6	745,242

SUBTOTAL							645,583

TOTAL							830,793

The total final value of the increase for Preem in the bottom stocks after corrections for volume and price is therefore 830.793 USD ( excluding crude oil in Scanraff as shown below )

The new value of this increase over 15 years and 10 % interest is 830.793 * 23,94%  =          198,892 USD - 95.450 USD (crude oil as below) = 103.442 USD

*  Calculation of the value of Scanraff crude oil excavation

Total volume in the bottoms 66000 m3

80 % can be recovered, of which 50 % water means 40 % oil, valuation 50 % crude oil, 50 % HSFO

The recovery can be completed within about 2 years after investment of 7 mil. kr = 823.500 USD

The net value of the bottoms will therefore be 40% * 66000 ( 150,75 + 113,4)/2 - 823.500   =        2.661.300 USD

2

i.e. 100,8 USD per m3 which can be extracted.

The value of 1154,8 m3 is therefore 116.403 USD The new value in 2 years and 10% = 82 % of 116.403 = 95.450 USD

3

SCHEDULE 8.1 – Petroleum Products Stock Value (Deadstock Adjustment and Net Stock Value)

As of June 30, 2003

	June 30, 2003 price reference
Storage/product	Quotation/reference	Net price
		(US$/Mt)

PRODUCTS:
Naptha, tank storage	Platt’s NAFTA Physical CIF NWE	250.50
Propylene	Contract price formula estimate	555.00
Motor gasoline, tank storage	Weighted average of gasoline quotes	287.62
Motor gasoline, underground storage	Weighted average of gasoline quotes	287.62
Gasoil, tank storage	Weighted average of gasoil quotes	234.30
Gasoil, underground storage	Weighted average of gasoil quotes	234.30
VGO, tank storage	Platt’s HS VGO Cargoes FOB NWE High	203.00
Sulphur tank	BCT contract relevant for vessel lifting H1 2003	40.00
LSFO, tank storage	Platt’s LSFO 1 NWE FOB Cargo High	178.00
LSFO, underground storage	Platt’s LSFO 1 NWE FOB Cargo High	178.00
HSFO, tank storage	Weighted average of HSFO quotes	147.08
HSFO, underground storage	Weighted average of HSFO quotes	147.08

SUBTOTAL PRODUCTS

CRUDE OIL:
Crude oil Scanraff, underground storage	Weighted average of HSFO quotes	147.08
Crude oil Scanraff, tank storage	Weighted average of HSFO quotes	147.08
Crude oil Scanraff, pipes/process units	Weighted average of HSFO quotes	147.08
Crude oil Aspedalen, underground storage	Weighted average of HSFO quotes	147.08

SUBTOTAL CRUDE OIL

GRAND TOTAL DEADSTOCKS

	Deadstock value adjustment
Storage/product	Deadstock volume	Crude price	Product price	Crude weight	Product weight	Extraction cost	Quantity recoverable	Discount factor *)	Deadstock full value	Deadstock adjusted value	Deadstock value adjustment
	(m3)	(US$/bbl)	(US$/Mt)	percent	percent	ksek	percent	factor	(US$1,000)	(US$1,000)	(US$1,000)	(Skr 1,000)	(Eur 1,000)

PRODUCTS:
Naptha, tank storage	1,887	26.49	250.50	50%	50%	—	99%	0.2394	345	78	(267)	(2,137)	(234)
Propylene	113	26.49	555.00	50%	50%	—	99%	0.2394	32	6	(26)	(211)	(23)
Motor gasoline, tank storage	4,750	26.49	287.62	50%	50%	—	99%	0.2394	1,025	215	(809)	(6,477)	(708)
Motor gasoline, underground storage	150	26.49	287.62	50%	50%	—	90%	0.2394	32	6	(26)	(209)	(23)
Gasoil, tank storage	4,259	26.49	234.30	50%	50%	—	99%	0.2394	843	184	(659)	(5,275)	(577)
Gasoil, underground storage	375	26.49	234.30	50%	50%	—	90%	0.2394	74	15	(60)	(476)	(52)
VGO, tank storage	2,835	26.49	203.00	50%	50%	—	90%	0.2394	524	107	(416)	(3,332)	(364)
Sulphur tank	147	26.49	40.00	50%	50%	—	90%	0.2394	11	4	(7)	(54)	(6)
LSFO, tank storage	1,698	26.49	178.00	50%	50%	—	90%	0.2394	293	62	(231)	(1,849)	(202)
LSFO, underground storage	300	26.49	178.00	50%	50%	—	80%	0.2394	52	10	(42)	(337)	(37)
HSFO, tank storage	2,951	26.49	147.08	50%	50%	—	90%	0.2394	434	100	(334)	(2,675)	(293)
HSFO, underground storage	325	26.49	147.08	50%	50%	—	80%	0.2394	48	10	(38)	(304)	(33)

SUBTOTAL PRODUCTS	19,790								3,713	797	(2,916)	(23,338)	(2,552)

CRUDE OIL:
Crude oil Scanraff, underground storage	16,600	26.14	147.08	50%	50%	7,000	40%	0.2394	2,731	248	(2,483)	(19,872)	(2,173)
Crude oil Scanraff, tank storage	3,350	26.14	147.08	50%	50%	—	90%	0.2394	551	112	(439)	(3,510)	(384)
Crude oil Scanraff, pipes/process units	635	26.14	147.08	50%	50%	—	100%	0.2394	104	24	(81)	(646)	(71)
Crude oil Aspedalen, underground storage	7,303	27.75	147.08	50%	50%	—	80%	0.8264	1,275	777	(499)	(3,991)	(436)

SUBTOTAL CRUDE OIL	27,888					7,000			4,662	1,160	(3,501)	(28,020)	(3,064)

GRAND TOTAL DEADSTOCKS	47,678					7,000			8,375	1,957	(6,418)	(51,358)	(5,616)

*) 10% discount rate, 15 years for Scanraff storage.10% discount rate, 2 years for Aspedalen storage.

Base Petroleum Stock Value Net of Deadstock Adjustment:

	(US$1,000)	(Skr 1,000)	(Eur 1,000)

Market value of refined products, components and feedstock storage	27,915	223,386	24,429
Market value of crude oil storage	47,977	383,936	41,986
Total market value	75,891	607,322	66,414

Deadstock value adjustment refined products, components and feedstock storage	(2,916)	(23,338)	(2,552)
Deadstock value adjustment crude oil	(3,501)	(28,020)	(3,064)
Total deadstock value adjustment	(6,418)	(51,358)	(5,616)

Net market value of crude oil and product storage	69,474	555,964	60,798

Exchange rates:
June 30, 2003 SKr/US$mid rate (source: Svenska Riksbanken):	8.0025
June 30, 2003 Eur/US$mid rate (source: European Central Bank):	1.1427

SCHEDULE 8.1 Petroleum Products Stock Valuation Statement

As of June 30, 2003

	June 30, 2003 price quotations
Product	Quotation		Price quotation	Quality/freight correction	Net price
			(US$)	(US$)	(US$)

PRODUCTS *):
Propane	Platt’s Propane NWE FOB Sea Avg	US$/Mt	261.00	(32.00)	229.00
Propylene	Contract price formula estimate	US$/Mt	555.00	—	555.00
Butane	Platt’s Butane NWE FOB Sea Avg	US$/Mt	201.00	(35.00)	166.00
CCS	Platt’s Unleaded NWE CIF ARA Avg	US$/Mt	288.50	(25.00)	263.50
UMS 95 S	Platt’s Premium Unleaded NWE CIF ARA High	US$/Mt	294.00	(4.00)	290.00
UMS 95 DK	Platt’s Premium Unleaded NWE CIF ARA High	US$/Mt	294.00	(6.00)	288.00
UMS 98 S	Platt’s Premium Unleaded NWE CIF ARA High	US$/Mt	294.00	15.75	309.75
Hexate	Platt’s Premium Unleaded NWE FOB Barges Avg	US$/Mt	289.75	(35.00)	254.75
Reformate	Platt’s Premium Unleaded NWE CIF ARA High	US$/Mt	294.00	(2.50)	291.50
GOO 0.09%	Platt’s GO 0.2 NWE CIF ARA Avg	US$/Mt	239.75	(3.50)	236.25
GOO 0.2%	Platt’s GO 0.2 NWE FOB ARA High	US$/Mt	229.25	1.00	230.25
G +2 0.05%	Platt’s GO EN 590 NWE CIF ARA High	US$/Mt	251.50	(12.40)	239.10
GOM MK1	Platt’s GO EN 590 NWE CIF ARA High	US$/Mt	251.50	35.00	286.50
HLS 1.0-400	Platt’s LSFO 1 NWE FOB Cargo High	US$/Mt	178.00	—	178.00
RNS	Platt’s HSFO 3.5 NWE CIF ARA Avg	US$/Mt	151.50	9.00	160.50
SCTNS	Platt’s HSFO 3.5 NWE FOB Cargo High	US$/Mt	142.50	4.50	147.00
SC303	Platt’s HSFO 3.5 NWE FOB Cargi High	US$/Mt	142.50	—	142.50
SC401	Platt’s HSFO 3.5 NWE FOB Cargo High	US$/Mt	142.50	8.50	151.00
Sulphur	BCT contract relevant for vessel lifting during first half 2003	US$/Mt	40.00	—	40.00
MTBE	Platt’s Barges FOB Rdm high	US$/Mt	338.00	12.00	350.00
DSVGO	Platt’s LS VGO Cargoes FOB NWE High	US$/Mt	203.00	—	203.00
VGO	Platt’s HS VGO Cargoes FOB NWE High	US$/Mt	183.00	—	183.00
ULTRA	Platt’s LS VGO Cargoes FOB NWE High	US$/Mt	203.00	20.00	223.00
Naptha	Platt’s NAFTA Physical CIF NWE High	US$/Mt	257.50	(7.00)	250.50

SUBTOTAL PRODUCTS

CRUDE OIL *):
Crude oil LS
Gullfaks A		US$/Bbl	—	—	—
Gullfaks C	Platts brt dtd	US$/Bbl	28.330	1.160	29.490
DUC	Platts brt dtd	US$/Bbl	28.330	0.750	29.080
Subtotal crude oil LS
Crude oil HS
Iran LT	BWAVE	US$/Bbl	27.870	(2.150)	25.720
Iran Heavy	BWAVE	US$/Bbl	27.870	(2.550)	25.320
REB (Ural)	Platts brt dtd+ uraldiff	US$/Bbl	26.655	0.070	26.725
Flotta (pipeline)	Platts brt dtd	US$/Bbl	28.330	—	28.330
Subtotal crude oil HS	159,915	30,185	241,552	26,415

Aspedalen
Crude mix	Platts brt dtd	US$/Bbl	28.330	—	28.330
Iran LT	BWAVE	US$/Bbl	27.870	—	27.870
Subtotal Aspedalen

SUBTOTAL CRUDE OIL					26.488

GRAND TOTAL

	Mark-to-market value
Product	Carrying quantity	Mark-to-market value
	(Mt)	(US$1,000)	(Skr 1,000)	(Eur 1,000)

PRODUCTS *):
Propane	94	22	172	19
Propylene	1,594	885	7,080	774
Butane	352	58	468	51
CCS	2,352	620	4,960	542
UMS 95 S	23,850	6,917	55,349	6,053
UMS 95 DK	—	—	—	—
UMS 98 S	—	—	—	—
Hexate	—	—	—	—
Reformate	—	—	—	—
GOO 0.09%	4,767	1,126	9,012	986
GOO 0.2%	23,161	5,333	42,676	4,667
G +2 0.05%	—	—	—	—
GOM MK1	1,621	464	3,716	406
HLS 1.0-400	7,393	1,316	10,531	1,152
RNS	412	66	529	58
SCTNS	12,524	1,841	14,733	1,611
SC303	3,880	553	4,425	484
SC401	3,354	506	4,053	443
Sulphur	1,844	74	590	65
MTBE	1,418	496	3,972	434
DSVGO	30,810	6,254	50,051	5,473
VGO	—	—	—	—
ULTRA	—	—	—	—
Naptha	5,522	1,383	11,070	1,211

SUBTOTAL PRODUCTS	124,948	27,915	223,386	24,429

CRUDE OIL *):
Crude oil LS
Gullfaks A	—	—	—
Gullfaks C	10,666	2,333	18,668	2,042
DUC	21,467	4,652	37,226	4,071
Subtotal crude oil LS	32,133	6,985	55,895	6,112
Crude oil HS
Iran LT	119,486	22,593	180,800	19,772
Iran Heavy	23,949	4,384	35,080	3,836
REB (Ural)	16,477	3,207	25,666	2,807
Flotta (pipeline)	3	1	5	1
Subtotal crude oil HS	159,915	30,185	241,552	26,415

Aspedalen
Crude mix	6,250	1,311	10,490	1,147
Iran LT	46,351	9,497	75,999	8,311
Subtotal Aspedalen	52,601	10,808	86,489	9,458

SUBTOTAL CRUDE OIL	244,649	47,977	383,936	41,986

GRAND TOTAL	369,597	75,891	607,322	66,414

*) Include volumes reported on stock at Scanraff plus crude oil cargos in shipment to Scanraff. Account payables on crude oil cargos in shipment to be settled by Norsk Hydro

Exchange rates:
June 30, 2003 SKr/US$mid rate (source: Svenska Riksbanken):	8.0025
June 30, 2003 Eur/US$mid rate (source: European Central Bank):	1.1427

SCHEDULE 8.1 – Petroleum Products Stock Value (Deadstock Adjustment and Net Stock Value)

As of June 30, 2003

	June 30, 2003 price reference
Storage/product	Quotation/reference		Net price
			(US$/Mt)

PRODUCTS:
Naptha, tank storage	Platt’s NAFTA Physical CIF NWE		250.50
Propylene	Contract price formula estimate		555.00
Motor gasoline, tank storage	Weighted average of gasoline quotes		287.62
Motor gasoline, underground storage	Weighted average of gasoline quotes		287.62
Gasoil, tank storage	Weighted average of gasoil quotes		234.30
Gasoil, underground storage	Weighted average of gasoil quotes		234.30
VGO, tank storage	Platt’s HS VGO Cargoes FOB NWE High		203.00
Sulphur tank	BCT contract relevant for vessel lifting H1 2003		40.00
LSFO, tank storage	Platt’s LSFO 1 NWE FOB Cargo High	%	178.00
LSFO, underground storage	Platt’s LSFO 1 NWE FOB Cargo High	%	178.00
HSFO, tank storage	Weighted average of HSFO quotes		147.08
HSFO, underground storage	Weighted average of HSFO quotes		147.08

SUBTOTAL PRODUCTS			—

CRUDE OIL:
Crude oil Scanraff, underground storage	Weighted average of HSFO quotes		147.08
Crude oil Scanraff, tank storage	Weighted average of HSFO quotes		147.08
Crude oil Scanraff, pipes/process units	Weighted average of HSFO quotes		147.08
Crude oil Aspedalen, underground storage	Weighted average of HSFO quotes		147.08

SUBTOTAL CRUDE OIL			7,000

GRAND TOTAL DEADSTOCKS			7,000

Deadstock value adjustmen
Deadstock volume	Crude price		Product price		Crude weight	Product weight	Extraction cost	Quantity recoverable	Discount factor *)	Deadstock full value	Deadstock adjusted value	Deadstock value adjustment
(m3)	(US$/bbl	)	(US$/Mt	)	percent	percent	ksek	percent	factor	(US$1,000)	(US$1,000)	(US$1,000)	(Skr 1,000)	(Eur 1,000)

1,887	26.49		250.50		50%	50%	—	99%	0.2394	345	78	(267)	(2,137)	(234)
113	26.49		555.00		50%	50%	—	99%	0.2394	32	6	(26)	(211)	(23)
4,750	26.49		287.62		50%	50%	—	99%	0.2394	1,025	215	(809)	(6,477)	(708)
150	26.49		287.62		50%	50%	—	90%	0.2394	32	6	(26)	(209)	(23)
4,259	26.49		234.30		50%	50%	—	99%	0.2394	843	184	(659)	(5,275)	(577)
375	26.49		234.30		50%	50%	—	90%	0.2394	74	15	(60)	(476)	(52)
2,835	26.49		203.00		50%	50%	—	90%	0.2394	524	107	(416)	(3,332)	(364)
147	26.49		40.00		50%	50%	—	90%	0.2394	11	4	(7)	(54)	(6)
1,698	26.49		178.00		50%	50%	—	90%	0.2394	293	62	(231)	(1,849)	(202)
300	26.49		178.00		50%	50%	—	80%	0.2394	52	10	(42)	(337)	(37)
2,951	26.49		147.08		50%	50%	—	90%	0.2394	434	100	(334)	(2,675)	(293)
325	26.49		147.08		50%	50%	—	80%	0.2394	48	10	(38)	(304)	(33)

19,790	—									3,713	797	(2,916)	(23,338)	(2,552)

16,600	26.14		147.08		50%	50%	7,000	40%	0.2394	2,731	248	(2,483)	(19,872)	(2,173)
3,350	26.14		147.08		50%	50%	—	90%	0.2394	551	112	(439)	(3,510)	(384)
635	26.14		147.08		50%	50%	—	100%	0.2394	104	24	(81)	(646)	(71)
7,303	27.75		147.08		50%	50%	—	80%	0.8264	1,275	777	(499)	(3,991)	(436)

27,888							7,000			4,662	1,160	(3,501)	(28,020)	(3,064)

47,678							7,000			8,375	1,957	(6,418)	(51,358)	(5,616)

*) 10% discount rate, 15 years for Scanraff storage.10% discount rate, 2 years for Aspedalen storage.

Base Petroleum Stock Value Net of Deadstock Adjustment:

	(US$1,000)	(Skr 1,000)	(Eur 1,000)

Market value of refined products, components and feedstock storage	27,915	223,386	24,429
Market value of crude oil storage	47,977	383,936	41,986
Total market value	75,891	607,322	66,414

Deadstock value adjustment refined products, components and feedstock storage	(2,916)	(23,338)	(2,552)
Deadstock value adjustment crude oil	(3,501)	(28,020)	(3,064)
Total deadstock value adjustment	(6,418)	(51,358)	(5,616)

Net market value of crude oil and product storage	69,474	555,964	60,798

Exchange rates:
June 30, 2003 SKr/US$mid rate (source: Svenska Riksbanken):	8.0025
June 30, 2003 Eur/US$mid rate (source: European Central Bank):	1.1427

Current Assets Valuation Statements

As of June 30, 2003

	(Skr 1,000)	(Eur 1,000)

CURRENT ASSETS:
Cash & cash equivalents	55	6
Trade accounts receivables	3,649	398
Inventories	55,992	6,111
Prepaid expenses and other current assets	94,525	10,316
TOTAL CURRENT ASSETS	154,221	16,831

Exchange rates:
June 30, 2003 SKr/Eur mid rate (source: Svenska Riksbanken):	9.1630

Scanraff Debt Valuation Statement

June 30, 2003

	(Skr 1,000)	(Eur 1,000)

CURRENT LIABILITIES:
Trade accounts payables	49,712	5,425
Prepayment of processing fee from Norsk Hydro	13,562	1,480
Commissionary debt to Norsk Hydro	28,101	3,067
Provisions and other current liabilities	271,454	29,625
	362,829	39,597

LONG-TERM DEBT:
Long-term debt to Preem	1,248,000	136,200
Long-term debt to Norsk Hydro	416,000	45,400
	1,664,000	181,600

TOTAL DEBT	2,026,829	221,197

Exchange rates:		9.1630
June 30, 2003 SKr/Eur mid rate (source: Svenska Riksbanken):

Schedule 9.1.2
Scanraff Shares and Petroleum Products Stock Encumbrances

Change of control provision or pre-emption provision, as applicable, in the following documents:

1.                                   Shareholders’ Agreement among Hydro R&M Holding, Preem Petroleum AB and Skandinaviska Raffinaderi AB Scanraff, dated as of 17 April 2002

2.                                   Skandinaviska Raffinaderi AB Scanraff Processing Agreement, dated as of 17 April 2002

3.                                   Scanraff’s Articles of Association.

Schedule 9.1.3
Assigned Contracts Encumbrances and other Exceptions

NONE

Schedule 9.1.7
Financial Statements Exceptions

NONE

Schedule 9.1.10
Litigation

Scanraff has withheld part of the original contract payment to Temago Oy, a Finnish supplier to the propylene project.  Temago Oy has been declared bankrupt.  The bankruptcy receiver has filed a claim against Scanraff for the outstanding payment of 86,999 EURO plus interest and legal costs. Scanraff is opposing the claim based on incorrect and late deliveries from Temago.

Scanraff has initiated claim processes against Skanska for defects on the contracted propylene cavern and against ISG/Technip for design defects leading to the February propylene fire.

Schedule 9.1.11
Sellers Consents, Approvals and Clearance Decisions

CLEARANCE DECISIONS

Schedule 9.1.12
Part 1
Environmental

Scanraff has received permission from the Environmental Court to start building the Gas Oil Project. This Environmental Court decision has, however, been appealed against and a hearing before the Supreme Environmental Court is scheduled for September 2003. The normal process to obtain the final Environmental Permit, including all emission limits for the Gas Oil Project, is continuing.  The Environmental Court hearing is scheduled for September 2003.

Scanraff has exceeded the permitted emission of nitrogen in water during 2003. A dispensation has been granted for 2003 from the Environmental Court.

1

Schedule 9.1.12
Part 2
Environmental

1	Environment
1.1	Annual environmental reports (within the last three years)
1.1.1	Annual environmental report 2001 Scanraff	2002-03-27	28	Swedish
1.1.2	Annual environmental report 2000 Scanraff	2001-03-30	28	Swedish
1.1.3	Annual environmental report 1999 Scanraff	2000-03-31	42	Swedish
1.1.4	Environmental statistics 1976-2001 Scanraff		14	Swedish
1.2	List of properties owned, leased or operated by the Group or for which the Group has retained or assumed liabilities, with a description of the type of operations conducted at such properties
	See 1.1
1.3

Description of the operations carried out by the Group and the possible environmental impact caused by the operations and the Group’s products, including operations by divested, liquidated or otherwise terminated businesses (unless provided for in 13.1 above)

	See 1.1
1.4	Environmental licenses, consents, permits and registrations from or with statutory or regulatory bodies relevant for the Group and any applications therefore (unless provided for 13.1 above
1.4.1	Environmental conditions/permits	2001-04-26	11	Swedish
1.4.2	Environmental systems	2001-01-21	17	Swedish
1.4.3	Environmental application from Scanraff to Vänersborgs tingsrätt, Miljödomstolen, including statement from Lysekils kommun	2001-10-30	88	Swedish
1.4.4	Judicial decision from Koncessionsnämnden för miljöskydd	1991-12-16	10	Swedish
1.4.5	Judgement from Vänersborgs tingsrätt, Miljödomstolen	2000-05-30	4	Swedish
1.5	Licenses, consents, permits and registrations concerning safety from or with statutory or regulatory bodies relevant for the Group and any applications therefore (unless provided for in 13.1 above)
	See 12.1.1
1.6	Information about pending or ongoing activities to ensure compliance with all applicable environmental legislation and description of investment needs (unless provided for 13.1 above)

	See 1.1 and 15.1
1.7	Details of environmental control programs (within the last three years)
1.7.1	Environmental control program Scanraff including amendments	1988-11-08	37	Swedish
1.7.2	Decision from Länsstyrelsen regarding program for finding leakages, Scanraff	1997-01-27	4	Swedish
1.8

Details on reporting system for safety, health and environment and statistics for fires, gas releases, oil spills, emissions to water and air, deposits of hazardous material and lost workday injury frequency for 1999 and onwards

1.8.1	Safety, health and environmental statistics 2002, Scanraff		4	English
1.8.2	Safety, health and environmental statistics 2001, Scanraff		4	English
1.8.3	Safety, health and environmental statistics 2000, Scanraff		4	English
1.8.4	Safety, health and environmental statistics 1999, Scanraff		4	English
1.9	Internal or external reports related to environmental and safety assessments, audits, investigations or “clean-ups” at the facilities owned, leased or operated by the Group
1.9.1	See 7.5.3: Survey report, engineering and risk management practice, Scanraff
1.10	HESS manual
	See 12.1.1
1.11

Details of remarks, investigations or any actual or proposed enforcement action under any planning and building, environmental or other legislation relating to environmental matters (for example health care) and safety and other correspondence with authorities in these matters

	Not applicable
1.12

Details and copies of documents relating to threatened, pending or resolved civil or criminal disputes or administrative actions under environmental laws or concerning environmental issues where a Group Company is or has been a party or is or has otherwise been involved

1.12.1	See 7.6
1.12.2	Description	—	1	English
1.12.3	Police Report	2000-09-27	2	Swedish
1.13	Agreements pursuant to which the Group has remained liable for environmental claims relating to divested property, assets or businesses
	Not applicable

1.14	Agreements pursuant to which a third party has remained liable for environmental claims relating to acquired property, assets or businesses
	Not applicable
1.15	Details of hazardous substances used or applied in the Group’s business (within the last three years)
1.15.1	List of chemicals 2001, Scanraff	4	Swedish
1.15.2	List of industrial disposal 2001, Scanraff	1	Swedish
1.16

Details of recycling practices, waste treatments, storage or disposal sites used or owned by the Group and details of any spill, leakage, deposit, emission, discharge or release of any pollutants, contaminates, hazardous, flammable or toxic substances, materials or waste at the site (within the last three years)

	Not applicable

Supplementary Index

Document	Date of document	Pages	Language
Authorizations
Decision from the national licensing board for environment protection (not in data room)	1971-08-03
Decision from the national licensing board for environment protection (not in data room)	1974-12-13
Decision from the national licensing board for environment protection (not in data room)	1975-11-04
Decision from the national licensing board for environment protection	1978-05-17	6	Swedish
Decision from the national licensing board for environment protection	1979-11-02	6	Swedish
Decision from the national licensing board for environment protection	1980-04-30	12	Swedish
Decision from the national licensing board for environment protection	1981-01-09	19	Swedish
Decision from the national licensing board for environment protection	1981-04-03	10	Swedish
Decision from the national licensing board for environment protection	1981-11-06	17	Swedish
Decision from the national licensing board for environment protection	1983-07-01	25	Swedish

Document	Date of document	Pages	Language
Decision from the national licensing board for environment protection	1990-03-23	16	Swedish
Decision from the national licensing board for environment protection	1991-04-24	2	Swedish
Decision from the national licensing board for environment protection	1991-12-16	10	Swedish
Decision from the national licensing board for environment protection	1992-10-20	1	Swedish
Decision from the national licensing board for environment protection	1992-11-11	1	Swedish
Decision from the national licensing board for environment protection	1993-06-15	2	Swedish
Decision from the national licensing board for environment protection	1995-09-06	1	Swedish
Decision from the national licensing board for environment protection	1996-06-17	1	Swedish
Decision from the national licensing board for environment protection	1998-12-03	7	Swedish
Decision from the Swedish Government (not in data room)	1971-09-24
Decision from the Swedish Government	1979-09-13	5	Swedish
Decision from the Swedish Government	1981-09-24	3	Swedish
Decision from the Swedish Government	1992-12-17	9	Swedish
Decision from the Swedish Government	1996-10-10	2	Swedish
Decision from the Swedish Government	1997-01-30	2	Swedish
Decision from the Swedish Government Incorrect index. The decision is not from the Swedish Government. See decision from the national licensing board for environment protection 1998-12-03.	1998-12-03
Decision from the Swedish Government	2002-06-13	2	Swedish
Decision from the Environmental Court	1999-08-17	23	Swedish
Decision from the Environmental Court	2000-05-30	2	Swedish
Decision from the Environmental Court	2000-05-30	49	Swedish
Decision from the Environmental Court	2000-06-22	2	Swedish
Decision from the Supreme Environmental Court Incorrect index. The decision is not from the Supreme	1999-08-17

Document	Date of document	Pages	Language
Environmental Court. See decision from the Environmental Court 1999-08-17.
Decision from the Supreme Environmental Court	2001-02-16	5	Swedish
Partial verdict from the Environmental Court (new document)	2002-10-18	13	Swedish
Environmental Report August 2003 (new document 2003-09-11)	August 2003	19	Swedish
Environmental Report July 2003 (new document 2003-09-11)	July 2003	19	Swedish
Environmental Report June 2003 (new document 2003-08-27)	June 2003	19	Swedish
Environmental Report May 2003 (new document 2003-08-27)	May 2003	36	Swedish
Environmental Report April 2003 (new document 2003-08-27)	April 2003	21	Swedish
Environmental Report March 2003 (new document 2003-08-27)	March 2003	21	Swedish
Environmental Report February 2003 (new document 2003-08-27)	February 2003	21	Swedish
Environmental Report January 2003 (new document 2003-08-27)	January 2003	21	Swedish
Environmental Report 2002 (new document 2003-06-19)	2002	82	Swedish

Schedule 9.5.4
Purchaser’s Consents, Approvals and Clearance Decisions

CLEARANCE DECISIONS

TERMINATION AGREEMENT

(Shareholders’ Agreement)

This termination agreement (the “Termination Agreement”) is entered into as of [Insert Closing Date] among:

(1)                       Preem Petroleum AB, company reg no 556072-6977 (“Preem”); and

(2)                       Hydro R&M Holding AB, company reg no 556061-7390 (“Hydro”); and

(3)                       Skandinaviska Raffinaderi AB Scanraff, company reg no 556041-9433 (“Scanraff”)

Preem, Hydro and Scanraff are hereinafter collectively referred to as “parties” or individually as “party”:

1                               Background

1.1                            Preem and Hydro have as of 17 April 2002 entered into a shareholders’ agreement (the “Shareholders’ Agreement”) regarding their ownership in Scanraff. Scanraff has joined the Shareholders’ Agreement.

1.2                            Preem, Hydro and Norsk Hydro Lagrings & Distributions AB have as of 17 September 2003 entered into a Purchase and Sales Agreement (the “PSA”) regarding inter alia the sale of all of Hydro’s shares in Scanraff to Preem (the “Transaction”). The closing of the Transaction (the “Closing”), which is governed by the PSA, has taken place according to the terms and conditions of the PSA on the date of this Termination Agreement (the “Closing Date”). The parties have agreed to terminate the Shareholders’ Agreement in accordance with the terms set out herein.

2                               Termination of the Shareholders’ Agreement

The Shareholders’ Agreement hereby terminates without further notice on Closing as of the Closing Date.

3                               Law and arbitration

3.1                            Any dispute arising out this Termination Agreement shall be finally settled by arbitration in accordance with the Rules for Expedited Arbitrations of the Arbitration Institute of the Stockholm Chamber of Commerce.

3.2                            The place of arbitration shall be Stockholm and the language to be used in the arbitral proceedings shall be English.

This Termination Agreement has been executed in three (3) originals, of which the parties have taken one each.

PREEM PETROLEUM AB	HYDRO R&M HOLDING AB

2

SKANDINAVISKA RAFFINADERI AB SCANRAFF

3

TERMINATION AGREEMENT

(“Commission Agreement” Scanraff)

This termination agreement  (the “Termination Agreement”) is entered into as of [Insert Closing Date] among:

(1)                       Skandinaviska Raffinaderi AB Scanraff, company reg no 556041-9433 (“Scanraff”); and

(2)                       Preem Petroleum AB, company reg no 556072-6977 (“Preem”); and

(3)                       Hydro R&M Holding AB, company reg no 556061-7390 (“Hydro”).

Preem, Hydro and Scanraff are hereinafter jointly referred to as “parties” or individually as “party”:

1                               Background

1.1                            The parties have as of 29 December 2000 entered into a “commission agreement” (the “Agreement”).

1.2                            Preem, Hydro and Norsk Hydro Lagrings & Distributions AB have as of 17 September 2003 entered into a purchase and sale agreement (the “PSA”) regarding inter alia the sale of all of Hydro’s shares in Scanraff to Preem (the “Transaction”). Closing of the Transaction (the “Closing”), which is governed by the PSA, has taken place according to the terms and conditions of the PSA on the date of this Termination Agreement (“Closing Date”). The parties have agreed to terminate the Agreement in accordance with the terms set out herein.

2                               Termination of the Agreement

The Agreement will terminate without further notice on Closing as of the Closing Date.

3                               Law and arbitration

3.1                            Any dispute arising out this Termination Agreement shall be finally settled by arbitration in accordance with the Rules for Expedited Arbitrations of the Arbitration Institute of the Stockholm Chamber of Commerce.

3.2                            The place of arbitration shall be Stockholm and the language to be used in the arbitral proceedings shall be English.

This Termination Agreement has been executed in three (3) originals, of which the parties have taken one each.

PREEM PETROLEUM AB	HYDRO R&M HOLDING AB

4

SKANDINAVISKA RAFFINADERI AB SCANRAFF

5

TERMINATION AGREEMENT

(“Commission Agreement” Scancracker)

This termination agreement (the “Termination Agreement” ) is entered into as of [Insert Closing Date] among:

(1)                       Skandinaviska Kracker AB Scancracker, company reg no 556019-9878 (“Scancracker”); and

(2)                       Preem Petroleum AB, company reg no 556072-6977 (“Preem”); and

(3)                       Hydro R&M Holding AB, company reg no 556061-7390 (“Hydro”).

Preem, Hydro and Scancracker are hereinafter jointly referred to as “parties” or individually as “party”:

1                               Background

1.1                            The parties have as of 29 December 2000 entered into a “commission agreement” (the “Agreement”).

1.2                            Preem, Hydro and Norsk Hydro Lagrings  & Distributions AB have as of 17 September 2003 entered into a purchase and sale agreement (the “PSA”) regarding inter alia the sale of all of Hydro’s shares in Scanraff to Preem (the “Transaction”). Closing of the Transaction (the “Closing”), which is governed by the PSA, has taken place according to the terms and conditions of the PSA on the date of this Termination Agreement (“Closing Date”). The parties have agreed to terminate the Agreement in accordance with the terms set out herein.

2                               Termination of the Agreement

The Agreement will terminate without further notice on Closing as of the Closing Date.

3                               Law and arbitration

3.1                            Any dispute arising out this Termination Agreement shall be finally settled by arbitration in accordance with the Rules for Expedited Arbitrations of the Arbitration Institute of the Stockholm Chamber of Commerce.

3.2                            The place of arbitration shall be Stockholm and the language to be used in the arbitral proceedings shall be English.

This Termination Agreement has been executed in three (3) originals, of which the parties have taken one each.

PREEM PETROLEUM AB	HYDRO R&M HOLDING AB

6

SKANDINAVISKA KRACKER AB SCANCRACKER

7

MOTOR GASOLINE

SUPPLY CONTRACT (this “Contract”) 2004 – 2008

Made as of 17th day of September 2003

BETWEEN:

(1.)   NORSK HYDRO OLJE AB

Tegeluddsvägen 76

S-102 54 Stockholm

Herein called the “Buyer”

(2.)   PREEM PETROLEUM AB

Sandhamnsgatan 51

115 90 Stockholm

Herein called the “Seller”

The Seller has agreed to sell and the Buyer has agreed to purchase and take from the Seller motor gasoline solely on the terms and conditions contained in this Contract.

1.   CONTRACT PERIOD

This Contract shall become effective on the later of (a) January 1st 2004 and (b) the day defined as Closing Date under the Purchase and Sale Agreement, among Hydro R&M Holding AB, Norsk Hydro Lagrings & Distribution AB and the Buyer dated as of September 17, 2003, and shall remain in force up to and including December 31, 2008, unless earlier terminated in accordance with the provisions herein.

Buyer and Seller are to discuss the possibilities for further continuation of this Contract prior to 15th of November of the final year of the Contract period (the first time being prior to 15th of November 2008).

The parties will before 15th of November of each Contract year review and, if required, renegotiate price differentials, qualities, quantities and demurrage rates applicable for the next calendar year.

2.   PRODUCT

The Seller shall provide to the Buyer motor gasoline in the qualities set out in Appendix 1 (current Scanraff specification) hereto.

3.   QUANTITY

Seller shall be Buyer’s exclusive supplier of motor gasoline as specified in clause 2, and shall deliver those quantities required by Buyer to secure steady and reliable supply to it’s depots in Sweden, in accordance with Buyer’s nominations. The Buyer will indicate its yearly requirement by 15 November of the year prior to the year of delivery. The following quantity is indicated for the calendar year 2004:

UMS 95 MK1             About 450,000 to   500,000 m3/year

UMS 98 MK1             About   45,000 to     50,000 m3/year

4.   SAMPLE AND ANALYSIS: CHANGE IN SPECIFICATIONS

2 samples of 1 litre each to follow the vessel for each shipment/quality.

Property analysis of the products is to be carried out by methods stated in the corresponding specifications/Appendix 1 or by corresponding methods normally used by Buyer for deliveries into Sweden.

If during the course of this Contract the relevant and agreed specifications should change by reason of change in Swedish law or applicable regulation, notice of any changes will be communicated in writing by Buyer to Seller not later than two weeks after official announcement or at least two months before delivery of such product hereunder. The specifications enclosed in Appendix 1 hereto shall be amended in accordance with Seller’s notice, provided that Buyer and Seller agree on the terms and consequences of such changes, i.e. either party shall have the right to request a re-negotiation of price following such change. If agreement on price cannot be reached latest two weeks before delivery, the Contract will terminate with immediate effect.

5.   DELIVERY

Deliveries shall be made CIF (according to Incoterms 2000) one safe discharge port/ berth as nominated by Buyer. Vessel size shall be in Seller’s option, however the same always to be within the restrictions of the relevant discharge port/berth.

Buyer has the option to lift up to 20 pct. of the contractual volumes on a FOB basis (according to Incoterms 2000). In such case, Seller has the option to deliver from Scanraff or Preemraff but always in accordance with Buyer’s nomination.

Buyer may request two-port discharge at a surcharge of US dollar 1.00/Metric ton for Buyer’s entire cargo volume on board the vessel. For such two port discharge, the price for the more distant destination will apply to Buyer’s entire cargo volume (i.e. highest CIF price formula).

A shipping tolerance of +/- 10% variation in quantity shall apply in Seller’s option.

6.              PRICE

6.1       General

Prior to 15th of November each year, the parties shall agree the applicable prices for the next succeeding Contract year. It is agreed and understood between the parties that the Buyer shall be treated as a most favoured customer of the Seller, so that the prices, terms and conditions offered to the Buyer shall be competitive and not unfavourable when compared to equivalent prices, terms and conditions offered by the Seller to it’s other purchasers. The Buyer and the Seller shall appoint their auditors who jointly shall review the contract portfolio of and offers given by Seller in order to ascertain that the terms and prices offered by the Seller to Buyer are, in accordance with Clause 6.1. If the parties’ auditors cannot agree on the terms and prices, the parties shall jointly appoint an independent auditor who shall review the contract porfolio of and offers given by Seller in order to ascertain that the terms and prices offered to the Seller by the Buyer are in accordance with clause 6.1 or, alternatively advise of which prices, terms and conditions should apply. The auditor’s findings shall be binding on the parties. If the parties cannot agree on the independent auditor such auditor shall be appointed by the Chairman of the Swedish Chartered Auditors Organization.

The prices defined herein are based on Platt’s quotations. If any structural changes to the applicable Platt’s quotations occur or the Platt’s quotations ceases to be published during the term of this Contract, Buyer and Seller shall confer and use best efforts to agree within 3 weeks upon the adoption of another internationally recognised pricing formula which is of a similar nature to and is consistent with the intent and operation of Platt’s quotations. Until agreement is reached, then the last available Platt’s quotations shall be used in calculating the price. Argus quotations may be applied by mutual agreement.

The prices applicable to deliveries in 2004 are set out in clause 6.2.

6.2       Gasoline

The price for gasoline is based on the average of quotations under “Platts European Marketscan cargoes CIF high NWE, basis ARA”, for Premium Unleaded, in the B/L month, with the following premiums or deductions:

Delivery site		PCCH	Shipment size

FOB Scanraff	-	Usd 4.00/Mt	Case by case basis
CIF Gothenburg	-	Usd 0.25/Mt	4,000 mt
CIF Malmø	+	Usd 1.00/Mt	10,000 mt
CIF Karlshamn	+	Usd 2.50/Mt	10,000 mt
CIF Karlstad	+	Usd 4.00/Mt	3,000 mt
CIF Norrkjøping	+	Usd 5.00/Mt	10,000 mt	(Includes E5 Bas)
CIF Gævle	+	Usd 3.50/Mt	10,000 mt
CIF Stockholm	+	Usd 5.00/Mt	10,000 mt	(Includes E5 Bas)
CIF Piteå	+	Usd 9.00/Mt	10,000 mt
CIF Holmsund	+	Usd 7.50/Mt	10.000 mt

Due to storage on water bed, Seller shall deliver Motor gasoline (UMS 95) for shipment to and storage at Stockholm and Holmsund free from MTBE.

Following quality premiums shall apply:

UL98 MK 1 :	Usd 21.00/Mt over UMS 95 Mk1 reference price
E5 Bas	+ Usd 2.50/Mt (if applicable to any other contractual destination than Norrköping and Stockholm)

The price is based on a standard density of 0.7550 kg/l. If the density of the cargo in question from Seller differs from the above, the price shall be adjusted according to the following formula:

P1  = T1 / (P x T)

where:

P1	= invoiced price
P	= formula price, as defined in Clause 6.2
T	= standard density of 0.7550 kg/l at 15°C
T1	= actual density at 15°C, in accordance with the
Quality Certificate - corrected to air.

7.   INVOICING

A preliminary invoice is to be issued based on the elements of the price formula available on B/L-date.

In case B/L-date is on Saturday, non-Monday bank holiday or any other day with no published quotation, then the preceding published quotation to apply. In case the B/L-date is on a Sunday or Monday bank holiday then the immediately following published quotation to apply.

Final Invoice or credit note to be issued and sent to Buyer within three (3) working days after all necessary quotations, and payment to be effected in accordance with clause 8.

8.   PAYMENT

Buyer to effect preliminary payment latest 5 calendar days after receipt of invoice.

Final settlement shall take place latest 15 days after B/L month in local currency, using the National’s Bank official mean exchange rate for local currency/USD for the B/L month for currency exchange from USD. Payment shall be made in net cash against (i) Invoice / telex / fax / e-mail Invoice and documents or (ii) Seller’s Letter / telex Letter of Indemnity.

In case the due date for payment falls on a Saturday or non-Monday New York bank holiday then the invoice is due on the preceding New York banking day. In case the due date falls on a Sunday or Monday New York bank holiday then the invoice is due on the following New York banking day.

9. DEFAULT INTEREST

In case Buyer fails to execute payment for the product as stated in clause 8 above, default interest at the rate of STIBOR plus 2.5 percent (2.5%) per year shall incur from the due date until payment is made.

10. INSURANCE

Seller shall take out and pay for insurance against maritime risks to 110 % of the invoice value of the product delivered hereunder. The insurance shall be on “all risks” conditions against civil risks, with deductible of one half (0,5) percent, in accordance with the standard policy of “ Norwegian conditions relating to insurance for the carriage of goods. Cefor form no.252” or institute Cargo Clauses (A) of 1.1.82. The benefit of the insurance shall accrue to the Buyer upon property and risk passing to the Buyer pursuant to clause 11.

11. TITLE AND RISK

Title to and risk of the said goods (Buyer’s volumes) pass to Buyer at loadport when cargo passes the flange connection between the vessel’s first permanent cargo manifold and Seller’s loading hose.

12.   DECLARATIONS / NOMINATIONS

12.1 Scheduling

No later than the 15th day of each calendar month, or the immediately following working day if the 15th day is a non-working day, Buyer shall provide Seller with a firm delivery program for the following calendar month with a 5 calendar day delivery range for each delivery.

Seller shall accept such program or propose possible changes within 5 working days from Buyer’s nomination and the parties shall agree thereon by the 25th day of the same month.

12.2.  Nomination and Acceptance of Vessel

Seller shall as soon as possible, and not later than five (5) days prior to the first day of the agreed delivery window notify Buyer by telephone/fax/telex/e-mail the name of the vessel nominated to load the cargo. The vessel shall be SIS approved and in all respects acceptable to Buyer. Buyer’s acceptance of the vessel shall not be unreasonably withheld.

This clause to apply mutatis mutandis to FOB deliveries.

13.  VESSEL DETAILS AND NOTICES

Not later than 2 working days prior to Vessel’s arrival at the port of loading Seller will send a notice to Buyer specifying:

I	Name of Vessel
II	Estimated quantity of cargo to be loaded
III	Preliminary ETA (estimated time of arrival) load/discharge port
IV	Agents at discharge port

Seller will arrange for each vessel to notify Buyer or its representative at discharge port of the following:

I	Time of completion of loading
II	Bill of Lading (B/L) figures
III	48 (if applicable) and 24 hours (if applicable) notice of ETA discharge port, and thereafter any variations of more than 12 hours.
IV	Cargo analysis

14.  DOCUMENT INSTRUCTION

The following documents shall be issued and presented to the Buyer:

B/L	1 original	and	4 copies
Certificate of Quantity	1 “	“	4 “
Certificate of Quality	1 “	“	4 “
Tank Inspection Report	1 “	“	4 “
Ullage Report	1 “	“	4 “
Time Sheet	1 “	“	4 “

Master’s receipt for
shipsbag and samples	1 “	“	4 “
AAD-document	1 “	“	2”

Seller shall ensure that Certificate of Quantity and Quality is issued in accordance with good standard practice at the port of loading. Save for fraud or manifest error, the said Certificates shall be conclusive and binding for both parties.

Buyer shall send to Seller a revised list of all fax numbers of the Buyer’s terminals on the East Coast of Sweden. As soon as issued, Seller to fax the Certificate of Quality in question to the relevant terminal(s) at nominated discharge port(s).

15.   LAYTIME / DEMURRAGE

For the purpose of calculating demurrage, the provisions of SHELLVOY 5 shall apply. The Buyer will incur demurrage based on the below allowances and demurrage rates.

Cargo size in metric tons	Time for discharge	Demurrage (USD/24 hours)

5,001 – 8,500	12	10,000
9,001 – 11,000	18	14,000
11,001 – 15,000	24	14,500

Demurrage for periods less than 24 hours shall be calculated using the above rates on a pro rata basis.

With respect to FOB deliveries, the above demurrage rates and laytime allowances shall apply corresponding to the Seller.

16.   DETERMINATION OF QUANTITY AND QUALITY

As ascertained at the load port and, if requested, confirmed by an Independent Inspector whose findings shall be binding on both parties. Costs for the independent inspection are to be shared fifty/fifty between Buyer and Seller.

17. COMPULSORY STORAGE

Seller shall throughout the term of this Contract keep and maintain a stock of 65,000 m3 of motor gasoline, as part of Buyer’s compulsory stock obligations. For such services Buyer shall within the 10th day of the following month pay a monthly fee (“F”), which is calculated according to the following formula:

F= Volume x Density x Gasoline Price x Interest Rate/12

Where

Volume                                                                             = 65,000 m3

Density                                                                           = 0.7550 MT/m3

Gasoline Price                                          = Price in USD/MT for said month for deliveries CIF Gothenburg of motor gasoline UMS 95  determined in accordance with clause 6 in this Contract

Interest rate                                                     = the rate per annum quoted at or about 11:00 noon London time on the first business day during said calendar month for one month deposits in USD offered by first rate commercial banks operating in the London Inter bank market (LIBOR) as published on Reuters page LIBOR01 plus 1.0 percent p.a. (1.0% p.a.), or if such rate is not available, a substitute rate being the arithmetic mean of the rates offered for deposits in USD by Citibank (London) and Barclays Bank plc (London).

The stock coverage is dependent on approval from the relevant authority “Energimyndigheten” to whom an application shall be submitted jointly.

18. DEPOT COLLABORATION

Seller shall offer Buyer a through put agreement at Seller’s depots, owned or leased, in Malmø, Kalmar and Sundsvall at a price of SEK 25.00/m3 for motor gasoline (inclusive Vapour Recovery Cost), or equivalent price in EUR in the case Sweden joins the European Monetary Union. Terms and conditions other than price shall be negotiated separately.

The parties shall seek to utilise any benefits available in co-operation on the use of each other’s existing depots. Any economic benefits gained in such co-operation shall be shared equally between the parties.

19.   HARDSHIP

If there should occur extraordinary circumstances independent of the will of the parties hereto, unforeseeable at the time this Contract was concluded and which profoundly alter the relative rights and obligations of this Contract to the detriment of one of the parties, by increasing that party’s contractual obligations in an excessive way, the parties shall seek to modify this Contract in an equitable fashion in order to re-establish the balance of their reciprocal duties, while protecting their respective interests.

20.  FORCE MAJEURE

Force majeure which includes, but is not limited to, acts of God, fire, flood, earthquake, explosions, riots, civil commotions, war and acts of authorities, strikes, lockouts, accident to machinery, delays en route or any cause of any kind of character reasonably beyond the control of the party, affecting the parties ability to perform under this Contract shall for the duration of such contingencies and to the extent resulting therefrom, release the parties hereto from their respective obligations pursuant to this Contract, except the obligation to make payment.

As soon as there are signs that any of the foregoing contingencies will occur, the party affected shall be obligated to notify the other immediately and shall discuss with the other party the effects of such contingencies on the provisions of this Contract and what measures shall be taken.

The parties shall make every reasonable effort to prevent or limit the detrimental effects of such contingencies.

They shall be obligated to resume fulfilling their obligations under this Contract as soon as reasonably possible.

21.   GOVERNING LAW AND JURISDICTION

This Contract shall be governed by and construed in accordance with the Laws of Sweden.

The Parties hereto submit to arbitration in accordance with the Rules of the Arbitration Institute of the Stockholm Chamber of Commerce.

22.   WARRANTY

Seller warrants that the products will conform to the specifications, unless otherwise agreed between Buyer and Seller prior to shipment. All other warranties, expressed or implied, by operation of law or otherwise, included without limitation, implied warranties of merchantability or fitness for a particular purpose or use, are expressly excluded.

23.   CLAIMS, LIABILITY

Failure of Buyer to notify Seller of any claim as to quality or quantity within forty- five (45) days after receipt of shipment shall constitute waiver by Buyer of any claim.

Neither party shall be liable for any indirect or consequential loss or damage the other party may sustain.

24.   CONFIDENTIALITY

The parties hereto agree not to divulge the terms and conditions of this Contract or the dealings hereunder to any third-parties without the prior written consent of the other party, save that the parties may divulge to banks, professional advisers and affiliates, in addition to responses to formal demands by government or other duly authorised persons and any requirements from any stock exchange. Furthermore, Buyer shall be at liberty after informing the Seller to disclose the content of this Contract to potential purchasers of (i) all issued and outstanding shares in the Buyer, or (ii) the majority of its assets and operations related to purchase, distribution and marketing of motor gasoline

25.   TAXES AND GOVERNMENT LEVY

Swedish VAT regulations to apply.

26.  ASSIGNMENT

Neither of the parties may assign its rights and obligations under this Contract without the other party’s prior written consent, such consent not to be unreasonably withheld. It is further agreed that such consent can only be reasonably withheld if the proposed assignee’s ability to perform the assigned obligations under this Contract can be reasonably doubted.

27.   TERMINATION

27.1 Termination by default

Either party shall have the right to terminate this Contract without notice upon the occurrence of any or all the following events:

A)          The other party is declared bankrupt or is otherwise considered unable to fulfil its economical obligations as they fall due; or

B)            The other party commits a material breach of this Contract

27.2 Failure to agree on prices

If the parties fail to agree on prices or other parameters as outlined in clause 6.1 by November 15th, then the Contract will automatically be terminated as from January 1st the next following contract year.

27.3 Divestment of shares / assets

The Buyer may terminate this Contract by giving written notice thereof if (i) all issued and outstanding shares in the Buyer, or (ii) the majority of its assets and operations related to purchase, distribution and marketing of motor gasoline are assigned, sold or transferred to a person or company other than Norsk Hydro ASA and/or its affiliates. Any termination according to this clause 27.3 shall become effective at the expiry of the calendar year in which the notice is given.

28.   NOTICES

To be sent to Buyer’s and Seller’s respective operations department, as follows:

Norsk Hydro Olje AB	Preem Petroleum AB
Tegeluddsvägen 76	Sandhamnsgatan 51
S-102 54 Stockholm	S- 115 90 Stockholm

29.   INVALIDITY

If any provision in this Contract shall be held to be illegal, invalid or unenforceable, in whole or in part, such provision or part shall to that extent be deemed not to form part of this Contract but the legality, validity or enforceability of the remainder of this Contract shall not be affected.

If any illegal, invalid or unenforceable provision would be legal, valid and enforceable if some part of it were deleted or modified, the provision shall apply with whatever deletion or modification is necessary to give effect to the commercial intention of the parties.

30.   COUNTERPARTS

This Contract is issued in two originals, one for each party.

SELLER		BUYER

Preem Petroleum AB		Norsk Hydro Olje AB

9.17.2003	Stockholm	9.17.2003	Stockholm
Date	Place	Date	Place

DIESEL

SUPPLY CONTRACT (this “Contract”)  2004 – 2008

Made as of 17th day of September 2003

BETWEEN:

(1.)  NORSK HYDRO OLJE AB

Tegeluddsvägen 76

S — 10254 Stockholm

Herein called  the “Buyer”

(2.)  PREEM PETROLEUM AB

Sandhamnsgatan 51

S- 115 90 Stockholm

Herein called the “Seller”

The Seller has agreed to sell and the Buyer has agreed to purchase and take from the Seller diesel solely on the terms and conditions contained in this Contract.

1.  CONTRACT PERIOD

This Contract  shall become effective on the later of (a) January 1st 2004 and (b) the day defined as Closing Date under the Purchase and Sale Agreement, among Hydro R&M Holding AB, Norska Hydro Lagrings & Distributions AB and the Buyer dated as of September 17, 2003, and shall remain in force up to and including December 31, 2008, unless earlier terminated in accordance with the provisions herein.

Buyer and Seller are to discuss the possibilities for further continuation of this Contract prior to 15th of November of the final year of the Contract period (the first time being prior to 15th of November 2008).

The parties will before 15th of November of each Contract year review and eventually renegotiate price differentials, qualities, quantities and demurrage rates applicable for the next calendar year.

2.   PRODUCT

The Seller shall provide to the Buyer diesel MK1 in the quality set out in Appendix 1 (current Scanraff specification) hereto.

3.   QUANTITY

Seller shall be Buyer’s exclusive supplier of diesel MK1 as specified in clause 2, and shall deliver those quantities required by Buyer to secure steady and reliable supply to it’s depots in Sweden, in accordance with Buyer’s nominations. The Buyer will indicate its yearly requirement by 15 November of the year prior to the year of delivery. The following quantity is indicated for the calendar year 2004:

Diesel	MK1	About 480,000 to 520,000 m3

4.   SAMPLE AND ANALYSIS: CHANGE IN SPECIFICATIONS

2 samples of 1 litre each to follow the vessel for each shipment/quality.

Property analysis of the products is to be carried out by methods stated in the corresponding specifications/Appendix 1 or by corresponding methods normally used by Buyer for deliveries into Sweden.

If during the course of this Contract the relevant and agreed specifications should change by reason of change in Swedish law or applicable regulation, notice of any changes will be communicated in writing by Buyer to Seller not later than two weeks after official announcement or at least two months before delivery of such product hereunder. The specifications enclosed in Appendix 1 hereto shall be amended in accordance with Seller’s notice, provided that Buyer and Seller agree on the terms and consequences of such changes, i.e. either Party shall have the right to request a re-negotiation of price following such change. If agreement on price cannot be reached latest two weeks before delivery, the Contract will terminate with immediate effect.

5.  DELIVERY

Deliveries shall be made CIF (according to Incoterms 2000) one safe discharge port/ berth as nominated by Buyer. Vessel size shall be in Seller’s option, however the same always to be within the restrictions of the relevant discharge port/berth.

Buyer has the option to lift up to 20 pct. of the contractual volumes on a FOB basis (according to Incoterms 2000). In such case, Seller has the option to deliver from Scanraff or Preemraff but always in accordance with Buyer’s nomination.

Buyer may request two-port discharge at a surcharge of US dollar 1.00/Metric ton for Buyer’s entire cargo volume on board  the vessel. For such two port discharge, the price for the more distant destination will apply to Buyer’s entire cargo volume (i.e. highest CIF price formula).

A shipping tolerance of +/- 10% variation in quantity shall apply in Seller’s option.

6.   PRICE

6.1   General

Prior to 15th of November each year, the parties shall agree the applicable prices for the next succeeding Contract year. It is agreed and understood between the parties that the Buyer shall be treated as a most favoured customer of the Seller, so that the prices, terms and conditions offered to the Buyer shall be competitive and not unfavourable when compared to equivalent prices, terms and conditions offered by the Seller to it’s other purchasers. The Buyer and the Seller shall appoint their auditors who jointly shall review the contract portfolio of and offers given by Seller in order to ascertain that the terms and prices offered by the Seller to Buyer are in accordance with clause 6.1. If the parties’ auditors cannot agree they shall jointly appoint an independent auditor, who shall review or alternatively advise of which prices, terms and conditions should apply. The auditor’s findings shall be binding on the parties. If the parties cannot agree on the independent auditor such auditor shall be appointed by the Chairman of the Swedish Chartered Auditors Organization.

The prices defined herein are based on Platt’s quotations. Argus quotations can be used  if mutually agreed. If any structural changes to the applicable Platt’s quotations occur or the Platt’s quotations ceases to be published during the term of this Contract, Buyer and Seller shall confer and use best efforts to agree within 3 weeks upon the adoption of another internationally recognised pricing formula which is of a similar nature to and is consistent with the intent and operation of Platt’s quotations. Until agreement is reached, then the last available Platt’s quotations shall be used in calculating the price. Argus quotations may be applied by mutual agreement.

The prices applicable to deliveries in 2004 are set out in clause 6.2.

6.2   Diesel MK1

The prices below are agreed for deliveries in 2004 and are based on the average of quotations under “Platts European Marketscan cargoes CIF NWE basis ARA”, for EN590 High quotations in B/L month, plus a premium of:

Delivery site	PCCH	Shipment size

FOB Scanraff	+ USD 39.00/mt	Case by case basis
FOT Scanraff	+ USD 41.00/mt	N/A
CIF Gothenburg	+ USD 41.00/mt	7,000 mt
CIF Malmø	+ USD 44.00/mt	10,000 mt
CIF Karlshamn	+ USD 44.00/mt	10,000 mt
CIF Karlstad	+ USD 47.00/mt	3,000 mt
CIF Norkjøping	+ USD 44.00/mt	10,000 mt
CIF Gævle	+ USD 44.00/mt	10,000 mt
CIF Stockholm	+ USD 44.00/mt	10,000 mt
CIF Holmsund	+ USD 48.00/mt	10,000 mt
CIF Hudviksvall	+ USD 48.00/	10,000 mt
mt
CIF Piteå	+ USD 48.00/mt	10,000 mt

The prices are based on the B/L-quantity in vacuum.

No density escalation.

In case the Tax Incentive for MK1 Diesel should change or cease to exist during the Contract Period, then Buyer and Seller shall discuss the necessary steps to be taken regarding pricing. If agreement on pricing cannot be reached latest two weeks before delivery, the Contract will terminate with immediate effect.

7.   INVOICING

A preliminary invoice is to be issued based on the elements of the price formula available on B/L-date.

In case B/L-date is on Saturday, non-Monday bank holiday or any other day with no published quotation, then the preceding published quotation to apply. In case the B/L-date is on a Sunday or Monday bank holiday then the immediately following published quotation to apply.

Final Invoice or credit note to be issued and sent to Buyer within three (3) working days after all necessary quotations, and payment to be effected in accordance with clause 8.

8.   PAYMENT

Buyer to effect preliminary payment latest 5 calendar days after receipt of invoice.

Final settlement shall take place latest 15 days after B/L month in local currency, using the National’s Bank official mean exchange rate for local currency/USD for the B/L month for currency exchange from USD. Payment shall be made in net cash against (i) Invoice / telex / fax / e-mail Invoice and documents or (ii) Seller’s Letter / telex Letter of Indemnity.

In case the due date for payment falls on a Saturday or non-Monday New York bank holiday then the invoice is due on the preceding New York banking day. In case the due date falls on a Sunday or Monday New York bank holiday then the invoice is due on the following New York banking day.

9. DEFAULT INTEREST

In case Buyer fails to execute payment for the product as stated in clause 8 above, default interest at the rate of STIBOR plus  2.5 percent (2.5%) per year shall incur from the due date until payment is made.

10. INSURANCE

Seller shall take out and pay for insurance against maritime risks to 110 % of the invoice value of the product delivered hereunder. The insurance shall be on “all risks” conditions against civil risks, with deductible of one half (0,5) percent, in accordance with the standard policy of “ Norwegian conditions relating to insurance for the carriage of goods. Cefor form no.252” or institute Cargo Clauses (A) of 1.1.82. The benefit of the insurance shall accrue to the Buyer upon property and risk passing to the Buyer pursuant to clause 11.

11. TITLE AND RISK

Title to and risk of the said goods (Buyer’s volumes) pass to Buyer at load port when cargo passes the flange connection between the vessel’s first permanent cargo manifold and Seller’s loading hose.

12.   DECLARATIONS / NOMINATIONS

12.1 Scheduling

No later than the 15th  day of each calendar month or the immediately following working day, if the 15th day is a non-working day, Buyer shall provide Seller with a firm delivery program for the following calendar month with a 5 calendar day delivery range for each delivery.

Seller shall accept such program or propose possible changes within 5 working days from Buyer’s nomination and the parties shall agree thereon by the 25th day of the same month.

12.2.  Nomination and Acceptance of Vessel

Seller shall as soon as possible, and not later than five (5) days prior to the first day of the agreed delivery window notify Buyer by telephone/fax/telex/e-mail the name of the vessel nominated to load the cargo. The vessel shall be SIS approved and in all respects acceptable to Buyer. Buyer’s acceptance of the vessel shall not be unreasonably withheld.

This clause to apply mutatis mutandis to FOB deliveries.

13.  VESSEL DETAILS AND NOTICES

Not later than 2 working days prior to Vessel’s arrival at  the port of loading Seller will send a notice to Buyer specifying:

I                                            Name of Vessel

II                                        Estimated quantity of cargo to be loaded

III                                    Preliminary ETA (estimated time of arrival) load/discharge port

IV                                    Agents at discharge port

Seller will arrange for each vessel to notify Buyer or its representative at discharge port of the following:

I                                            Time of completion of loading

II                                        Bill of Lading (B/L) figures

III                                    48 (if applicable) and 24 hours (if applicable) notice of ETA discharge port, and thereafter any variations of more than 12 hours.

IV                                    Cargo analysis

14.  DOCUMENT INSTRUCTION

The following documents shall be issued and presented to the Buyer:

B/L	1 original	and	4 copies
Certificate of Quantity	1 “	“	4 “
Certificate of Quality	1 “	“	4 “
Tank Inspection Report	1 “	“	4 “
Ullage Report	1 “	“	4 “
Time Sheet	1 “	“	4 “
Master’s receipt for
shipsbag and samples	1 “	“	4 “
AAD-document	1 “	“	2”

Seller shall ensure that Certificate of Quantity and Quality is issued in accordance with good standard practice at the port of loading. Save for fraud or manifest error, the said Certificates shall be conclusive and binding for both parties.

Buyer shall send to Seller a revised list of all fax numbers of the Buyer’s terminals on the East Coast of Sweden. As soon as issued, Seller to fax the Certificate of Quality in question to the relevant terminal(s) at nominated discharge port(s).

15.   LAYTIME / DEMURRAGE

For the purpose of calculating demurrage, the provisions of SHELLVOY 5 shall apply. The Buyer will incur demurrage based on the below allowances and demurrage rates.

Cargo size in metric tons	Time for discharge	Demurrage (USD/24 hours)

5,001 — 7,500	12	10,000
9,001 — 11,000	18	14,000
11,001 - 15,000	24	14,500

Demurrage for periods less than 24 hours shall be calculated using the above rates on a pro rata basis.

With respect to FOB deliveries, the above demurrage rates and laytime allowances shall apply corresponding to the Seller.

16.   DETERMINATION OF QUANTITY AND QUALITY

As ascertained at the load port and, if requested, confirmed by an Independent Inspector whose findings shall be binding on both parties. Costs for the independent inspection are to be shared fifty/fifty between Buyer and Seller.

17.  COMPULSORY STORAGE

Seller shall throughout the term of this Contract keep and maintain a stock of  125,000 m3 of gasoil and, or diesel, as part of Buyer’s compulsory stock obligations. For such services Buyer shall within the 10th day of the following month pay a monthly fee (“F”), which is calculated according to the following formula:

F = Volume x Density x Gasoil Price x Interest Rate/12

Where:

Volume	= 125,000 m3

Density	= 0,860 Mt/m3

Gasoil Price	= Monthly average of Platt’s CIF Rotterdam mean quotation for
Gasoil 0,2 S.
Interest rate

= the rate per annum quoted at or about 11:00 noon London time on the first business day during said calendar month for one month deposits in USD offered by first rate commercial banks operating in the London Inter bank market (LIBOR) as published on Reuters page LIBOR01 plus 1.0 percent p.a. (1,0% p.a.), or if such rate is not available, a substitute rate being the arithmetic mean of the rates offered for deposits in USD by Citibank (London) and Barclays Bank plc (London).

18.   DEPOT COLLABORATION

Seller shall offer Buyer a through put agreement at Seller’s depots, owned or leased, in Malmø, Kalmar and Sundsvall at a price of SEK 15.00/m3 for gasoil qualities, or equivalent price in EUR in the case Sweden should join the European Monetary Union. Terms and conditions other than price shall be negotiated separately.

The parties shall seek to utilise any benefits available in co-operation on the use of each other’s existing depots. Any economic benefits gained in such cooperation shall be shared equally between the parties.

19.   HARDSHIP

If there should occur extraordinary circumstances independent of the will of the parties hereto, unforeseeable at the time this Contract was concluded and which profoundly alter the relative rights and obligations of this Contract to the detriment of one of the parties, by increasing that party’s contractual obligations in an excessive way, the parties shall seek to modify this contract in an equitable fashion in order to re-establish the balance of their reciprocal duties, while protecting their respective interests.

20.  FORCE MAJEURE

Force majeure which includes, but is not limited to, acts of God, fire, flood, earthquake, explosions, riots, civil commotions, war and acts of authorities, strikes, lockouts, accident to machinery, delays en route or any cause of any kind of character reasonably beyond the control of the party, affecting the parties ability to perform under this Contract shall for the duration of such contingencies and to the extent resulting therefrom, release the parties hereto from their respective obligations pursuant to this Contract, except the obligation to make payment.

As soon as there are signs that any of the foregoing contingencies will occur, the party affected shall be obligated to notify the other immediately and shall discuss with the other party the effects of such contingencies on the provisions of this Contract and what measures shall be taken.

The parties shall make every reasonable effort to prevent or limit the detrimental effects of such contingencies.

They shall be obligated to resume fulfilling their obligations under this Contract as soon as reasonably possible.

21.  GOVERNING LAW AND JURISDICTION

This contract shall be governed by and construed in accordance with the Laws of Sweden.

The Parties hereto submit to arbitration in accordance with the Rules of the Arbitration Institute of the Stockholm Chamber of Commerce.

22.   WARRANTY

Seller warrants that the products will conform to the specifications, unless otherwise agreed between Buyer and Seller prior to shipment. All other warranties, expressed or implied, by operation of law or otherwise, included without limitation, implied warranties of merchantability or fitness for a particular purpose or use, are expressly excluded.

23.   CLAIMS, LIABILITY

Failure of Buyer to notify Seller of any claim as to quality or quantity within forty-five (45) days after receipt of shipment shall constitute waiver by Buyer of any claim.

Neither party shall be liable for any indirect or consequential loss or damage the other party may sustain.

24.   CONFIDENTIALITY

The parties hereto agree not to divulge the terms and conditions of this Contract or the dealings hereunder to any third-parties without the prior written consent of the other party, save that the parties may divulge to banks, professional advisers and affiliates, in addition to responses to formal demands by government or other duly authorised persons and any requirements from any stock exchange. Furthermore, Buyer shall be at liberty after informing the Seller to disclose the content of this Contract to potential purchasers of (i) all issued and outstanding shares in the Buyer, or (ii) the majority of its assets and operations related to purchase, distribution and marketing of motor gasoline.

25.   TAXES AND GOVERNMENT LEVY

Swedish VAT regulations to apply.

26. ASSIGNMENT

Neither of the parties may assign its rights and obligations under this Contract without the other party’s prior written consent, such consent not to be unreasonably withheld. It is further agreed that such consent can only be reasonably withheld if the proposed assignee’s ability to perform the assigned obligations under this Contract can be reasonably doubted.

27. TERMINATION

27.1 Termination by default

Either party shall have the right to terminate this Contract without notice upon the occurrence of any or all the following events:

A)                                  The other party is declared bankrupt or is otherwise considered unable to fulfil its economical obligations as they fall due; or

B)                                    The other party commits a material breach of this Contract.

27.2 Failure to agree on prices

If the parties fail to agree on prices or other parameters as outlined in clause 6.1 by November 15th, then the Contract will automatically be terminated as from January 1st the next following contract year.

27.3 Divestment of shares / assets

The Buyer may terminate this Contract by giving written notice thereof if (i) all issued and outstanding shares in the Buyer, or (ii) the majority of its assets and operations related to purchase, distribution and marketing of diesel are assigned, sold or transferred to a person or company other than Norsk Hydro ASA and/or its affiliates. Any termination according to this clause 27.3 shall become effective at the expiry of the calendar year in which the notice is given.

28.  NOTICES

To be sent to Buyer’s and Seller’s respective operations department as follows:

Norsk Hydro Olje AB	Preem Petroleum AB
Tegeluddsvägen 76	Sandhamnsgatan 51
S-102 54 Stockholm	S- 115 90 Stockholm

29. INVALIDITY

If any provision in this Contract shall be held to be illegal, invalid or unenforceable, in whole or in part, such provision or part shall to that extent be deemed not to form part of this Contract but the legality, validity or enforceability of the remainder of this Contract shall not be affected.

If any illegal, invalid or unenforceable provision would be legal, valid and enforceable if some part of it were deleted or modified, the provision shall apply with whatever deletion or modification is necessary to give effect to the commercial intention of the parties.

30.   COUNTERPARTS

This Contract is issued in two originals, one for each party.

SELLER		BUYER

Preem Petroleum AB		Norsk Hydro Olje AB

9.17.03 Stockholm		9.17.03	Stockholm

Date	Place	Date	Place